UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14C INFORMATION
Information Statement Pursuant to Section 14(c)
of the Securities Exchange Act of 1934 (Amendment No. )

Check the appropriate box:

☒	Preliminary Information Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))
☐	Definitive Information Statement
ION MEDIA NETWORKS, INC.
(Name of Registrant as Specified in Its Charter)
(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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☒	No fee required
☐	Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11

	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount previously paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

     This draft Information Statement has been prepared to inform our common stockholders in the event that our presently pending Exchange Offer and actions by our preferred and common stockholders result in the approval of the actions described in this draft. Consequently, the matters described in this document have not yet occurred and may never occur. You should not rely on the description included in this draft Information Statement until the document has been finalized.
ION MEDIA NETWORKS, INC.
601 Clearwater Park Road
West Palm Beach, Florida 33401
July  , 2007
NOTICE OF ACTION BY A MAJORITY OF THE STOCKHOLDERS
Dear Stockholder:
     As we previously announced, on May 3, 2007 we entered into a Master Transaction Agreement with NBC Universal, Inc., NBC Palm Beach Investment I, Inc., NBC Palm Beach Investment II, Inc. and CIG Media LLC providing for a recapitalization of ION. The recapitalization includes an offer to exchange all outstanding shares of each series of our senior preferred stock for newly issued subordinated debt and preferred stock and certain other recapitalization transactions. As part of the exchange offer, we are also soliciting consents from holders of each series of our senior preferred stock to amend the applicable certificate of designation governing such series of senior preferred stock and to approve the issuance of preferred stock in the exchange offer which would rank senior to the senior preferred stock.
     In connection with the exchange offer and the recapitalization transactions, we are required to obtain the approval of the holders of a majority of the total voting power of our outstanding voting stock, which includes our Class A Common Stock, Class B Common Stock and 9 3/4% Series A Convertible Preferred Stock voting together as a class, of the following actions, which are described in greater detail in the accompanying Information Statement:
•	an amendment to our certificate of incorporation to amend the terms of the certificates of designation governing the senior preferred stock;

•	an amendment to our certificate of incorporation to create a new non-voting Class D Common Stock and increase the number of authorized shares of our common stock, Class A Common Stock and Class C Common Stock; and

•	the issuances of securities convertible into, or exercisable for, shares of our common stock in the recapitalization transactions.
     We are delivering this Notice and the accompanying Information Statement to inform our stockholders that holders of a majority of the total voting power of our outstanding voting stock have approved, by written consent, the above actions. As a result, the requirement that we obtain stockholder approval of these actions has been satisfied, subject to (i) the requirement under the Securities and Exchange Commission’s rules that the actions so approved cannot become effective until 20 calendar days after the Information Statement has been mailed to holders of our Class A Common Stock and (ii) with respect to the amendments to the certificates of designation of each series of senior preferred stock, obtaining the separate approval of the holders of a majority of the outstanding shares of the applicable series of senior preferred stock.
WE ARE NOT ASKING YOU FOR A PROXY AND YOU
ARE REQUESTED NOT TO SEND US A PROXY.
     We are mailing this Notice and the accompanying Information Statement on or about July  , 2007 to stockholders of record as of July  , 2007.
Very Truly Yours,

R. Brandon Burgess
Chief Executive Officer and President

i

FORWARD-LOOKING STATEMENTS
     This Information Statement contains “forward-looking statements” that reflect our current views with respect to future events. All statements in this Information Statement, other than those that are simply statements of historical facts, are generally forward-looking statements. These statements are based on our current assumptions and analysis, which we believe to be reasonable, but are subject to numerous risks and uncertainties that could cause actual results to differ materially from our expectations. All forward-looking statements in this Information Statement are made only as of the date of this Information Statement, and we do not undertake to update these forward-looking statements, even though circumstances may change in the future.
     Among the significant risks and uncertainties which could cause actual results to differ from those anticipated in our forward-looking statements or could otherwise adversely affect our business or financial condition are those included in our annual report on Form 10-K for the fiscal year ended December 31, 2006 and the following:
•	Risks associated with consummating the recapitalization transactions;

•	Our high level of debt and the restrictions imposed on us by the terms of our debt;

•	Our history of significant losses and negative cash flow;

•	Our failure to redeem our preferred stock at the scheduled redemption dates in the fourth quarter of 2006;

•	The risks associated with our new sales strategy, which includes a return to the general network spot advertising market, or a decline in the rates at which we sell long form paid programming;

•	The risk of loss of a portion of our distribution platform; and

•	Changes in the legal and regulatory environment affecting broadcasters.
     All future written and oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by our cautionary statements. We do not intend to release publicly any revisions to any forward-looking statements to reflect events or circumstances in the future or to reflect the occurrence of unanticipated events, except as required by law. See “Where You Can Find More Information.”

WE ARE NOT ASKING YOU FOR A PROXY
AND YOU ARE REQUESTED NOT TO SEND US A PROXY.
ION MEDIA NETWORKS, INC.
601 Clearwater Park Road
West Palm Beach, Florida 33401
INFORMATION STATEMENT
General
     All references to “ION,” “we,” “our,” “ours” and “us” and similar terms are to ION Media Networks, Inc. and its subsidiaries, unless the context otherwise requires.
     This Information Statement is being sent to advise our stockholders that holders of a majority of the total voting power of our outstanding shares of Class A Common Stock, Class B Common Stock and 9 3/4% Series A Convertible Preferred Stock (collectively, the “Voting Stock”) have executed a written consent approving the following matters:
•	an amendment to our certificate of incorporation (the “Preferred Stock Amendment”) to amend the certificates of designation of our 13 1/4% Cumulative Junior Exchangeable Preferred Stock (currently accruing dividends at the rate of 14 1/4%) (the “14 1/4% Preferred Stock”) and our 9 3/4% Series A Convertible Preferred Stock (the “9 3/4% Preferred Stock,” and together with the 14 1/4% Preferred Stock, the “Senior Preferred Stock”);

•	an amendment to our certificate of incorporation (the “Common Stock Amendment”) to create a new class of non-voting common stock, the Class D Common Stock, and provide for 1,000,000,000 authorized shares of Class D Common Stock, and increase the number of authorized shares of common stock, Class A Common Stock and Class C Common Stock to 3,035,000,000, 1,000,000,000 and 1,000,000,000, respectively; and

•	the issuance of the convertible securities, option and warrant in the recapitalization transactions and the issuance of the shares of Class A Common Stock, Class B Common Stock or Class C Common Stock, as applicable, upon the conversion or exercise of such convertible securities, option and warrant (the “Issuances”).
     We have mailed the enclosed Notice and this Information Statement to all holders of record of our Class A Common Stock on the record date, which is the close of business on July  , 2007. In accordance with Rule 14c-2 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the actions approved by stockholder written consent will not become effective until at least 20 calendar days following the mailing of the enclosed Notice and this Information Statement. We anticipate that the actions contemplated herein will be effected on or about _________________, 2007.
     The General Corporation Law of the State of Delaware (the “DGCL”) does not provide for appraisal or similar statutory rights as a result of the actions being taken.
     The date of this Information Statement is July  , 2007.
     We will pay the costs of preparing and sending out the enclosed Notice and this Information Statement. This Information Statement is being sent to our stockholders on or about July  , 2007.

STOCKHOLDER APPROVAL REQUIREMENTS
     Under Delaware law, in order to be approved, the Preferred Stock Amendment and the Common Stock Amendment must receive the affirmative vote of holders of a majority of the total voting power of our outstanding Voting Stock. Each share of Class A Common Stock is entitled to one vote, each share of Class B Common Stock is entitled to ten votes and each share of 9 3/4% Preferred Stock is entitled to 625 votes. As of the record date, there were 65,892,265 shares of Class A Common Stock, 8,311,639 shares of Class B Common Stock and 16,695.9798 shares of 9 3/4% Preferred Stock outstanding.
     Approval of the Preferred Stock Amendment also requires, with respect to the certificate of designation governing the 14 1/4% Preferred Stock, the separate approval of the holders of a majority of the 14 1/4% Preferred Stock (voting separately as a class) and, with respect to the certificate of designation governing the 9 3/4% Preferred Stock, the separate approval of the holders of a majority the 9 3/4% Preferred Stock, voting separately as a class. If we receive the requisite approval of holders of only one series of Senior Preferred Stock, the Preferred Stock Amendment will become effective, but only with respect to such series of Senior Preferred Stock.
     Because our Class A Common Stock is traded on the American Stock Exchange (the “AMEX”), Section 713 of the AMEX Company Guide applies to our company. Under this section, stockholder approval is required for any transaction involving the sale, issuance or potential issuance by an issuer of common stock (or securities convertible into common stock) equal to 20% or more of presently outstanding stock for less than the greater of book or market value of the stock. The maximum number of shares of Class A Common Stock (including shares of Class B Common Stock and Class C Common Stock, which are convertible into Class A Common Stock) issuable upon the conversion or exercise of the securities to be issued in connection with the Issuances will be in excess of 20% of the presently outstanding shares of Class A Common Stock, and the conversion and exercise price of these securities are less than the current market price of our Class A Common Stock. As a result, we are also seeking stockholder approval of the Issuances.
     On July  , 2007, Lowell W. Paxson, Second Crystal Diamond Limited Partnership and Paxson Enterprises, Inc. (collectively, the “Paxson Stockholders”) which, as of the record date, owned 15,455,062 shares of our Class A Common Stock and 8,311,639 shares of our Class B Common Stock, representing approximately 61.82% of the total voting power of our outstanding Voting Stock, delivered their written consent to the actions described above. As a result, the requirement to obtain approval of the total voting power of our Voting Stock has been satisfied, subject to (i) the requirement under the Securities and Exchange Commission’s (the “SEC”) rules that the actions so approved cannot become effective until 20 calendar days after the Information Statement has been mailed to holders of our Class A Common Stock and (ii) with respect to the amendments to the certificates of designation of each series of Senior Preferred Stock, obtaining the separate approval of the holders of a majority of the outstanding shares of the applicable series of Senior Preferred Stock.

THE MASTER TRANSACTION AGREEMENT
     As we previously announced, on May 3, 2007 we entered into a Master Transaction Agreement, which was subsequently amended on June 8, 2007 (the “Master Transaction Agreement”), with NBC Universal, Inc. (“NBCU”), NBC Palm Beach Investment I, Inc. (“NBC Palm Beach I”), NBC Palm Beach Investment II, Inc. (“NBC Palm Beach II,” together with NBCU and NBC Palm Beach I, the “NBCU Entities”) and CIG Media LLC (“CIG”) providing for a recapitalization of ION. The overall effect of the Master Transaction Agreement is to recapitalize ION and effect a change of control. The recapitalization includes an exchange offer that we launched on June 8, 2007 to exchange all of our outstanding shares of Senior Preferred Stock for newly issued subordinated debt and preferred stock and certain other transactions.
     The Master Transaction Agreement requires that we seek the approval of the holders of a majority of the total voting power of our outstanding Voting Stock of the Preferred Stock Amendment, the Common Stock Amendment and the Issuances.
     The following is a summary of the material provisions of the Master Transaction Agreement. The summary does not purport to be complete. A copy of the Master Transaction Agreement is filed as an exhibit to our Current Report on Form 8-K filed with the SEC on May 10, 2007 and the amendment to the Master Transaction Agreement is filed as an exhibit to our Schedule TO-I filed with the SEC on June 8, 2007. Each may be obtained in the manner set forth below under the heading, “Where You Can Find More Information.” We encourage you to read the full text of the Master Transaction Agreement, as amended, for a complete understanding of the matters summarized below.
The Class A Common Stock Tender Offer
     As required by the Master Transaction Agreement, on May 4, 2007 (the “Commencement Date”), CIG commenced a cash tender offer to purchase any and all outstanding shares of our Class A Common Stock at a price of $1.46 net per share (the “Class A Common Stock Tender Offer”). The Class A Common Stock Tender Offer expired at 5:00 p.m., New York City time, on June 15, 2007, at which time approximately 42,041,309 shares representing approximately 63.8% of the Class A Common Stock outstanding had been validly tendered and accepted. These shares represent approximately 88.1% of the shares of our Class A Common Stock held by stockholders other than CIG and the Paxson Stockholders, and, taken together with the 2,724,207 shares held by CIG prior to the Class A Common Stock Tender Offer and the 15,455,062 shares held by the Paxson Stockholders that CIG is purchasing pursuant to a Call Agreement, as defined below, represent approximately 91.4% of the outstanding shares of our Class A Common Stock.
The Call Right
     As required by the Master Transaction Agreement, on the Commencement Date, NBC Palm Beach II assigned to CIG all of NBC Palm Beach II’s rights and obligations under a Call Agreement, dated November 7, 2005 (the “Call Agreement”), among NBC Palm Beach II and the Paxson Stockholders, including its right (the “Call Right”) to acquire 15,455,062 outstanding shares of Class A Common Stock and 8,311,639 shares of Class B Common Stock (the “Call Shares”) held by the Paxson Stockholders. Immediately following such assignment, CIG exercised the Call Right. Pursuant to the Call Agreement, the obligation of the Paxson Stockholders to deliver the Call Shares (the “Call Closing”) to CIG is conditioned on the completion of the Class A Common Stock Tender Offer, the payment of the exercise price of $0.25 per share of Class A Common Stock and $0.29 per share of Class B Common Stock, and the receipt of required regulatory approvals, including approval by the Federal Communications Commission (the “FCC”).
     Between the completion of the Class A Common Stock Tender Offer and the Call Closing, CIG has the contractual right to designate two members of our Board of Directors (the “Board”). In addition, in the event that any member of the Board (other than any member appointed by the holders of Senior Preferred Stock) ceases for any reason to serve as a director, CIG will have the right to designate a director to fill any such vacancy.

Delisting and Deregistration
     The Master Transaction Agreement provides that, following the completion of the Class A Common Stock Tender Offer, we shall, to the extent permitted by law, delist the shares of Class A Common Stock from the AMEX and deregister the shares of Class A Common Stock under the Exchange Act.
Additional Investment by CIG
     As required by the Master Transaction Agreement, on the Commencement Date, CIG purchased, for cash, $100,000,000 of our 11% Series B Mandatorily Convertible Senior Subordinated Notes due 2013 (the “Series B Notes”). Upon the closing or expiration of the Exchange Offer, as defined below, CIG will purchase, for cash, up to an additional $15,000,000 of the Series B Notes, not to exceed the amount of expenses that we incurred in connection with the transactions contemplated by the Master Transaction Agreement. The amount of Series B Notes we will issue to CIG is limited by restrictions under the terms of our first priority term loan, the first priority notes and the second priority notes (collectively the “Senior Debt”) that, depending upon the outcome of the Exchange Offer and the Contingent Exchange, and whether the Termination Exchange occurs, as such terms are defined below, could reduce the amount of additional Series B Notes that we could issue to as little as approximately $3,000,000.
New Preferred Stock and Commencement Date Exchange
     As required by the Master Transaction Agreement, we have authorized the following new series of preferred stock:
•	12% Series A-1 Mandatorily Convertible Preferred Stock

•	8% Series A-2 Non-Convertible Preferred Stock

•	12% Series A-3 Mandatorily Convertible Preferred Stock

•	8% Series B Mandatorily Convertible Preferred Stock

•	8% Series C Non-Convertible Preferred Stock

•	8% Series C Mandatorily Convertible Preferred Stock

•	8% Series D Mandatorily Convertible Preferred Stock

•	Series E-1 Mandatorily Convertible Preferred Stock

•	Series E-2 Mandatorily Convertible Preferred Stock

•	8% Series F Non-Convertible Preferred Stock
     On the Commencement Date, we exchanged $210 million aggregate stated liquidation preference of newly-issued 8% Series F Non-Convertible Preferred Stock (the “Series F Non-Convertible Preferred Stock”) for an equal aggregate stated liquidation preference of our 11% Series B Convertible Exchangeable Preferred Stock (the 11% Series B Preferred Stock”) held by NBC Palm Beach I. On the same day, NBC Palm Beach I, in turn, transferred the Series F Non-Convertible Preferred Stock to CIG.

The Exchange Offer
     As required by the Master Transaction Agreement, on June 8, 2007 we commenced an offer to the holders of each series of our outstanding Senior Preferred Stock to exchange (the “Exchange Offer”) any and all outstanding shares of each of these series for our newly issued 11% Series A Mandatorily Convertible Series Subordinated Notes due 2013 (the “Series A Notes”) and, depending on the participation levels in the Exchange Offer, either our newly issued 12% Series A-1 Mandatorily Convertible Preferred Stock (the “Series A-1 Convertible Preferred Stock”) or our newly issued 12% Series B Mandatorily Convertible Preferred Stock (the “Series B Convertible Preferred Stock”). The Exchange Offer is scheduled to expire on July 10, 2007, unless extended or terminated by us.
     As part of the Exchange Offer, we are soliciting consents (the “Consent Solicitation”) from the holders of each series of Senior Preferred Stock to:
•	amend the applicable certificate of designation governing such series of Senior Preferred Stock to eliminate:

•	all voting rights, other than voting rights required by law;

•	our obligation to repurchase the Senior Preferred Stock upon a change of control;

•	all redemption rights;

•	in the case of 14 1/4% Preferred Stock, all exchange rights; and

•	substantially all of the restrictive covenants applicable to each series of Senior Preferred Stock.

•	approve the issuance of the following series of preferred stock (the “Senior Issuance”), which would rank senior to any unexchanged Senior Preferred Stock:

•	Series A-1 Convertible Preferred Stock to be issued in the Exchange Offer; and

•	8% Series A-2 Non-Convertible Preferred Stock (the “Series A-2 Non-Convertible Preferred Stock”) to be issued in the Exchange of Series F Non-Convertible Preferred Stock (as more fully described in “— Other Exchanges — Exchange of Series F Non-Convertible Preferred Stock”).
     In order to issue the Series A-1 Convertible Preferred Stock in the Exchange Offer, we must receive the requisite approvals of the Preferred Stock Amendment and the Senior Issuance from both series of Senior Preferred Stock. Under the certificates of designation governing each series of the Senior Preferred Stock, subject to certain exceptions, we cannot issue any equity securities that rank senior to such series of the Senior Preferred Stock without the approval of the holders of at least a majority of the outstanding shares of such series. If we do not receive consents from holders of more than 50% of each series of Senior Preferred Stock, we will instead issue the Series B Convertible Preferred Stock in the Exchange Offer.
     Holders of Senior Preferred Stock will not be paid any accrued and unpaid dividends for the shares of Senior Preferred Stock that are tendered in the Exchange Offer. As of May 31, 2007, accrued and unpaid dividends on the 14 1/4% Preferred Stock aggregated approximately $84.5 million, or $1,484.38 per share, and accrued and unpaid dividends on the 9 3/4% Preferred Stock aggregated approximately $10.9 million, or $650.00 per share. We have not paid any dividends since May 15, 2006 and September 30, 2006 on the 14 1/4% Preferred Stock and 9 3/4% Preferred Stock, respectively. Unexchanged shares will continue to accrue and accumulate dividends at the applicable dividend rate.

     We did not redeem our outstanding shares of 14 1/4% Preferred Stock and 9 3/4% Preferred Stock by their required redemption dates of November 15, 2006 and December 31, 2006, respectively. We do not anticipate having sufficient financial resources to redeem these securities for cash at any time in the foreseeable future. As a result of our failure to redeem these shares of Senior Preferred Stock by their scheduled mandatory redemption dates, the holders of each series had the right, voting separately as one class, to elect two additional directors to our Board. Effective April 2, 2007, the holders of a majority of the outstanding shares of the 14 1/4% Preferred Stock elected Eugene I. Davis and Ted S. Lodge as directors, and the holders of a majority of the outstanding shares of the 9 3/4% Preferred Stock elected Ronald W. Wuensch and Diane P. Baker as directors. Holders of any series of Senior Preferred Stock as to which the Preferred Stock Amendment is approved will no longer have the right to elect additional directors, and the term of office of the directors elected on April 2, 2007 by the holders of such series will end on the effective date of the Preferred Stock Amendment.
     Exchange Offer Consideration
     In the Exchange Offer:
•	For each tendered share of 14 1/4% Preferred Stock, the holder will receive $7,000 principal amount of Series A Notes and $1,000 initial liquidation preference of the Series A-1 Convertible Preferred Stock, which would rank senior to any unexchanged Senior Preferred Stock; and

•	For each tendered share of 9 3/4% Preferred Stock, the holder will receive $4,000 principal amount of Series A Notes and $1,000 initial liquidation preference of Series A-1 Convertible Preferred Stock.
     However, if holders of 50% or less of either series of Senior Preferred Stock tender in the Exchange Offer and, as a result, we do not receive the requisite approvals of the Preferred Stock Amendment and the Senior Issuance from both series of Senior Preferred Stock in the Consent Solicitation, then:
•	For each tendered share of 14 1/4% Preferred Stock, the holder will receive $7,500 principal amount of Series A Notes and $500 initial liquidation preference of Series B Convertible Preferred Stock, which would rank junior to any unexchanged Senior Preferred Stock; and

•	For each tendered share of 9 3/4% Preferred Stock, the holder will receive $4,500 principal amount of Series A Notes and $500 initial liquidation preference of Series B Convertible Preferred Stock.
     If at the closing of the Exchange Offer we have accepted for exchange less than 90% of the outstanding shares of each series of Senior Preferred Stock owned by holders other than CIG, then, promptly following the closing of the Exchange Offer:
•	We will exchange all Senior Preferred Stock that is validly tendered and not withdrawn;

•	NBC Palm Beach I, an affiliate of NBCU, will be entitled to exchange up to $375 million aggregate stated liquidation preference of 11% Series B Preferred Stock that it owns for an equal principal amount of our Series B Notes; and

•	CIG will be entitled to exchange up to $95,584,689 aggregate stated liquidation preference of 8% Series C Non-Convertible Preferred Stock (the “Series C Non-Convertible Preferred Stock”) or Series A-2 Non-Convertible Preferred Stock, as applicable, for an equal principal amount of our Series B Notes.
     We refer to this exchange as the “Contingent Exchange.”
     The amount of Series B Notes we have agreed to issue to NBC Palm Beach I and CIG in the Contingent Exchange will be equal to the percentage of the outstanding shares of Senior Preferred Stock, other than those shares held by CIG, that is not exchanged in the Exchange Offer, multiplied by $470,584,689, allocated between NBC Palm Beach I and CIG in proportion to the amounts described in the two immediately preceding bullet points. Thus, the amount of Series B Notes that we will issue will decrease as the number of tendered and accepted shares of Senior Preferred Stock increases.

     Termination Exchange
     In addition, if the Exchange Offer expires or terminates without our exchanging any validly tendered shares of Senior Preferred Stock by reason of our determination not to waive an Exchange Offer condition, which condition CIG determines either does not exist or should be waived, we have agreed to issue to CIG and NBC Palm Beach I $546,988,119 principal amount of our Series B Notes that will rank senior in right of payment to the shares of Senior Preferred Stock as follows:
•	CIG will be entitled to exchange its 9,386.46875 shares of 14 1/4% Preferred Stock and 262.33603 shares of 9 3 / 4 % Preferred Stock for $76,403,430 aggregate principal amount of Series B Notes;

•	NBC Palm Beach I will be entitled to exchange $375 million aggregate stated liquidation preference of the 11% Series B Preferred Stock that it currently holds for an equal principal amount of our Series B Notes; and

•	CIG will be entitled to exchange $95,584,689 aggregate stated liquidation preference of Series C Non-Convertible Preferred Stock for an equal principal amount of our Series B Notes.
     We refer to this exchange as the “Termination Exchange.” The existence of a condition described in paragraph (b) or (c) below under “Conditions of the Exchange Offer” that cannot be waived and that prevents the Exchange Offer from closing will not trigger the Termination Exchange.
     Conditions of the Exchange Offer
     We are not obligated to accept for exchange shares of Senior Preferred Stock tendered pursuant to the Exchange Offer, if at any time on or after June 8, 2007 and prior to the expiration of the Exchange Offer, any of the following conditions shall exist:
     (a) there is any litigation (i) challenging or seeking to make illegal, materially delay, restrain or prohibit the Exchange Offer, the acceptance for exchange of Senior Preferred Stock, or the consummation of the transactions contemplated by the Master Transaction Agreement; (ii) seeking to prohibit or materially limit our ownership or operation of all or any of our material businesses or assets, or requiring, as a result of the transactions contemplated by the Master Transaction Agreement, that we dispose of or hold separate all or any portion of our material businesses or assets, or (iii) which would have a material adverse effect;
     (b) any governmental authority issues a final and nonappealable order or takes any action permanently restraining, enjoining or prohibiting or materially delaying or preventing the transactions contemplated by the Master Transaction Agreement;
     (c) any law or governmental order becomes applicable to us or the transactions contemplated by the Master Transaction Agreement that results, directly or indirectly, in the consequences described within paragraph (a) above;
     (d) any material adverse effect occurs;
     (e) the Class A Common Stock Tender Offer has not closed (the offer initially closed on June 1, 2007 and a subsequent offering period closed on June 15, 2007);
     (f) the Master Transaction Agreement has terminated;
     (g) we, CIG and the NBCU Entities have agreed that we should terminate the Exchange Offer or postpone the acceptance for exchange of tendered Senior Preferred Stock;

     (h) our representations and warranties in the Master Transaction Agreement are not accurate (to the extent failure to be accurate would reasonably be expected to have a material adverse effect); and
     (i) we breach any of our covenants or agreements in the Master Transaction Agreement in any material respect.
     We and CIG will, in our reasonable judgment, jointly determine whether any Exchange Offer conditions exist and whether any such conditions should be waived. If we determine not to waive an Exchange Offer condition, and CIG determines that no such condition exists or that such condition should be waived, the Exchange Offer will expire without our exchanging any validly tendered shares and we will be required to engage in the Termination Exchange. If we determine to waive an Exchange Offer condition, and CIG determines not to waive such condition, the Exchange Offer will expire without our exchanging any validly tendered shares and the Termination Exchange will not occur. The Exchange Offer conditions in paragraph (b) or (c) above cannot be waived and, if any such condition exists, the Exchange Offer cannot close, the Exchange Offer will expire and no shares of Senior Preferred Stock will be accepted for exchange, and the Termination Exchange will not occur.
     Extension, Termination and Amendment
     The Master Transaction Agreement provides that we have the right to extend the Exchange Offer for (i) any period required by any rule, regulation, interpretation or position of the SEC or the staff thereof applicable to the Exchange Offer, (ii) any period required to obtain required stockholder approval of the Preferred Stock Amendment, or (iii) any period required by applicable law, regulation or other requirement of any governmental authority.
     Subject to the SEC’s applicable rules and regulations, we also reserve the right, at any time or from time to time, to:
•	with the prior written consent of CIG and NBCU, amend or make changes to the terms of the Exchange Offer including the conditions to the Exchange Offer;

•	delay our acceptance for exchange or our exchange of any Senior Preferred Stock pursuant to the Exchange Offer, regardless of whether we previously accepted Senior Preferred Stock for exchange, or to terminate the Exchange Offer and not accept for exchange or exchange any Senior Preferred Stock not previously accepted for exchange or exchanged, upon the determination that any of the conditions of the Exchange Offer or Consent Solicitation exist, as determined by us and CIG; and

•	waive any condition subject to certain execeptions described under “— Conditions of the Exchange Offer”.
     Accounting Treatment of the Exchange Offer
     The difference between the fair value of the consideration transferred to holders of Senior Preferred Stock and the carrying value of the Senior Preferred Stock at the time of the exchange will be reflected in our net loss applicable to common stockholders, and will affect the calculation of basic and diluted loss per common share in the period that the Exchange Offer occurs. As of May 31, 2007, the carrying value of the Senior Preferred Stock was $831.6 million.
     Certain U.S. Federal Income Tax Consequences of the Exchange Offer
     There are no material federal income tax consequences of the Exchange Offer and Consent Solicitation to you as a holder of our Class A Common Stock or to us.
     Stockholder Litigation
     On June 13, 2007, a complaint was filed against us and seven of our directors in the Court of Chancery of the State of Delaware in and for New Castle County by a group of plaintiffs purporting to hold shares of our 14 1/4% Preferred Stock. On June 20, 2007, a second complaint was filed against us and seven of our directors in the same court by a group of plaintiffs purporting to hold shares of our 9 3/4% Preferred Stock. Both complaints seek injunctive and other relief relating to the Exchange Offer. NBCU, Citadel Investment Group LLC (“Citadel”) and Citadel’s affiliate CIG are also named as defendants in the lawsuits. We believe that the complaints are without merit as to us and all of the director defendants. We and the director defendants intend to vigorously defend against the complaints.

The Recapitalization Transactions
     Other Exchanges
     Exchange of 11% Series B Preferred Stock. Promptly following the closing of the Exchange Offer or immediately prior to the Termination Exchange, as applicable, NBC Palm Beach I will exchange with us all the remaining 11% Series B Preferred Stock it holds, including its right to all accrued and unpaid dividends thereon, for:
•	$31,070,000 aggregate stated liquidation preference of Series E-1 Mandatorily Convertible Preferred Stock (the “Series E-1 Convertible Preferred Stock”);

•	NBCU Option II (as defined in “— Agreements and Additional Transactions Contemplated by the Master Transaction Agreement”); and

•	8% Series D Mandatorily Convertible Preferred Stock (the “Series D Convertible Preferred Stock”) with an aggregate stated liquidation preference equal to $21,070,000 less than the aggregate stated liquidation preference of the 11% Series B Preferred Stock so exchanged.
     Exchange of Series F Non-Convertible Preferred Stock. Promptly following the closing of the Exchange Offer or immediately prior to the Termination Exchange, as applicable, CIG will exchange:
•	$95,584,689 aggregate stated liquidation preference of Series F Non-Convertible Preferred Stock (transferred by NBC Palm Beach I to CIG on the Commencement Date) with us for $95,584,689 aggregate stated liquidation preference of (a) Series A-2 Non-Convertible Preferred Stock or (b), if 50% or less of either series of Senior Preferred Stock tender in the Exchange Offer and, as a result, we do not receive the requisite approvals of the Preferred Stock Amendment and Senior Issuance, Series C Non-Convertible Preferred Stock; and

•	$114,961,259 aggregate stated liquidation preference of Series F Non-Convertible Preferred Stock for $200,000,000 aggregate stated liquidation preference of Series E-2 Mandatorily Convertible Preferred Stock (the “Series E-2 Convertible Preferred Stock”).
     Exchange of Series A-2 Non-Convertible Preferred Stock or Series C Non-Convertible Preferred Stock. Promptly following the Call Closing, CIG will be entitled to exchange the Series C Non-Convertible Preferred Stock or Series A-2 Non-Convertible Preferred Stock, as the case may be, received upon the exchange of the Series F Non-Convertible Preferred Stock described above, for Series C Convertible Preferred Stock with an equal aggregate stated liquidation preference. If the Call Closing does not occur before the deadline set forth in the Call Agreement or the FCC approval for CIG’s acquisition of the Call Shares is denied, NBC Palm Beach I will exchange its Series B Notes, if any, received in the Contingent Exchange or the Termination Exchange, as applicable, with CIG for an equal aggregate stated liquidation preference of Series A-2 Non-Convertible Preferred Stock or Series C Non-Convertible Preferred Stock, as the case may be. To the extent either of CIG or NBC Palm Beach I holds any Series A-2 Non-Convertible Preferred Stock or Series C Non-Convertible Preferred Stock after such exchange, it will be entitled to exchange with us any Series A-2 Non-Convertible Preferred Stock for an equal aggregate stated liquidation preference of 12% Series A-3 Mandatorily Convertible Preferred Stock (the “Series A-3 Convertible Preferred Stock”) and any Series C Non-Convertible Preferred Stock for an equal aggregate stated liquidation preference of 8% Series C Mandatorily Convertible Preferred Stock (the “Series C Convertible Preferred Stock”).

     CIG Option to Purchase 11% Series B Preferred Stock. If for any reason (other than as a result of CIG’s breach of its obligations in connection with the Exchange Offer) neither the closing of the Exchange Offer nor the Termination Exchange occurs, then (i) CIG shall transfer to NBCU $210 million aggregate stated liquidation preference of Series F Non-Convertible Preferred Stock and (ii) NBCU shall grant to CIG an option to purchase a number of shares of 11% Series B Preferred Stock having an aggregate stated liquidation preference equal to $150 million multiplied by a fraction, the numerator of which is the number of shares acquired in the Class A Common Stock Tender Offer and the denominator of which is the number of outstanding shares of Class A Common Stock on the Commencement Date, less (i) 6,122,544 Shares, (ii) any shares of Class A Common Stock held by the Paxson Stockholders and (iii) certain shares of Class A Common Stock issued after November 7, 2005 pursuant to stock-based compensation awards or upon conversion of convertible securities. The exercise price of the option will be equal to the number of shares of Class A Common Stock acquired in the Class A Common Stock Tender Offer multiplied by $1.46. CIG is entitled to pay the exercise price in either cash or shares of Class A Common Stock. If CIG elects to pay the exercise price in shares, NBCU is entitled to elect to receive shares of Class C Common Stock in lieu of shares of Class A Common Stock.
The Reverse Stock Split
     The Master Transaction Agreement requires us to combine our outstanding shares of common stock into a lesser number of shares (the “Reverse Stock Split”) promptly following the Call Closing. The consummation of the Reverse Stock Split is conditioned, among other things, upon:
•	the Class A Common Stock Tender Offer being completed (which has occurred);

•	the approval of the Reverse Stock Split by the requisite vote of the holders of common stock outstanding and entitled to vote on the matter;

•	receipt of FCC approval for CIG’s acquisition of the Call Shares;

•	no law, regulation or other requirement of any governmental authority making the Reverse Stock Split illegal being in effect; and

•	the Call Closing having occurred.
     Assuming completion of the sale of the Paxson Stockholders’ shares to CIG, CIG will have the voting power to approve the Reverse Stock Split.
     In the Reverse Stock Split, each share of Class A Common Stock issued and outstanding shall be converted into and become such fraction of a fully paid and nonassessable share of Class A Common Stock as shall be determined by CIG, the NBCU Entities and us, such that each holder of shares of Class A Common Stock, other than CIG, would be eligible to receive, in respect of all its shares of Class A Common Stock, less than a whole share of Class A Common Stock upon completion of the Reverse Stock Split. If, however, CIG does not own the greatest number of shares of Class A Common Stock immediately prior to the Reverse Stock Split, the applicable ratio for converting the shares of Class A Common Stock will be such that every holder of shares of Class A Common Stock (including CIG) would be entitled to receive, in respect of all its shares of Class A Common Stock, less than a whole share of Class A Common Stock upon completion of the Reverse Stock Split. No fractional shares of our Class A Common Stock shall be issued in connection with the Reverse Stock Split, and all holders who would otherwise be entitled to receive less than a whole share of Class A Common Stock will receive an amount in cash equal to the number of shares of Class A Common Stock held immediately prior to the Reverse Stock Split multiplied by the per-share price paid in the Class A Common Stock Tender Offer. Immediately prior to the Reverse Stock Split, CIG shall make a capital contribution to us in the amount necessary to make any payments required to be made to our security holders in connection with the Reverse Stock Split.
     Each share of Class B Common Stock issued and outstanding at the time of the Reverse Stock Split will be converted into and become a fractional number of fully paid and nonassessable shares of Class B Common Stock pursuant to the same ratio that is applied to the shares of Class A Common Stock. Fractional shares of Class B Common Stock will remain outstanding after the Reverse Stock Split and we will issue new stock certificates for such fractional shares.

Stockholders’ Meetings
     Under the Master Transaction Agreement, we must hold a stockholders’ meeting to approve the Preferred Stock Amendment, the Common Stock Amendment and the Issuances. At the meeting, CIG is required to vote (or cause to be voted) all shares of Class A Common Stock that it and its subsidiaries have the power to vote in favor of these proposals. If the Paxson Stockholders consent in writing to each of these matters, we are not required to hold the stockholders’ meeting, but can take action by written consent. As discussed above, on July [ ], 2007, we received the written consent of the Paxson Stockholders approving the Preferred Stock Amendment, the Common Stock Amendment and the Issuances, and accordingly, will not be required to hold a stockholders’ meeting.
     The Master Transaction Agreement requires that we hold an additional stockholders’ meeting as promptly as practicable following the Call Closing to approve the Reverse Stock Split. At this additional meeting, CIG is required to vote (or cause to be voted) all shares of Class A Common Stock that it and its subsidiaries have the power to vote in favor of the Reverse Stock Split.
Exclusivity
     The Master Transaction Agreement provides that we, our subsidiaries, our directors, officers, employees and representatives, and the directors, officers, employees and representatives of our subsidiaries cannot:
•	take any action to facilitate any inquiries or the making of any proposal or offer that may reasonably be expected to lead to any merger, consolidation, sale, lease, exchange, transfer or other disposition of all or a substantial part of our assets, any sale, exchange, transfer or other disposition of 15% or more of any class of our equity securities or those of any subsidiary, any tender offer or exchange offer that would result in any person owning 15% or more of any class of our equity securities or those of any subsidiary or similar transaction (other than the transactions contemplated by the Master Transaction Agreement), or any solicitation in opposition to approval and adoption of the transactions contemplated by the Master Transaction Agreement, or any other transaction the consummation of which would reasonably be expected to prevent, materially delay or otherwise interfere with the transactions contemplated by the Master Transaction Agreement (a “Competing Transaction”);

•	negotiate or obtain a proposal or offer for a Competing Transaction;

•	agree to, approve or endorse any Competing Transaction; or

•	enter into any agreement relating to a Competing Transaction.
     We have agreed to promptly notify CIG and the NBCU Entities of the existence of, material terms of, and identity of any person making any proposal or contact regarding a Competing Transaction. We have also undertaken to immediately cease any existing discussions or negotiations regarding a Competing Transaction, and not to release any person from any confidentiality or standstill agreement. Under certain conditions, however, on or prior to the closing or expiration of the Exchange Offer, the Board may furnish information to, or enter into discussions with a person who has made an unsolicited, written, bona fide proposal or offer regarding a Competing Transaction and, at any time following the Commencement Date, the Board may withdraw or modify its recommendation relating to the Class A Common Stock Tender Offer (the offer initially closed on June 1, 2007 and a subsequent offering period closed on June 15, 2007) or any actions to be taken at the two stockholders’ meetings if the Board determines that any such action is required to comply with its fiduciary obligations under applicable law and may recommend a Competing Transaction to comply with Rule 14d-9 of the Exchange Act.
     Except as otherwise provided in the Master Transaction Agreement, the Board may not withdraw or modify its approval or recommendation relating to the transactions contemplated by the Master Transaction Agreement and the related documents or approve or recommend any Competing Transaction.

Waiver from Senior Lenders
     The Master Transaction Agreement provides that, if we have not entered into arrangements reasonably satisfactory to CIG providing for a third party to purchase any and all of our outstanding Senior Debt as to which the holders thereof elect to exercise any right they may have to require us to repurchase such Senior Debt as a result of the transactions contemplated by the Master Transaction Agreement, we must use our reasonable best efforts to obtain a waiver of any such right from the holders of at least a majority in aggregate principal amount of each class of the Senior Debt outstanding at the time of the waiver. If the waiver is not obtained prior to the closing of the Exchange Offer or the closing of the Termination Exchange as applicable, the transactions contemplated by the Master Transaction Agreement shall, prior to the Call Closing, be amended and restructured so that the NBCU Entities retain at least $250,000,000 aggregate liquidation preference of 11% Series B Preferred Stock until the waiver is obtained or no longer required.
Non-Solicitation of R. Brandon Burgess
     The Master Transaction Agreement provides that, for a period of five years from May 3, 2007, the NBCU Entities and their affiliates shall not, directly or indirectly, (i) induce or attempt to induce R. Brandon Burgess (“Mr. Burgess”), our Chief Executive Officer and President, to terminate his employment with us or in any way intentionally interfere with the relationship between Mr. Burgess and us or (ii) to the extent such restriction does not violate applicable law, engage Mr. Burgess for any purposes (e.g., as an employee, consultant or otherwise). Clause (ii) shall not apply to any engagement by the NBCU Entities or their affiliates of Mr. Burgess that was not a result of any inducement or attempted inducement of Mr. Burgess by any of the NBCU Entities or their affiliates to terminate his employment by us or any interference with the relationship between Mr. Burgess and us, if such engagement occurs no earlier than 12 months after the date Mr. Burgess is no longer employed by us.
Agreements and Additional Transactions Contemplated by the Master Transaction Agreement
     Pursuant to the Master Transaction Agreement, we entered into the following agreements and documents on the Commencement Date:
•	an Indenture between us and The Bank of New York Trust Company, N.A. (the “Series B Notes Indenture”);

•	the NBCU Option II (as defined in “— Agreements and Additional Transactions Contemplated by the Master Transaction Agreement”);

•	a Class A Common Stock Purchase Warrant issued by us to CIG (the “Warrant”);

•	a Stockholders’ Agreement between us, CIG and NBCU (the “New Stockholders’ Agreement”);

•	a Registration Rights Agreement between us, CIG and the NBCU Entities (the “Series B Subordinated Debt Registration Rights Agreement”); and

•	a Registration Rights Agreement between us, CIG and NBCU (the “New Registration Rights Agreement”).
     The following is a summary of the material provisions of the documents listed above. The summary does not purport to be complete. Copies of these documents are filed as exhibits to the Schedule TO filed with the SEC on June 8, 2007 and may be obtained in the manner set forth below under the heading, “Where You Can Find More Information.”
     Series B Notes Indenture. On the Commencement Date, we issued and sold to CIG $100.0 million aggregate principal balance of Series B Notes under the Series B Notes Indenture for gross proceeds to us of $100.0 million in cash. The Series B Notes are mandatorily convertible senior subordinated notes bearing interest at an 11% annual simple interest rate. The Series B Notes require quarterly interest payments in January, April, July, and October of each year, with the first interest payment date being July 31, 2007. We have the option to pay interest on the Series B Notes either (i) entirely in cash or (ii) by deferring the payment of all such interest to any subsequent interest payment date. The Series B Notes Indenture contains customary covenants and includes a covenant restricting our ability to incur additional debt, other than specified types of permitted debt, unless after giving effect to the incurrence of such additional debt and the application of the proceeds thereof, our ratio of total debt to consolidated EBITDA would be less than 8.5 to 1.0. Holders of Series B Notes have the right to require us to repay these obligations following the occurrence of certain events of default. We do not have the right to redeem the Series B Notes until the final maturity date of July 31, 2013.
     NBCU Option II. Pursuant to a call agreement between us and NBC Palm Beach I (the “NBCU Option II”), we granted to NBC Palm Beach I, effective as of the Call Closing, an irrevocable right to purchase 26,688,361 shares of Class B Common Stock. In exchange for the option, NBC Palm Beach I will surrender and deliver on the Call Closing shares of 11% Series B Preferred Stock it owns, in an amount representing aggregate accrued and unpaid dividends on the 11% Series B Preferred Stock as determined in accordance with the Master Transaction Agreement. The exercise price of the option is $0.50 per share of Class B Common Stock, payable in cash. The option is exercisable at any time during the five-year period beginning on the Call Closing and will automatically renew for additional five-year periods. The holder of NBCU Option II may exercise the option at any time subject to FCC regulations and any other required governmental approvals. The NBCU Option II is freely transferable, subject to compliance with the applicable rules and regulations of the FCC and the SEC.
     The Warrant. Under the Warrant, CIG will have the right to purchase up to 100,000,000 shares of Class A Common Stock at an exercise price of $0.75 per share, payable in cash. The term of the Warrant is seven years beginning on the date of the closing of the Exchange Offer.
     New Stockholders’ Agreement. The New Stockholders’ Agreement provides that, from and after the Call Closing (the “Effective Date”), the Board shall be comprised of 13 directors or such other number of directors as the Board may determine (subject to the approval rights described below). For so long as CIG and its affiliates hold the majority of the outstanding voting power of ION, CIG has the right to designate seven directors. If CIG and its affiliates hold less than 50% but more than 20% of the outstanding voting power, CIG has the right to designate two directors. If NBCU and its affiliates hold more than 20% of the outstanding voting power, they will be entitled to designate two directors, and if they hold a majority of such voting power, they will have the right to designate seven directors.
     The New Stockholders’ Agreement also provides that, from and after the Effective Date, so long as either NBCU (together with its affiliates) or CIG (together with its affiliates) holds at least 25% of the voting power of ION, each such stockholder (an “Approval Stockholder”) is entitled to approve certain actions involving us, including, among other actions:
•	the adoption of any shareholder rights plan;

•	entering into a material agreement that would be adverse to either CIG or the NBCU Entities;

•	entering into any agreement regarding the digital spectrum of any of our television stations, except for certain short-term agreements;

•	an action that would cause certain media assets to be attributable to CIG (or its affiliates) or NBCU (or its affiliates) under FCC regulations;

•	the adoption of our annual operating budget;

•	material amendments to the certificate of incorporation;

•	a sale of the primary operating assets of, or a FCC license of, any of our television stations serving a top 50 market;

•	certain material sales of assets, acquisitions and mergers or business combination transactions;

•	certain issuances, splits and reclassifications of our stock;

•	entering into material employment contracts;

•	entering into certain joint sales, joint services, time brokerage, local marketing or similar agreements;

•	increasing the size of the Board; and

•	a bankruptcy filing.
     The New Stockholders’ Agreement also provides that, from and after the Effective Date, (a) NBCU will have a right of first offer on the sale of any of our television stations serving a top 50 market and (b) the Approval Stockholders will have certain preemptive rights in respect of sales of common stock or common stock equivalents by us.
     We have certain other obligations to CIG and NBCU under the New Stockholders’ Agreement, including various affirmative covenants and reporting obligations as more specifically described therein.
     Series B Subordinated Debt Registration Rights Agreement. The Series B Subordinated Debt Registration Rights Agreement provides for certain registration rights for the benefit of CIG and the NBCU Entities after an initial public offering of a class of our equity securities. We have agreed that upon demand of CIG, the NBCU Entities or holders of a majority of the Series B Notes, we will file a shelf registration statement with the SEC, under the Securities Act of 1933, as amended (the “Securities Act”), to cover resales of the Series B Notes.
     The New Registration Rights Agreement. The New Registration Rights Agreement provides for certain registration rights for the benefit of NBCU and CIG after an initial public offering of a class of our equity securities. Upon the demand of NBCU or CIG, we will register (under the Securities Act) shares of Class A Common Stock and Class D Common Stock that are outstanding or issued on the basis of a conversion of the Series A Notes, the Series B Notes, the Series A-1 Convertible Preferred Stock, the Series A-3 Convertible Preferred Stock, the Series B Convertible Preferred Stock, the Series C Convertible Preferred Stock or the Series D Convertible Preferred Stock. In addition, NBCU and CIG have the right to “piggy-back” on our registration statement in certain circumstances.
Board Representation
     Pursuant to the Master Transaction Agreement, from and after the closing of the Class A Common Stock Tender Offer, but prior to the Call Closing, CIG has the right to designate two directors to our Board. In addition, in the event any member of the Board, other than any member appointed by the holders of Senior Preferred Stock, ceases for any reason to serve as our director, CIG has the contractual right to designate a director to fill such vacancy.

THE PREFERRED STOCK AMENDMENT
     In connection with the Exchange Offer, we are soliciting consents from the holders of our 14 1/4% Preferred Stock and 9 3/4% Preferred Stock to amend the respective certificate of designation governing each series of Senior Preferred Stock to eliminate (i) all voting rights, other than voting rights required by law, (ii) our obligation to repurchase the Senior Preferred Stock upon a change of control, (iii) all redemption rights, (iv) in the case of the 14 1/4% Preferred Stock, all exchange rights, and (v) substantially all of the restrictive covenants applicable to such series of Senior Preferred Stock, including the following:
     With respect to the 14 1/4% Preferred Stock:
•	The limitation on the incurrence of additional indebtedness;

•	The limitation on restricted payments;

•	The limitation on transactions with affiliates;

•	The limitation on preferred stock of subsidiaries; and

•	The requirement to provide reports to holders.
     With respect to the 9 3/4% Preferred Stock:
•	The limitation on restricted payments;

•	The limitation on transactions with affiliates; and

•	The requirement to provide reports to holders.
     In addition, in connection with the Exchange Offer, we are also soliciting consents from the holders of our 14 1/4% Preferred Stock and 9 3/4% Preferred Stock to approve the Senior Issuance.
     To approve the Preferred Stock Amendment with respect to either series of Senior Preferred Stock, we must receive consents from holders of a majority of the outstanding shares of such series of Senior Preferred Stock and approval of a majority of the total voting power of our outstanding Voting Stock. On July ___, 2007, holders of 61.82% of the total voting power of our outstanding Voting Stock approved the Preferred Stock Amendment. To approve the Senior Issuance, we must receive consents from holders of a majority of the outstanding shares of each series of Senior Preferred Stock. If we do not receive consents from holders of more than 50% of each series of Senior Preferred Stock, we will issue the Series B Convertible Preferred Stock in the Exchange Offer.
     Our Board, following the recommendation of a special committee of the Board, has declared advisable the Preferred Stock Amendment.
     Copies of the proposed amended and restated certificate of designation for each series of Senior Preferred Stock are attached to this Information Statement as Exhibit A and B.

THE COMMON STOCK AMENDMENT
     Our Certificate of Incorporation presently permits us to issue up to 857,000,000 shares of common stock, consisting of 505,000,000 shares of Class A Common Stock, each entitled to one vote per share, 35,000,000 shares of Class B Common Stock, each entitled to ten votes per share, and 317,000,000 shares of Class C Common Stock. We currently have 65,892,265 outstanding shares of Class A Common Stock and an additional 36,824,170 shares of Class A Common Stock reserved for issuance pursuant to outstanding stock-based compensation awards and upon conversion of our 9 3/4% Preferred Stock and Class B Common Stock. We have 8,311,639 outstanding shares of Class B Common Stock, all of which are held by the Paxson Stockholders and subject to the Call Right, which was transferred to CIG on the Commencement Date. We currently have no outstanding shares of Class C Common Stock. A description of our outstanding equity securities is included under the section captioned “Description of Capital Stock.”
     The Series A-1 Convertible Preferred Stock, Series B Convertible Preferred Stock and Series A Notes that are being offered in the Exchange Offer are convertible into shares of Class D Common Stock. Accordingly, our Board has determined that we should create the Class D Common Stock, authorize the issuance of 1,000,000,000 shares of our Class D Common Stock and reserve 700,000,000 shares of our Class D Common Stock to be issued upon the conversion of the Series A Notes and either the Series A-1 Convertible Preferred Stock or the Series B Convertible Preferred Stock, as applicable. We refer to the securities that are convertible into Class D Common Stock as the “Exchange Offer Convertible Securities.”
     In addition, pursuant to the various recapitalization transactions contemplated in the Master Transaction Agreement, our Board has determined to reserve an additional 600,000,000 shares of our Class A Common Stock and an additional 600,000,000 shares of our Class C Common Stock to be issued upon the conversion of the Series A-3 Convertible Preferred Stock, Series C Convertible Preferred Stock, Series D Convertible Preferred Stock, Series E-1 Convertible Preferred Stock, Series E-2 Convertible Preferred Stock and Series B Notes. We refer to the securities that are convertible into Class A Common Stock or Class C Common Stock, as applicable, as the “Other Recapitalization Convertible Securities.”
     A description of the Exchange Offer Convertible Securities and the Other Recapitalization Convertible Securities is included under the sections captioned “Description of Capital Stock” and “Description of Certain Indebtedness”.
     Since we presently do not have sufficient authorized but unissued shares of Class A Common Stock or Class C Common Stock or, in the case of Class D Common Stock, such class of shares authorized, to permit us to issue all of the shares of stock that are issuable upon conversion of the Exchange Offer Convertible Securities or Other Recapitalization Convertible Securities, our Board has determined to amend Article Fourth of our Certificate of Incorporation to (i) create a new class of authorized common stock to be designated the Class D Common Stock and provide for 1,000,000,000 authorized shares of such stock and (ii) increase the number of authorized shares of our Class A Common Stock from 505,000,000 to 1,000,000,000 and the number of authorized shares of our Class C Common Stock from 317,000,000 to 1,000,000,000, with a corresponding increase in the number of our total authorized shares of common stock from 857,000,000 to 3,035,000,000. The Exchange Offer Convertible Securities and the Other Recapitalization Convertible Securities will not be convertible until the effectiveness of the Common Stock Amendment. The Common Stock Amendment would not increase the number of authorized shares of our Class B Common Stock or increase the number of authorized shares of preferred stock.
     Because substantially all of the authorized shares of Class D Common Stock, as well as the additional authorized shares of Class A Common Stock and Class C Common Stock, would be reserved for issuance upon conversion of the Exchange Offer Convertible Securities and Other Recapitalization Convertible Securities, such authorized shares would not be available to us for issuance or reservation for other purposes, unless and until the reservation of such shares for conversion were no longer required. Authorized but unissued shares of our common stock, as to which reservation for issuance upon conversion of the Exchange Offer Convertible Securities and Other Recapitalization Convertible Securities or pursuant to stock-based compensation awards ceases to be necessary, would be available for issuance, without further action by our stockholders (except as may be required by law or the rules of any stock exchange on which our securities may then be listed or as set forth in the New Stockholders’ Agreement), for such corporate purposes as the Board may determine.

     None of our outstanding shares of common stock carry preemptive rights or cumulative voting rights, except that CIG and NBCU have preemptive rights following the Effective Date under and pursuant to the New Stockholders Agreement.
     The additional shares of Class A Common Stock to be authorized by adoption of the Common Stock Amendment would have rights identical to the currently outstanding Class A Common Stock.
     The additional shares of Class C Common Stock to be authorized by adoption of the Common Stock Amendment would have rights identical to the currently designated Class C Common Stock, except the proposed Common Stock Amendment modifies the circumstances under which Class C Common Stock may be converted. Under the proposed Common Stock Amendment, Class C Common Stock will automatically convert into Class A Common Stock when (i) it is transferred to any person that the holder of such Class C Common Stock determines is not prevented by the Communications Act of 1934, as amended (including, without limitation, the Cable Communications Policy Act of 1984 and the Cable Television Consumer Protection and Competition Act of 1992) and all rules and regulations of the FCC (the “Communications Act”) from holding Class A Common Stock or (ii) the holder of such shares determines that the Communications Act no longer prohibits such holder from holding shares of Class A Common Stock, in either case, after consultation with outside legal counsel and, if required by us, delivers to us an opinion of legal counsel reasonably acceptable to us to the effect that the Communications Act no longer prohibits such holder from holding shares of Class A Common Stock.
     The creation and issuance of Class D Common Stock, as well as the issuance of additional shares of Class A Common Stock, Class C Common Stock and Class D Common Stock upon conversion of the Exchange Offer Convertible Securities and the Other Recapitalization Convertible Securities will have a dilutive effect on earnings per share and on stockholders’ equity. In addition, the issuance of additional shares of Class A Common Stock or Class C Common Stock (which is convertible into Class A Common Stock) will have a dilutive effect on voting rights. Furthermore, future sales of substantial amounts of our common stock, or the perception that these sales might occur, could adversely affect the prevailing market price of our common stock or limit our ability to raise additional capital.
     The proposed increase in our authorized capital stock could be construed as having anti-takeover effects. The availability of a significant amount of authorized but unissued shares of common stock could be used by our Board to make more difficult or discourage an attempt to obtain control of us by means of a merger, tender offer, proxy contest or other means. Consequently, subject to the limitations in the New Stockholders’ Agreement, our Board could use these additional shares of common stock to create voting or other impediments or to discourage persons seeking to gain control of us. Such shares of common stock also could be privately placed with purchasers favorable to our Board in opposing such action. The existence of the additional authorized shares could have the effect of discouraging unsolicited takeover attempts. The issuance of new shares of common stock also could be used to dilute the stock ownership of a person or entity seeking to obtain control of us should our Board consider the action of such entity or person not to be in the best interest of our stockholders.
     In addition to the proposed Common Stock Amendment, our certificate of incorporation currently provides our Board with the authority to issue preferred stock and to determine the preferences, limitations and relative rights of shares of preferred stock and to fix the number of shares constituting any series and the designation of such series, without any further vote or action by our stockholders. Subject to the limitations in the New Stockholders’ Agreement, the preferred stock could be issued with voting, liquidation, dividend and other rights superior to the rights of our common stock. The potential issuance of preferred stock may delay or prevent a change in control of us, discourage bids for the common stock at a premium over the market price, and adversely affect the market price and the voting and other rights of the holders of our common stock.
     Our Board, following the recommendation of a special committee of the Board, has declared advisable the Common Stock Amendment. On July ___, 2007, the Common Stock Amendment was approved by the affirmative vote of holders of a majority of the total voting power of our outstanding Voting Stock.
     A copy of the proposed Common Stock Amendment is attached to this Information Statement as Exhibit C.

THE ISSUANCES
     As discussed above under the sections captioned “The Master Transaction Agreement — The Exchange Offer — Exchange Offer Consideration,” “The Master Transaction Agreement — The Exchange Offer — Termination Exchange” and “The Master Transaction Agreement — The Recapitalization Transactions,” the Master Transaction Agreement contemplates, either on the Commencement Date, promptly following the closing of the Exchange Offer or immediately prior to the Termination Exchange, several exchanges and agreements whereby we would issue certain series of our convertible preferred stock in exchange for other series of our preferred stock, an option and a warrant. Each of these series of convertible preferred stock, the option and the warrant is convertible or exercisable into either Class A Common Stock, Class B Common Stock (which is convertible into Class A Common Stock) or Class C Common Stock (which is convertible into Class A Common Stock). Under the AMEX Company Guide, stockholder approval is required for these issuances of securities convertible into Class A Common Stock because, on an as-converted basis, they represent 20% or more of our presently outstanding Class A Common Stock and the initial conversion and exercise prices at which the shares of Class A Common Stock may be issued are less than the current market price of our Class A Common Stock. A description of the outstanding securities and the securities to be issued in the Issuances is included under the sections captioned “Description of Capital Stock” and “Description of Certain Indebtedness”.
Contingent Exchange
     Pursuant to the Contingent Exchange (discussed above under the section captioned “The Master Transaction Agreement — The Exchange Offer — Exchange Offer Consideration”), if less than 90% of the shares of each series of Senior Preferred Stock owned by holders other than CIG are validly tendered and accepted in the Exchange Offer, we have agreed to issue to CIG and NBC Palm Beach I up to $470,584,689 aggregate principal amount of our Series B Notes in exchange for other securities they currently hold. Based on the initial conversion price of $0.75 per share, if $470,584,689 aggregate principal amount of our Series B Notes were issued in the Contingent Exchange, such Series B Notes would be convertible into a maximum of 627,446,252 shares of either Class A Common Stock or Class C Common Stock (each share of which is convertible into one share of Class A Common Stock).
Termination Exchange
     Pursuant to the Termination Exchange (discussed above under the section captioned “The Master Termination Agreement — The Exchange Offer — Termination Exchange”), if the Exchange Offer terminates or expires without any shares of Senior Preferred Stock being accepted for exchange by us, promptly following the termination or expiration of the Exchange Offer, we have agreed, under certain circumstances, to issue to CIG and NBC Palm Beach I $546,988,119 principal amount of our Series B Notes in exchange for other securities they currently hold. Based on the initial conversion price of $0.75 per share, if $546,988,119 aggregate principal amount of our Series B Notes were issued in the Termination Exchange, such Series B Notes would be convertible into a maximum of 729,317,492 shares of either Class A Common Stock or Class C Common Stock (each share of which is convertible into one share of Class A Common Stock).
Recapitalization Transactions
     Exchange of 11% Series B Preferred Stock. In connection with the exchange of our 11% Series B Preferred Stock (as discussed above under the section captioned “The Master Transaction Agreement - The Recapitalization Transactions — Other Exchanges”), we would issue Series D Convertible Preferred Stock and Series E-1 Convertible Preferred Stock. Based on the initial conversion price of $0.75 per share, the Series D Convertible Preferred Stock is convertible into a maximum of 520,000,000 shares of either Class A Common Stock or Class C Common Stock and the Series E-1 Convertible Preferred Stock is convertible into a maximum of 41,426,667 shares of either Class A Common Stock or Class C Common Stock (each share of which is convertible into one share of Class A Common Stock).
     NBCU Option II. Also in exchange for our 11% Series B Preferred Stock, we would issue the NBCU Option II (as discussed above under the section captioned “The Master Transaction Agreement - The Recapitalization Transactions -Agreements and Additional Transactions Contemplated by the Master Transaction Agreement “). The NBCU Option II is an option to purchase 26,688,361 shares of Class B Common Stock (each share of which is convertible into one share of Class A Common Stock).

     Exchange of Series F Non-Convertible Preferred Stock. In connection with the exchange of our Series F Non-Convertible Preferred Stock (as discussed above under the section captioned “The Master Transaction Agreement — The Recapitalization Transactions — Other Exchanges”), we would issue, among other securities, Series E-2 Convertible Preferred Stock which, based on the initial conversion price of $0.89 per share, would be convertible into a maximum of 224,719,101 shares of Class C Common Stock (each share of which is convertible into one share of Class A Common Stock).
     Exchange of Series A-2 Non-Convertible Preferred Stock or Series C Non-Convertible Preferred Stock. In connection with the exchange of our Series A-2 Non-Convertible Preferred Stock or Series C Non-Convertible Preferred Stock (as discussed above under the section captioned “The Master Transaction Agreement — The Recapitalization Transactions — Other Exchanges”), we would issue, under certain circumstances, Series A-3 Convertible Preferred Stock or Series C Convertible Preferred Stock, as applicable. Each of the Series A-3 Convertible Preferred Stock and Series C Convertible Preferred Stock is convertible, based on the initial conversion price of $0.75 per share, into a maximum of 146,666,666 shares of either Class A Common Stock or Class C Common Stock (each share of which is convertible into one share of Class A Common Stock).
     Warrant. As part of the additional investment by CIG (as discussed above under the section captioned “The Master Transaction Agreement — Additional Investment by CIG”), on the Commencement Date, we issued the Warrant giving CIG the right to purchase up to 100,000,000 shares of Class A Common Stock at an exercise price of $0.75 per share, subject to adjustment, payable in cash (as discussed above under the section captioned “The Master Transaction Agreement — Agreements and Additional Transactions Contemplated by the Master Transaction Agreement “).
     Our Board, following the recommendation of a special committee of the Board, has approved the Issuances.
     A copy of the NBCU II Option is attached to this Information Statement as Exhibit D. A copy of the Warrant is attached to this Information Statement as Exhibit E.

DESCRIPTION OF CAPITAL STOCK

Currently, our authorized capital stock consists of 857,000,000 authorized shares of common stock, of which 65,892,265 shares of Class A Common Stock, 8,311,639 shares of Class B Common Stock, and no shares of Class C Common Stock were outstanding as of June 1, 2007; and 1,000,000 authorized shares of preferred stock, 72,000 of which have been designated as 14 1/4% Preferred Stock (of which 56,931.4905 shares were outstanding as of June 1, 2007) 17,500 of which have been designated as 9 3/4% Preferred Stock (of which 16,695.9798 shares were outstanding as of June 1, 2007) and 60,607 of which have been designated as of 11% Series B Preferred Stock (of which 39,607 shares were outstanding as of June 1, 2007). The following information relates to our certificate of incorporation and by-laws, as currently in effect.

Common Stock

Dividends.  Subject to the preferred stock’s prior right to dividends, holders of record of shares of Class A Common Stock, Class B Common Stock and Class C Common Stock are entitled to receive such dividends as may be declared by our Board. No dividends may be declared or paid on any share of any class of our common stock unless the same dividend is simultaneously declared or paid on each share of the other classes of common stock. Likewise, in the case of any stock dividend, holders of all classes of common stock are entitled to receive the same percentage dividend, payable in shares of their respective classes of common stock. Holders of Class D Common Stock will be entitled to the same rights with respect to dividends.

Voting Rights.  Holders of shares of Class A Common Stock and Class B Common Stock vote with the holders of 9 3/4% Preferred Stock on an as-converted basis as a single class on all matters submitted to a vote of our stockholders. Except as otherwise provided by law, each share of Class A Common Stock is entitled to one vote, and each share of Class B Common Stock is entitled to ten votes. Holders of Class C Common Stock have no voting rights, and holders of Class D Common Stock will have no voting rights, except (i) as required under the DGCL, and (ii) as expressly provided in the certificate of incorporation, including for certain rights in connection with a merger, asset sale or recapitalization.

Liquidation Rights.  Upon our liquidation, dissolution, or winding-up, the holders of the common stock are entitled to share pro rata in all assets available for distribution after payment in full of any amounts due to creditors and to any holders of outstanding preferred stock.

Other Provisions.  Each share of Class B Common Stock and Class C Common Stock is generally convertible at the option of its holder into one share of Class A Common Stock at any time, subject to certain restrictions in the case of the conversion of Class C Common Stock. Shares of Class D Common Stock will not be convertible. Holders of common stock do not have preemptive rights, except that CIG and NBCU have preemptive rights following the Effective Date under and pursuant to the New Stockholders’ Agreement.

Preferred Stock

Our certificate of incorporation provides that 1,000,000 shares of preferred stock may be issued from time to time in one or more classes or one or more series. Our Board is expressly vested with authority to provide for voting powers, full or limited, or no voting powers, and with such designations, preferences and relative, participating, optional and other special rights, and qualifications, limitations or restrictions thereof, if any, as shall be stated and expressed in the resolutions providing for such issue adopted by our Board under the DGCL. Except as otherwise provided by law, the holders of our preferred stock shall only have such voting rights as are provided or expressed in the resolutions of our Board relating to such preferred stock, adopted pursuant to the authority contained in our certificate of incorporation.

14 1/4% Preferred Stock

General.  We have designated 72,000 shares of our authorized preferred stock as our 14 1/4% Preferred Stock, of which, as of May 31, 2007, there were 56,931.4905 shares issued and outstanding with an aggregate accrued liquidation preference, including accrued and unpaid dividends, of $653.8 million.

Dividends.  The certificate of designation for the 14 1/4% Preferred Stock provides that holders are entitled to receive dividends on each share at an annual rate of 13 1/4% of the liquidation preference per share. We may, at our option, pay dividends either in cash or by the issuance of additional shares of 14 1/4% Preferred Stock having an aggregate liquidation preference equal to the amount of such dividends. The certificate of designation further provides that, if dividends for any period after May 15, 2003 are not paid in cash, the dividend rate will increase to 14 1/4% per year for that dividend payment period. Because we elected to continue to pay dividends in additional shares, the dividend rate increased to 14 1/4% after May 15, 2003 in accordance with the terms of the security. All dividends shall be cumulative, whether or not earned or declared, on a daily basis from the issuance date, and shall be payable semi-annually in arrears on each dividend payment date.

For the years ended December 31, 2006, 2005 and 2004, we paid dividends of approximately $37.9 million, $68.3 million and $59.6 million, respectively, by the issuance of additional shares of 14 1/4% Preferred Stock. Accrued 14 1/4% Preferred Stock dividends aggregated approximately $50.7 million and $9.5 million at December 31, 2006 and 2005, respectively. No dividends have been declared on the 14 1/4% Preferred Stock since May 15, 2006, though dividends continue to accrue at a rate of 14 1/4% for purposes of the preferential amounts that holders would be entitled to receive in a liquidation of our company.

Voting Rights.  The 14 1/4% Preferred Stock is non-voting, except as otherwise required by law and except that the holders have the right to vote as a class with respect to:

•	materially and adversely amending certain rights of the holders of the 14 1/4% Preferred Stock;

•	issuing any class of equity securities that ranks on a parity with or senior to the 14 1/4% Preferred Stock, other than the issuance of additional shares of 14 1/4% Preferred Stock to pay dividends on the 14 1/4% Preferred Stock in accordance with its terms; and

•	any merger or consolidation involving us and any transfer of all or substantially all of our assets (including our subsidiaries, taken as a whole), unless certain conditions are met.

In addition, the certificate of designation of the 14 1/4% Preferred Stock provides that, upon our failure to (1) satisfy redemption obligations, including the redemption of the 14 1/4% Preferred Stock by November 15, 2006, (2) make any required offer to purchase the 14 1/4% Preferred Stock following a change of control, (3) comply with certain covenants or (4) make certain payments on our indebtedness, as their sole and exclusive remedy under such circumstances, holders of a majority of the outstanding shares of the 14 1/4% Preferred Stock, voting separately as one class, may elect the lesser of two directors or that number of directors constituting at least 25% of our Board. Following our failure to redeem the 14 1/4% Preferred Stock on November 15, 2006, two directors were elected to our Board by the holders of the 14 1/4% Preferred Stock effective April 2, 2007.

Liquidation Rights.  The liquidation preference of the 14 1/4% Preferred Stock is $10,000 per share. The certificate of designation applicable to the 14 1/4% Preferred Stock currently provides that the 14 1/4% Preferred Stock is senior in right of payment to the 9 3/4% Preferred Stock, the 11% Series B Preferred Stock and all classes of common stock. If the Preferred Stock Amendment with respect to the certificate of designation governing the 14 1/4% Preferred Stock are adopted, the certificate of designation governing the 14 1/4% Preferred Stock will provide that the 14 1/4% Preferred Stock will rank (i) junior in right of payment to the 11% Series B Preferred Stock, Series A-1 Convertible Preferred Stock, Series A-2 Non-Convertible Preferred Stock and Series A-3 Convertible Preferred Stock and (ii) equal in right of payment to the Series C Convertible Preferred Stock. Assuming the Preferred Stock Amendment with respect to the certificate of designation governing the 14 1/4% Preferred Stock are adopted, the ranking of the 14 1/4% Preferred Stock in relation to the Senior Debt and 9 3/4% Preferred Stock, as well as the Series A Notes, Series B Notes and various series of preferred stock to be issued in connection with the Exchange Offer and transactions contemplated by the Master Transaction Agreement (the “Transactions”), as applicable.

Redemption.  We may redeem all or a portion of the 14 1/4% Preferred Stock, at our option, at any time at a redemption price equal to 100% of the liquidation preference thereof, plus, without duplication, accumulated and unpaid dividends to the date of redemption.

We were required to redeem all of the 14 1/4% Preferred Stock outstanding on November 15, 2006 at a redemption price equal to 100% of the liquidation preference, plus, without duplication, accumulated and unpaid dividends to the date of redemption. We have not redeemed these shares and dividends continue to accrue. As a result, the holders of the 14 1/4% Preferred Stock exercised their right to elect two additional directors to our Board effective April 2, 2007.

Upon a change of control (as defined in the certificate of designation for the 14 1/4% Preferred Stock), we are required to offer to purchase the 14 1/4% Preferred Stock at a price equal to 101% of the liquidation preference, plus, without duplication, accumulated and unpaid dividends.

Exchange Provisions.  The 14 1/4% Preferred Stock is exchangeable into the 13 1/4% exchange debentures, at our option, subject to certain conditions in whole or in part, on a pro rata basis, on any scheduled dividend payment date; provided that, in the case of any partial exchange, immediately after giving effect to such exchange, there must be outstanding shares of 14 1/4% Preferred Stock (whether initially issued or issued in lieu of cash dividends) with an aggregate liquidation preference of not less than $75.0 million and not less than $75.0 million of aggregate principal amount of 13 1/4% exchange debentures.

Restrictive Covenants.  The certificate of designation for the 14 1/4% Preferred Stock contains covenants for the benefit of the holders of the 14 1/4% Preferred Stock that, among other things, and subject to certain exceptions, restrict our ability and the ability of our restricted subsidiaries to:

•	incur additional indebtedness;

•	pay dividends and make other restricted payments;

•	issue certain stock of subsidiaries; and

•	enter into transactions with affiliates.

In the event we breach any of these covenants, the holders of the 14 1/4% Preferred Stock have the right, voting separately and as one class, to elect the lesser of two directors and that number of directors constituting 25% of the members of the Board.

9 3/4% Preferred Stock

General.  We have designated 17,500 shares of our authorized preferred stock as our 9 3/4% Preferred Stock, of which, as of May 31, 2007, there were 16,695.9798 shares issued and outstanding with an aggregate accrued liquidation preference, including accrued and unpaid dividends, of $177.8 million.

Dividends.  The certificate of designation for the 9 3/4% Preferred Stock provides that holders are entitled to receive dividends on each share at an annual rate of 9 3/4% of the liquidation preference per share. We may, at our option, pay dividends on any dividend payment date either in cash or by the issuance of additional shares of 9 3/4% Preferred Stock having an aggregate liquidation preference equal to the amount of such dividends or shares of Class A Common Stock having a market value equal to the amount of such dividends; provided that, if we elect to pay dividends in shares of Class A Common Stock and those shares are not freely tradable without volume or manner of sale limitations by any holder of 9 3/4% Preferred Stock which is not one of our affiliates, the dividend rate per year for such payment will be increased to 12 1/4%. All dividends shall be cumulative, whether or not earned or declared, on a daily basis from the issuance date, and shall be payable quarterly in arrears on each dividend payment date.

For the years ended December 31, 2006, 2005 and 2004, we paid dividends of approximately $11.6 million, $14.3 million and $13.0 million, respectively, by the issuance of additional shares of the 9 3/4% Preferred Stock. At December 31, 2006, there were $4.1 million of accrued and unpaid dividends on the 9 3/4% Preferred Stock, and no accrued and unpaid dividends at December 31, 2005. No dividends have been declared on the 9 3/4% Preferred Stock since September 30, 2006, though dividends continue to accrue at a rate of 9 3/4% for purposes of the preferential amounts that holders would be entitled a receive in a liquidation of our company.

Voting Rights.  Holders of the 9 3/4% Preferred Stock have the right to vote generally with the holders of our voting stock (voting as a class with the Class A Common Stock) on all matters equivalent submitted for a vote of such holders with one vote for each share of Class A Common Stock into which their 9 3/4% Preferred Stock is convertible. In addition, the holders of the 9 3/4% Preferred Stock have the right to vote as a class with respect to:

•	materially and adversely amending certain rights of the holders of the 9 3/4% Preferred Stock;

•	issuing any class of equity securities that ranks on a parity with or senior to the 9 3/4% Preferred Stock, other than the issuance of additional shares of 9 3/4% Preferred Stock to pay dividends on the 9 3/4% Preferred Stock in accordance with its terms; and

•	any merger or consolidation involving us and any transfer of all or substantially all of our assets (including our subsidiaries, taken as a whole), unless certain conditions are met.

In addition, the certificate of designation of the 9 3/4% Preferred Stock provides that, upon our failure to (1) satisfy our conversion and redemption obligations, including the redemption of the 9 3/4% Preferred Stock by December 31, 2006, (2) make any required offer to purchase the 9 3/4% Preferred Stock following a change of control, (3) comply with certain covenants or (4) make certain payments on our indebtedness, as their sole and exclusive remedy under such circumstances, holders of a majority of the outstanding shares of the 9 3/4% Preferred Stock, voting separately as one class, will be entitled to elect the lesser of two directors or that number of directors constituting at least 25% of our Board. Following our failure to redeem the 9 3/4% Preferred Stock on December 31, 2006 two directors were accordingly elected to our Board by the holders of the 9 3/4% Preferred Stock effective April 2, 2007.

Liquidation Rights.  The liquidation preference of the 9 3/4% Preferred Stock is $10,000 per share. The certificate of designation applicable to the 9 3/4% Preferred Stock currently provides that the 9 3/4% Preferred Stock is (i) senior in right of payment to the 11% Series B Preferred Stock and all classes of common stock and (ii) junior in right of payment to the 14 1/4% Preferred Stock. If the Preferred Stock Amendment with respect to the certificate of designation governing the 9 3/4% Preferred Stock are adopted, the certificate of designation governing the 9 3/4% Preferred Stock will provide that the 9 3/4% Preferred Stock will rank junior in right of payment to the 11% Series B Preferred Stock, 14 1/4% Preferred Stock, Series A-1 Convertible Preferred Stock, Series A-2 Non-Convertible Preferred Stock, Series A-3 Convertible Preferred Stock and Series C Convertible Preferred Stock. Assuming the Preferred Stock Amendment with respect to the certificate of designation governing the 9 3/4% Preferred Stock are adopted, the new ranking of the 9 3/4% Preferred Stock in relation to the Senior Debt and 14 1/4% Preferred Stock, as well as the Series A Notes, Series B Notes and various series of preferred stock to be issued in connection with the Exchange Offer and Transactions, as applicable.

Redemption.  We may redeem all or a portion of the 9 3/4% Preferred Stock, at our option, at any time at a redemption price equal to 100% of the liquidation preference thereof, plus, without duplication, accumulated and unpaid dividends to the date of redemption.

We were required to redeem all of the 9 3/4% Preferred Stock outstanding on December 31, 2006 at a redemption price equal to 100% of its liquidation preference, plus, without duplication, accumulated and unpaid dividends to the date of redemption. We have not redeemed these shares and dividends continue to accrue. As a result, the holders of the 9 3/4% Preferred Stock exercised their right to elect two additional directors to our Board effective April 2, 2007.

Upon a change of control (as defined in the certificate of designation for the 9 3/4% Preferred Stock), we are required to offer to purchase the 9 3/4% Preferred Stock at a price equal to 100% of the liquidation preference, plus, without duplication, accumulated and unpaid dividends.

Conversion Rights.  The 9 3/4% Preferred Stock is convertible at any time at the option of its holder into a number of shares of Class A Common Stock equal to the aggregate liquidation preference of the shares of 9 3/4% Preferred Stock surrendered for conversion divided by the conversion price. The conversion price is currently based on an initial conversion rate of 625 shares of Class A Common Stock for each share of 9 3/4%

Preferred Stock (equivalent to a conversion price of $16.00 per share of Class A Common Stock), and is subject to adjustment in certain events.

Restrictive Covenants.  The certificate of designation for the 9 3/4% Preferred Stock contains covenants for the benefit of the holders of the 9 3/4% Preferred Stock that, among other things, and subject to certain exceptions, restrict our ability and the ability of our restricted subsidiaries to:

•	pay dividends and make other restricted payments; and

•	enter into transactions with affiliates.

In the event we breach any of these covenants, the holders of the 9 3/4% Preferred Stock have the right, voting separately and as one class, to elect the lesser of two directors and that number of directors constituting 25% of the members of the Board.

11% Series B Preferred Stock

General.  We have designated 60,607 shares of our authorized preferred stock as our 11% Series B Preferred Stock, of which as of May 31, 2007, 39,607 are issued and outstanding, and held by an affiliate of NBCU. As of May 31, 2007, the aggregate liquidation preference of the 11% Series B Preferred Stock, including accrued and unpaid dividends, was $468.7 million.

Dividends.  The holders of the 11% Series B Preferred Stock are entitled to receive dividends on each share at the higher of (determined on a cumulative basis from the issuance date to the date of such determination): (i) an annual rate of 11% of the liquidation preference per share, and (ii) the aggregate cash dividends per share paid on the Class A Common Stock multiplied by the number of shares of Class A Common Stock into which the 11% Series B Preferred Stock is convertible, in each case payable when, as and if declared by our Board and accumulating from October 1, 2005.

Voting Rights.  The 11% Series B Preferred Stock is non-voting, except as otherwise required by law and except in certain circumstances, including, among others things, with respect to:

•	materially and adversely amending certain rights of the holders of the 11% Series B Preferred Stock;

•	issuing additional shares of 11% Series B Preferred Stock or any class of equity securities that ranks on a parity with or senior to the 11% Series B Preferred Stock, other than (i) a new class of securities senior to the 11% Series B Preferred Stock at any time after the trading price for the Class A Common Stock first exceeds 120% of the then-applicable conversion price for 20 consecutive days, (ii) additional shares of Senior Preferred Stock or any securities that rank on a parity with or senior to the 11% Series B Preferred Stock (and, in the case of securities that are senior to the 11% Series B Preferred Stock, that rank equally in right of payment with the Senior Preferred Stock), where such securities that rank on parity with or senior to the 11% Series B Preferred Stock do not require us to pay dividends thereon on a current basis in cash, or require cash dividends to be paid at a rate not to exceed one percentage point greater than the dividend rate borne by either series of the Senior Preferred Stock (as existing on October 1, 2005) and which do not prohibit the payment of dividends other than in cash on the 11% Series B Preferred Stock or prohibit or otherwise interfere with our ability to mandatorily redeem the 11% Series B Preferred Stock in an amount sufficient to refinance either series of the Senior Preferred Stock, and (iii) additional shares of 11% Series B Preferred Stock or a new class of preferred stock in accordance with the terms of the Amended and Restated Stockholder Agreement, dated as of November 7, 2005, between NBC Palm Beach I, us and certain of our affiliates; and

•	any merger or consolidation involving us and any transfer of all or substantially all of our assets (including our subsidiaries, taken as a whole), unless certain conditions are met.

In addition, upon our failure to (1) satisfy our conversion and redemption obligations, including the mandatory redemption of the 11% Series B Preferred Stock on December 31, 2013, (2) make any required offer to purchase the 11% Series B Preferred Stock following a change of control, (3) comply with certain covenants or (4) make certain payments on our indebtedness, holders of a majority of the outstanding shares of the 11% Series B Preferred Stock, other than NBCU, voting separately as one class, will be entitled to elect the lesser of two directors or that number of directors constituting at least 25% of our Board. The certificate of designation provides that this is the sole and exclusive remedy of the holders under these circumstances, except with respect to our obligation to mandatorily redeem the 11% Series B Preferred Stock on December 31, 2013.

Liquidation Rights.  The liquidation preference of the 11% Series B Preferred Stock is $10,000 per share. Upon the voluntary or involuntary liquidation, dissolution or winding up of our affairs, the holders of shares of 11% Series B Preferred Stock shall be entitled to be paid an amount in cash equal to the greater of (a) the liquidation preference for each share outstanding, plus, without duplication, an amount in cash equal to accumulated and unpaid dividends thereon to the date fixed for liquidation, dissolution or winding up, and (b) the amount per share payable upon liquidation, dissolution or winding up to the holders of shares of the Class A Common Stock (without deduction for the liquidation preference otherwise payable), multiplied by the number of such shares into which the shares of 11% Series B Preferred Stock are then convertible.

The certificate of designation applicable to the 11% Series B Preferred Stock provides that the 11% Series B Preferred Stock is (i) junior in right of payment to the 14 1/4% Preferred Stock and 9 3/4% Preferred Stock and (ii) senior in right of payment to all classes of common stock.

Redemption.  We may redeem all or a portion of the 11% Series B Preferred Stock, at our option, at any time after the earlier of (a) the Call Closing, and (b) the date of the Investor Call Right Termination, as defined in the Call Agreement, at the redemption price set forth in the 11% Series B Preferred Stock certificate of designation. If the Call Closing fails to occur, NBCU has the right (subject to applicable law) to require us to redeem any 11% Series B Preferred Stock and Class A Common Stock issued upon conversion of the 11% Series B Preferred Stock then held by it upon the occurrence of various events of default, including material uncured breaches under the certificate of designation.

We are required to redeem all of the outstanding shares of 11% Series B Preferred Stock for cash on December 31, 2013. If we fail to do so, the holders of 11% Series B Preferred Stock shall be entitled to all remedies available at law or equity, including the right to bring an action against us to compel enforcement of the mandatory redemption or an action for damages arising out of our failure to redeem.

Upon a change of control, we are required to make an offer to purchase all then outstanding shares of 11% Series B Preferred Stock at a purchase price of 101% of the liquidation preference plus, without duplication, an amount in cash equal to all of its accumulated and unpaid dividends.

Conversion Rights.  Shares of the 11% Series B Preferred Stock will be convertible at any time after the Call Closing at the option of the holder into (1) a number of shares of Class A Common Stock or (2) in the case of NBCU only, if NBCU determines in its sole discretion that it is prevented under applicable laws and regulations of the FCC from holding shares of Class A Common Stock issuable upon conversion of its shares of 11% Series B Preferred Stock, into a number of shares of non-voting common stock (which upon disposition by NBCU will automatically be converted into shares of Class A Common Stock), equal to the liquidation preference of the shares of 11% Series B Preferred Stock surrendered for conversion, plus, without duplication, an amount in cash equal to accumulated and unpaid dividends, divided by the conversion price then in effect. The conversion price of the 11% Series B Preferred Stock was initially $2.00 per share, and increases at a rate equal to the dividend rate on the 11% Series B Preferred Stock. We are required to cause the shares of Class A Common Stock issuable upon conversion of the 11% Series B Preferred Stock (or, in the case of NBCU’s election to convert into non-voting common stock, upon conversion of such non-voting common stock) to be approved for listing on AMEX (or other principal securities exchange on which the Class A Common Stock may at the time be listed for trading), subject to official notification of issuance, before the date of issuance.

Exchange Provisions.  The shares of 11% Series B Preferred Stock are exchangeable, in whole or in part, at the option of the holders, into convertible subordinated debentures that are due on December 31, 2013, and are fully guaranteed on a senior subordinated unsecured basis by all of our subsidiaries, provided that

(i) each partial exchange shall be with respect to shares of 11% Series B Preferred Stock outstanding with a liquidation preference of not less than $50,000,000 in the case of NBC Palm Beach I and $5,000,000 for all other holders or all such shares remaining, if less, and (ii) any exchange prior to April 16, 2013, may only be made if no default or event of default would exist or be caused by such exchange under the covenant limiting our ability to incur indebtedness under the indentures governing our existing indebtedness, as in effect on December 30, 2005, assuming that the debt incurrence covenants within any indentures entered into after December 30, 2005 are at least as permissive. Such debentures are convertible into shares of Class A Common Stock (or a corresponding number of shares of non-voting common stock, in the case of conversion by NBC Palm Beach I) at a price of $13.01 per share, and are redeemable by us for cash at a price equal to 80% of the prevailing trading price of our Class A Common Stock multiplied by the number of shares of our Class A Common Stock into which such debentures are convertible (based on the $13.01 per share conversion price).

Restrictive Covenants.  The certificate of designation for the 11% Series B Preferred Stock contains covenants for the benefit of the holders of the 11% Series B Preferred Stock that, among other things, and subject to certain exceptions, restrict our ability and the ability of our restricted subsidiaries to:

•	incur additional indebtedness;

•	pay dividends and make other restricted payments;

•	issue certain stock of subsidiaries; and

•	enter into transactions with affiliates.

In the event we breach any of the these covenants, the holders of the 11% Series B Preferred Stock have the right, voting separately and as one class, to elect the lesser of two directors and that number of directors constituting 25% of the members of the Board. Our rights and obligations in respect of the 11% Series B Preferred Stock are also subject to the terms of our agreements with NBCU.

Series A-1 Convertible Preferred Stock

General.  We have designated 8,500 shares of our authorized preferred stock as our Series A-1 Convertible Preferred Stock, none of which are currently outstanding.

Dividends.  We are not required to declare or pay dividends on the Series A-1 Convertible Preferred Stock. When dividends are declared by our Board, holders of the Series A-1 Convertible Preferred Stock will be entitled to receive dividends on each share at the higher of: (i) an annual rate of 12% of the liquidation preference per share, and (ii) the aggregate cash dividends per share paid on Class D Common Stock, from the later of (a) the date of issuance and (b) the date of the last payment of a cash dividend on the Class D Common Stock to the date of such determination, multiplied by the number of shares of Class D Common Stock into which each share of Series A-1 Convertible Preferred Stock is convertible. All dividends shall accrue and be cumulative, whether or not earned or declared, on a quarterly basis, in arrears from the issuance date, but shall be payable only at such time or times as may be fixed by our Board or as otherwise provided and shall not compound.

Voting Rights.  Holders of the Series A-1 Convertible Preferred Stock will not be entitled to voting rights, except as required under the DGCL and as expressly provided in the certificate of designation, including, among others things, with respect to:

•	materially and adversely amending certain rights of the holders of the Series A-1 Convertible Preferred Stock;

•	issuing additional shares of Series A-1 Convertible Preferred Stock or any class of equity securities that ranks on a parity with or senior to the Series A-1 Convertible Preferred Stock, other than the issuance of such parity or senior securities in an amount sufficient to refinance any series of securities to which the Series A-1 Convertible Preferred Stock is junior, so long as such parity or senior securities (i) do not require us to pay dividends thereon on a current basis in cash, or (ii) require cash dividends to be paid at a rate not more than three percentage points greater than the dividend rate borne by any series of securities to which the Series A-1 Convertible Preferred Stock is junior, and do not prohibit the payment of dividends other than in cash on the Series A-1 Convertible Preferred Stock, or prohibit mandatory redemption of the Series A-1 Convertible Preferred Stock; and

•	any merger or consolidation involving us and any transfer of all or substantially all of our assets (including our subsidiaries, taken as a whole), unless certain conditions are met.

In addition, the certificate of designation of the Series A-1 Convertible Preferred Stock provides that, upon our failure to satisfy any redemption or conversion obligation with respect to the Series A-1 Convertible Preferred Stock, as their sole and exclusive remedy under such circumstances, holders of a majority of the outstanding shares of such stock shall have the right, voting separately and as one class, to elect the lesser of two directors or that number of directors constituting 25% of the members of our Board.

Liquidation Rights.  Upon our liquidation, winding-up and dissolution, holders of the Series A-1 Convertible Preferred Stock will be entitled to an amount in cash equal to the greater of: (i) $10,000 per share, plus any accumulated and unpaid dividends, and (ii) the aggregate amount per share payable upon liquidation, dissolution or winding up to the holders of shares of Class A Common Stock or such other class or series of stock into which the Series A-1 Convertible Preferred Stock is then convertible (assuming the conversion of all of the Series A-1 Convertible Preferred Stock), multiplied by the number of shares of Class A Common Stock into which such shares of Series A-1 Convertible Preferred Stock are then convertible.

Ranking.  The Series A-1 Convertible Preferred Stock will rank (i) senior in right of payment to any unexchanged shares of Senior Preferred Stock (provided that the Preferred Stock Amendment and the Senior Issuance are approved by both series of Senior Preferred Stock), Series C Convertible Preferred Stock, Series D Convertible Preferred Stock, Series E-1 Convertible Preferred Stock, Series E-2 Convertible Preferred Stock and Series F Non-Convertible Preferred Stock and all classes of common stock, (ii) equally in right of payment with the Series A-2 Non-Convertible Preferred Stock and Series A-3 Convertible Preferred Stock, and (iii) rank junior in right of payment to our Senior Debt, Series A Notes and Series B Notes.

Redemption.  We are required to redeem all of the outstanding shares of Series A-1 Convertible Preferred Stock on August 31, 2013, for $10,000 (in cash) per share plus, as applicable, all accrued and unpaid dividends through and including the date of redemption.

Conversion Rights.

Optional Conversion.  At the holder’s option, the shares of Series A-1 Convertible Preferred Stock will be convertible at any time into (A) a number of shares of Class D Common Stock equal to the number of shares of Series A-1 Convertible Preferred Stock surrendered for conversion, multiplied by $10,000, plus accrued and unpaid dividends thereon, divided by (B) the conversion price then in effect, except that if shares of Series A-1 Convertible Preferred Stock are called for redemption the conversion right will terminate at the close of business on the redemption date. The conversion price is $0.90 per share of Class D Common Stock, increasing at a rate per annum equal to the dividend rate for the Series A-1 Convertible Preferred Stock from the date of issuance through the date of conversion, which we refer to as the “Series A-1 Convertible Preferred Stock Conversion Price.” No fractional shares or securities representing fractional shares will be issued upon conversion; in lieu of fractional shares, we will pay a cash adjustment based upon the common stock value as of the close of business on the first business day preceding the date of conversion.

Mandatory Conversion.  At any time following the first anniversary of the issuance date, the shares of Series A-1 Convertible Preferred Stock will be converted automatically, without notice to holders, into (A) a number of shares of Class D Common Stock equal to the liquidation preference of the shares of Series A-1

Convertible Preferred Stock so converted, plus accrued and unpaid dividends thereon, divided by (B) the Series A-1 Convertible Preferred Stock Conversion Price, upon the earliest to occur of the following events:

•	the trading price for 15 consecutive trading days of our Class A Common Stock or Class D Common Stock is equal to or greater than:

•	in the event the mandatory conversion occurs after the first anniversary, but prior to the second anniversary of the issuance date, 102% of the Series A-1 Convertible Preferred Stock Conversion Price,

•	in the event the mandatory conversion occurs on or after the second anniversary, but prior to the third anniversary of the issuance date, 101% of the Series A-1 Convertible Preferred Stock Conversion Price, or

•	in the event the mandatory conversion occurs on or after the third anniversary of the issuance date, the Series A-1 Convertible Preferred Stock Conversion Price

(as the case may be, the “Series A-1 Convertible Preferred Stock Mandatory Conversion Trigger Price”); and

•	we issue common stock at an issue price per share equal to or greater than the Series A-1 Convertible Preferred Stock Mandatory Conversion Trigger Price, generating aggregate gross proceeds to us of at least $75,000,000 (provided that, if the common stock is issued to CIG, NBCU or their respective affiliates, an internationally recognized investment bank selected by CIG from a list of three banks provided by us shall have provided an opinion to the effect that the issue price per share is at or higher than the fair market value of a share of our common stock).

The conversion prices shall be subject to customary adjustments for stock splits, dividends, recapitalizations, below market issues and similar events.

Series A-2 Non-Convertible Preferred Stock

General.  We have designated 11,000 shares of our authorized preferred stock as our Series A-2 Non-Convertible Preferred Stock, none of which are currently outstanding.

Dividends.  We are not required to declare or pay dividends on the Series A-2 Non-Convertible Preferred Stock. However, when dividends are declared by our Board, holders of the Series A-2 Non-Convertible Preferred Stock will be entitled to receive dividends on each share at 8% per year. All dividends shall accrue and be cumulative, whether or not earned or declared, on a quarterly basis, in arrears from the issuance date, but shall be payable only at such time or times as may be fixed by our Board or as otherwise provided and shall not compound.

Voting Rights.  Holders of the Series A-2 Non-Convertible Preferred Stock will not be entitled to voting rights, except as required under the DGCL and as expressly provided in the certificate of designation, including, among others things, with respect to:

•	materially and adversely amending certain rights of the holders of the Series A-2 Non-Convertible Preferred Stock;

•	issuing additional shares of Series A-2 Non-Convertible Preferred Stock or any class of equity securities that ranks on a parity with or senior to the Series A-2 Non-Convertible Preferred Stock, other than the issuance of such parity or senior securities in an amount sufficient to refinance any series of securities to which the Series A-2 Non-Convertible Preferred Stock is junior, so long as such parity or senior securities (i) do not require us to pay dividends thereon on a current basis in cash, or (ii) require cash dividends to be paid at a rate not more than three percentage points greater than the dividend rate borne by any series of securities to which the Series A-2 Non-Convertible Preferred Stock is junior, and do not prohibit the payment of dividends other than in cash on the Series A-2 Non-Convertible Preferred Stock, or prohibit mandatory redemption of the Series A-2 Non-Convertible Preferred Stock; and

•	any merger or consolidation involving us and any transfer of all or substantially all of our assets (including our subsidiaries, taken as a whole), unless certain conditions are met.

In addition, the certificate of designation of the Series A-2 Non-Convertible Preferred Stock provides that, upon our failure to satisfy any redemption or conversion obligation with respect to the Series A-2 Non-Convertible Preferred Stock, as their sole and exclusive remedy under such circumstances, holders of a majority of the outstanding shares of such stock shall have the right, voting separately and as one class, to elect the lesser of two directors or that number of directors constituting 25% of the members of our Board.

Liquidation Rights.  Upon our liquidation, winding-up and dissolution, holders of the Series A-2 Non-Convertible Preferred Stock will be entitled to $10,000 per share, plus any accumulated and unpaid dividends.

Ranking.  The Series A-2 Non-Convertible Preferred Stock will rank (i) senior in right of payment to any unexchanged shares of Senior Preferred Stock (provided that the Preferred Stock Amendment and Senior Issuance are approved by both series of Senior Preferred Stock), Series C Convertible Preferred Stock, Series D Convertible Preferred Stock, Series E-1 Convertible Preferred Stock, Series E-2 Convertible Preferred Stock and Series F Non-Convertible Preferred Stock and all classes of common stock, (ii) equally in right of payment with the Series A-1 Convertible Preferred Stock and Series A-3 Convertible Preferred Stock, and (iii) junior in right of payment to our Senior Debt, Series A Notes and Series B Notes.

Redemption.  We are required to redeem all of the outstanding shares of Series A-2 Non-Convertible Preferred Stock on August 31, 2013, for $10,000 (in cash) per share plus, as applicable, all accrued and unpaid dividends through and including the date of redemption.

Conversion Rights.  The Series A-2 Non-Convertible Preferred Stock is not convertible.

Series A-3 Convertible Preferred Stock

General.  We have designated 11,000 shares of our authorized preferred stock as our Series A-3 Convertible Preferred Stock, none of which are currently outstanding.

Dividends.  We are not required to declare or pay dividends on the Series A-3 Convertible Preferred Stock. However, when dividends are declared by our Board, holders of the Series A-3 Convertible Preferred Stock will be entitled to receive dividends on each share at the higher of: (i) 12% per year, and (ii) the aggregate cash dividends per share paid on Class A Common Stock, from the later of (a) the date of issuance or (b) the date of the last payment of a cash dividend on the Class A Common Stock to the date of such determination, multiplied by the number of shares of Class A Common Stock into which each share of Series A-3 Convertible Preferred Stock is convertible. All dividends shall accrue and be cumulative, whether or not earned or declared, on a quarterly basis, in arrears from the issuance date, but shall be payable only at such time or times as may be fixed by our Board or as otherwise provided and shall not compound.

Voting Rights.  Holders of the Series A-3 Convertible Preferred Stock will not be entitled to voting rights, except as required under the DGCL and as expressly provided in the certificate of designation, including, among others things, with respect to:

•	materially and adversely amending certain rights of the holders of the Series A-3 Convertible Preferred Stock;

•	issuing additional shares of Series A-3 Convertible Preferred Stock or any class of equity securities that ranks on a parity with or senior to the Series A-3 Convertible Preferred Stock, other than the issuance of such parity or senior securities in an amount sufficient to refinance any series of securities to which the Series A-3 Convertible Preferred Stock is junior, so long as such parity or senior securities (i) do not require us to pay dividends thereon on a current basis in cash, or (ii) require cash dividends to be paid at a rate not more than three percentage points greater than the dividend rate borne by any series of securities to which the Series A-3 Convertible Preferred Stock is junior, and do not prohibit the payment of dividends other than in cash on the Series A-3 Convertible Preferred Stock or prohibit mandatory redemption of the Series A-3 Convertible Preferred Stock; and

•	any merger or consolidation involving us and any transfer of all or substantially all of our assets (including our subsidiaries, taken as a whole), unless certain conditions are met.

In addition, upon our failure to satisfy any redemption or conversion obligation with respect to the Series A-3 Convertible Preferred Stock, as their sole and exclusive remedy under such circumstances, holders of a majority of the outstanding shares of such stock shall have the right, voting separately and as one class, to elect the lesser of two directors or that number of directors constituting 25% of the members of our Board.

Liquidation Rights.  Upon our liquidation, winding-up and dissolution, holders of the Series A-3 Convertible Preferred Stock will be entitled to an amount in cash equal to the greater of: (i) $10,000 per share, plus any accumulated and unpaid dividends, and (ii) the aggregate amount per share payable upon liquidation, dissolution or winding up to the holders of shares of Class A Common Stock (or such other class or series of stock into which the Series A-3 Convertible Preferred Stock is then convertible) multiplied by the number of shares of Class A Common Stock into which such shares of Series A-3 Convertible Preferred Stock are then convertible.

Ranking.  The Series A-3 Convertible Preferred Stock will rank (i) senior in right of payment to any unexchanged shares of Senior Preferred Stock (provided that the Preferred Stock Amendment and the Senior Issuance are approved by both series of Senior Preferred Stock), Series C Convertible Preferred Stock, Series D Convertible Preferred Stock, Series E-1 Convertible Preferred Stock, Series E-2 Convertible Preferred Stock and Series F Non-Convertible Preferred Stock and all classes of common stock, (ii) equally in right of payment with the Series A-2 Non-Convertible Preferred Stock and Series A-1 Convertible Preferred Stock, and (iii) junior in right of payment to our Senior Debt, Series A Notes and Series B Notes.

Redemption.  We are required to redeem all of the outstanding shares of Series A-3 Convertible Preferred Stock on August 31, 2013, for $10,000 (in cash) per share plus, as applicable, all accrued and unpaid dividends through and including the date of redemption.

Conversion Rights.

Optional Conversion.  At the holder’s option, the shares of Series A-3 Convertible Preferred Stock will be convertible at any time into (A) a number of shares of Class A Common Stock (or, under certain circumstances, Class C Common Stock) equal to the number of shares of Series A-3 Convertible Preferred Stock surrendered for conversion, multiplied by $10,000, plus accrued and unpaid dividends thereon, divided by (B) the conversion price then in effect, except that if shares of Series A-3 Convertible Preferred Stock are called for redemption that conversion right will terminate at the close of business on the redemption date. The conversion price is $0.75 per share of Class A Common Stock (or Class C Common Stock, as applicable), increasing at a rate per annum equal to the dividend rate for the Series A-3 Convertible Preferred Stock from the date of issuance through the date of conversion (the “Series A-3 Convertible Preferred Stock Conversion Price”). No fractional shares or securities representing fractional shares will be issued upon conversion; in lieu of fractional shares, we will pay a cash adjustment based upon the common stock value as of the close of business on the first day preceding the date of conversion.

Mandatory Conversion.  At any time following the first anniversary of the issuance date, the shares of Series A-3 Convertible Preferred Stock will be converted automatically, without notice to holders, into (A) a number of shares of Class A Common Stock (or, under certain circumstances, Class C Common Stock) equal to the liquidation preference of the shares of A-3 Convertible Preferred Stock so converted, plus accrued and unpaid dividends, divided by (B) the Series A-3 Convertible Preferred Stock Conversion Price, upon the earliest to occur of the following events:

•	the trading price for 15 consecutive trading days of our Class A Common Stock or Class D Common Stock is equal to or greater than:

•	in the event the mandatory conversion occurs after the first anniversary, but prior to the second anniversary of the issuance date, 102% of the Series A-3 Convertible Preferred Stock Conversion Price,

•	in the event the mandatory conversion occurs on or after the second anniversary, but prior to the third anniversary of the issuance date, 101% of the Series A-3 Convertible Preferred Stock Conversion Price, or

•	in the event the mandatory conversion occurs on or after the third anniversary of the issuance date, the Series A-3 Convertible Preferred Stock Conversion Price

(as the case may be, the “Series A-3 Convertible Preferred Stock Mandatory Conversion Trigger Price”); and

•	we issue common stock at an issue price per share equal to or greater than the Series A-3 Convertible Preferred Stock Mandatory Conversion Trigger Price, generating aggregate gross proceeds to us of at least $75,000,000 (provided that, if the common stock is issued to CIG, NBCU or their respective affiliates, an internationally recognized investment bank selected by CIG from a list of three banks provided by us shall have provided an opinion to the effect that the issue price per share is at or higher than the fair market value of a share of our common stock).

The conversion prices shall be subject to customary adjustments for stock splits, dividends, recapitalizations, below market issues and similar events.

Series B Convertible Preferred Stock

General.  We have designated 3,000 shares of our authorized preferred stock as our Series B Convertible Preferred Stock, none of which are currently outstanding.

Dividends.  We are not required to declare or pay dividends on the Series B Convertible Preferred Stock. However, when declared by our Board, the holders of the Series B Convertible Preferred Stock will be entitled to receive dividends on each share at the higher of: (i) 12% per year, and (ii) the aggregate cash dividends per share paid on Class D Common Stock, from the later of (a) the date of issuance or (b) the date of the last payment of a cash dividend on the Class D Common Stock to the date of such determination, multiplied by the number of shares of Class D Common Stock into which each share of Series A-1 Convertible Preferred Stock is convertible. All dividends shall accrue and be cumulative, whether or not earned or declared, on a quarterly basis, in arrears from the issuance date, but shall be payable only at such time or times as may be fixed by our Board or as otherwise provided and shall not compound.

Voting Rights.  Holders of the Series B Convertible Preferred Stock will not be entitled to voting rights, except as required under the DGCL and as expressly provided in the certificate of designation, including, among others things, with respect to:

•	materially and adversely amending certain rights of the holders of the Series B Convertible Preferred Stock;

•	issuing additional shares of Series B Convertible Preferred Stock or any class of equity securities that ranks on a parity with or senior to the Series B Convertible Preferred Stock, other than the issuance of such parity or senior securities in an amount sufficient to refinance any series of securities to which the Series B Convertible Preferred Stock is junior, so long as such parity or senior securities (i) do not require us to pay dividends thereon on a current basis in cash, or (ii) require cash dividends to be paid at a rate no more than three percentage points greater than the dividend rate borne by any series of securities to which the Series B Convertible Preferred Stock is junior, and do not prohibit the payment of dividends other than in cash on the Series B Convertible Preferred Stock or prohibit mandatory redemption of the Series B Convertible Preferred Stock; and

•	any merger or consolidation involving us and any transfer of all or substantially all of our assets (including our subsidiaries, taken as a whole), unless certain conditions are met.

In addition, the certificate of designation of the Series B Convertible Preferred Stock provides that, upon our failure to satisfy any redemption or conversion obligation with respect to the Series B Convertible Preferred Stock, as their sole and exclusive remedy under such circumstances, holders of a majority of the outstanding shares of such stock shall have the right, voting separately and as one class, to elect the lesser of two directors or that number of directors constituting 25% of the members of our Board.

Liquidation Rights.  Upon our liquidation, winding-up and dissolution, holders of the Series B Convertible Preferred Stock will be entitled to the greater of: (i) $10,000 per share, plus any accumulated and unpaid dividends from the issue date through and including the date of liquidation, and (ii) the aggregate amount per share payable upon liquidation, dissolution or winding up to the holders of shares of Class A Common Stock multiplied by the number of shares of Class A Common Stock or such other class or series of stock into which the Series B Convertible Preferred Stock is then convertible (assuming the conversion of all of the Series B Convertible Preferred Stock) multiplied by the number of shares of Class A Common Stock into which such shares of Series B Convertible Preferred Stock are then convertible.

Ranking.  The Series B Convertible Preferred Stock will rank (i) senior in right of payment to the Series D Convertible Preferred Stock, Series E-1 Convertible Preferred Stock, Series E-2 Convertible Preferred Stock, Series F Non-Convertible Preferred Stock and all classes of common stock, (ii) equally in right of payment with the Series C Non-Convertible Preferred Stock and Series C Convertible Preferred Stock, and (iii) junior in right of payment to the Senior Debt, Series A Notes, Series B Notes, and any unexchanged shares of Senior Preferred Stock.

Redemption.  We shall redeem all of the outstanding shares of Series B Convertible Preferred Stock on August 31, 2013, for $10,000 (in cash) per share plus, as applicable, all accrued and unpaid dividends through and including the date of redemption.

Conversion Rights.

Optional Conversion.  At the holder’s option, the shares of Series B Convertible Preferred Stock will be convertible at any time into (A) a number of shares of Class D Common Stock equal to the number of shares of Series B Convertible Preferred Stock surrendered for conversion, multiplied by $10,000, plus accrued and unpaid dividends thereon, divided by (B) the conversion price then in effect, except that if shares of Series B Convertible Preferred Stock are called for redemption the conversion right will terminate at the close of business on the redemption date. The conversion price is $0.90 per share of Class D Common Stock, increasing at a rate per annum equal to the dividend rate for the Series B Convertible Preferred Stock from the date of issuance through the date of conversion, which we refer to as the “Series B Convertible Preferred Stock Conversion Price.” No fractional shares or securities representing fractional shares will be issued upon conversion; in lieu of fractional shares, we will pay a cash adjustment based upon the common stock value as of the close of business on the first business day preceding the date of conversion.

Mandatory Conversion.  At any time following the first anniversary of the issuance date, the shares of Series B Convertible Preferred Stock will be converted automatically, without notice to holders, into (A) a number of shares of Class D Common Stock equal to the liquidation preference of the shares of Series B Convertible Preferred Stock so converted, plus accrued and unpaid dividends, divided by (B) the Series B Convertible Preferred Stock Conversion Price, upon the earliest to occur of the following events:

•	the trading price for 15 consecutive trading days of our Class A Common Stock or Class D Common Stock is equal to or greater than:

•	in the event the mandatory conversion occurs after the first anniversary, but prior to the second anniversary of the issuance date, 102% of the Series B Convertible Preferred Stock Conversion Price,

•	in the event the mandatory conversion occurs on or after the second anniversary, but prior to the third anniversary of the issuance date, 101% of the Series B Convertible Preferred Stock Conversion Price, or

•	in the event the mandatory conversion occurs on or after the third anniversary of the issuance date, the Series B Convertible Preferred Stock Conversion Price

(as the case may be, the “Series B Convertible Preferred Stock Mandatory Conversion Trigger Price”); and

•	we issue common stock at an issue price per share equal to or greater than the Series B Convertible Preferred Stock Mandatory Conversion Trigger Price, generating aggregate gross proceeds to us of at least $75,000,000 (provided that, if the common stock is issued to CIG, NBCU or their respective affiliates, an internationally recognized investment bank selected by CIG from a list of three banks provided by us shall have provided an opinion to the effect that the issue price per share is at or higher than the fair market value of a share of our common stock).

The conversion prices shall be subject to customary adjustments for stock splits, dividends, recapitalizations, below market issues and similar events.

Series C Convertible Preferred Stock

General.  We have designated 11,000 shares of our authorized preferred stock as our Series C Convertible Preferred Stock, none of which are currently outstanding.

Dividends.  We are not required to declare or pay dividends on the Series C Convertible Preferred Stock. However, when declared by our Board, the holders of the Series C Convertible Preferred Stock will be entitled to receive dividends on each share at the higher of: (i) 8% per year, and (ii) the aggregate cash dividends per share paid on Class A Common Stock, from the later of (a) the date of issuance or (b) the date of the last payment of a cash dividend on the Class A Common Stock to the date of such determination, multiplied by the number of shares of Class A Common Stock into which each share of Series C Convertible Preferred Stock is convertible. All dividends shall accrue and be cumulative, whether or not earned or declared, on a quarterly basis, in arrears from the issuance date, but shall be payable only at such time or times as may be fixed by our Board or as otherwise provided and shall not compound.

Voting Rights.  Holders of the Series C Convertible Preferred Stock will not be entitled to voting rights, except as required under the DGCL and as expressly provided in the certificate of designation, including, among others things, with respect to:

•	materially and adversely amending certain rights of the holders of the Series C Convertible Preferred Stock;

•	issuing additional shares of Series C Convertible Preferred Stock or any class of equity securities that ranks on a parity with or senior to the Series C Convertible Preferred Stock, other than the issuance of such parity or senior securities in an amount sufficient to refinance any series of securities to which the Series C Convertible Preferred Stock is junior, so long as such parity or senior securities (i) do not require us to pay dividends thereon on a current basis in cash, or (ii) require cash dividends to be paid at a rate not more than three percentage points greater than the dividend rate borne by any series of securities to which the Series C Convertible Preferred Stock is junior, and do not prohibit the payment of dividends other than in cash on the Series C Convertible Preferred Stock or prohibit mandatory redemption of the Series C Convertible Preferred Stock; and.

•	any merger or consolidation involving us and any transfer of all or substantially all of our assets (including our subsidiaries, taken as a whole), unless certain conditions are met.

In addition, the certificate of designation of the Series C Convertible Preferred Stock provides that, upon our failure to satisfy any redemption or conversion obligation with respect to the Series C Convertible Preferred Stock, as their sole and exclusive remedy under such circumstances, holders of a majority of the outstanding shares of such stock shall have the right, voting separately and as one class, to elect the lesser of two directors or that number of directors constituting 25% of the members of our Board.

Liquidation Rights.  Upon our liquidation, winding-up and dissolution, holders of the Series C Convertible Preferred Stock will be entitled to receive dividends at the greater of: (i) $10,000 per share, plus any accumulated and unpaid dividends from the issue date through and including the date of liquidation, and (ii) the aggregate amount per share payable upon liquidation, dissolution or winding up to the holders of shares of Class A Common Stock multiplied by the number of shares of Class A Common Stock (or such other class or series into which the Series C Convertible Preferred Stock is then convertible), multiplied by the number of shares of Class A Common Stock into which such shares of Series C Convertible Preferred Stock are then convertible.

Ranking.  The priority of the Series C Convertible Preferred Stock will depend on the success of the Exchange Offer. If 50% or less of either series of the Senior Preferred Stock is validly tendered and accepted in the Exchange Offer and, as a result, we do not receive the requisite approvals of the Preferred Stock Amendment and the Senior Issuance in the Consent Solicitation, the Series C Convertible Preferred Stock will rank (i) senior in right of payment to the Series D Convertible Preferred Stock, Series E-1 Convertible Preferred Stock, Series E-2 Convertible Preferred Stock, Series F Non-Convertible Preferred Stock and all classes of common stock, (ii) equally in right of payment with the Series C Non-Convertible Preferred Stock and Series B Convertible Preferred Stock, and (iii) junior in right of payment to the Senior Debt, Series A Notes, Series B Notes, and any unexchanged shares of Senior Preferred Stock.

If more than 50% of the Senior Preferred Stock is validly tendered and accepted in the Exchange Offer and, as a result, we receive the requisite approvals of the Preferred Stock Amendment and the Senior Issuance in the Consent Solicitation, the Series C Convertible Preferred Stock will rank (i) senior in right of payment to the Series D Convertible Preferred Stock, Series E-1 Convertible Preferred Stock, Series E-2 Convertible Preferred Stock, Series F Non-Convertible Preferred Stock, 9 3/4% Preferred Stock and all classes of common stock, (ii) equally in right of payment with the 14 1/4% Preferred Stock, and (iii) junior in right of payment to the Senior Debt, Series A Notes, Series B Notes, Series A-1 Convertible Preferred Stock, Series A-2 Non-Convertible Preferred Stock and Series A-3 Convertible Preferred Stock.

Redemption.  We are required to redeem all of the outstanding shares of Series C Convertible Preferred Stock on August 31, 2013, for $10,000 (in cash) per share plus, as applicable, all accrued and unpaid dividends through and including the date of redemption.

Conversion Rights.

Optional Conversion.  At the holder’s option, the shares of Series C Convertible Preferred Stock will be convertible at any time into (A) a number of shares of Class A Common Stock (or, under certain circumstances, Class C Common Stock) equal to the number of shares of Series C Convertible Preferred Stock surrendered for conversion, multiplied by $10,000, plus accrued and unpaid dividends thereon, divided by (B) the conversion price then in effect, except that if shares of Series C Convertible Preferred Stock are called for redemption the conversion right will terminate at the close of business on the redemption date. The conversion price is $0.75 per share of Class A Common Stock (or Class C Common Stock, as applicable), increasing at a rate per annum equal to the dividend rate for the Series C Convertible Preferred Stock from the date of issuance through the date of conversion (the “Series C Convertible Preferred Stock Conversion Price”). No fractional shares or securities representing fractional shares will be issued upon conversion; in lieu of fractional shares, we will pay a cash adjustment based upon the common stock value as of the close of business on the first day preceding the date of conversion.

Mandatory Conversion.  At any time following the first anniversary of the issuance date, the shares of Series C Convertible Preferred Stock will be converted automatically, without notice to holders, into (A) a number of shares of Class A Common Stock (or, under certain circumstances, Class C Common Stock) equal to the liquidation preference of the shares of Series C Convertible Preferred Stock so converted, plus accrued and unpaid dividends, divided by (B) the Series C Convertible Preferred Stock Conversion Price, upon the earliest to occur of the following events:

•	the trading price for 15 consecutive trading days of our Class A Common Stock or Class D Common Stock is equal to or greater than:

•	in the event the mandatory conversion occurs after the first anniversary, but prior to the second anniversary of the issuance date, 102% of the Series C Convertible Preferred Stock Conversion Price,

•	in the event the mandatory conversion occurs on or after the second anniversary but prior to the third anniversary of the issuance date, 101% of the Series C Convertible Preferred Stock Conversion Price, or

•	in the event the mandatory conversion occurs on or after the third anniversary of the issuance date, the Series C Convertible Preferred Stock Conversion Price

(as the case may be, the “Series C Convertible Preferred Stock Mandatory Conversion Trigger Price”); and

•	we issue common stock at an issue price per share equal to or greater than the Series C Convertible Preferred Stock Mandatory Conversion Trigger Price, generating aggregate gross proceeds to us of at least $75,000,000 (provided that, if the common stock is issued to CIG, NBCU or their respective affiliates, an internationally recognized investment bank selected by CIG from a list of three banks provided by us shall have provided an opinion to the effect that the issue price per share is at or higher than the fair market value of a share of our common stock).

The conversion prices shall be subject to customary adjustments for stock splits, dividends, recapitalizations, below market issues and similar events.

Series C Non-Convertible Preferred Stock

General.  We have designated 6,000 shares of our authorized preferred stock as our Series C Non-Convertible Preferred Stock, none of which are currently outstanding.

Dividends.  We are not required to declare or pay dividends on the Series C Non-Convertible Preferred Stock. However, when declared by our Board, the holders of the Series C Non-Convertible Preferred Stock will be entitled to receive dividends of 8% per year. All dividends shall accrue and be cumulative, whether or not earned or declared, on a quarterly basis, in arrears from the issuance date, but shall be payable only at such time or times as may be fixed by our Board or as otherwise provided and shall not compound.

Voting Rights.  Holders of the Series C Non-Convertible Preferred Stock will not be entitled to voting rights, except as required under the DGCL and as expressly provided in the certificate of designation, including, among others things, with respect to:

•	materially and adversely amending certain rights of the holders of the Series C Non-Convertible Preferred Stock;

•	issuing additional shares of Series C Non-Convertible Preferred Stock or any class of equity securities that ranks on a parity with or senior to the Series C Non-Convertible Preferred Stock, other than the issuance of such parity or senior securities in an amount sufficient to refinance any series of securities to which the Series C Non-Convertible Preferred Stock is junior, so long as such parity or senior securities (i) do not require us to pay dividends thereon on a current basis in cash, or (ii) require cash dividends to be paid at a rate not more than three percentage points greater than the dividend rate borne by any series of securities to which the Series C Non-Convertible Preferred Stock is junior, and do not prohibit the payment of dividends other than in cash on the Series C Non-Convertible Preferred Stock or prohibit mandatory redemption of the Series C Non-Convertible Preferred Stock; and

•	any merger or consolidation involving us and any transfer of all or substantially all of our assets (including our subsidiaries, taken as a whole), unless certain conditions are met.

In addition, the certificate of designation of the Series C Non-Convertible Preferred Stock provides that, upon our failure to satisfy any redemption or conversion obligation with respect to the Series C Non-Convertible Preferred Stock, as their sole and exclusive remedy under such circumstances, holders of a majority of the outstanding shares of such stock shall have the right, voting separately and as one class, to elect the lesser of two directors or that number of directors constituting 25% of the members of our Board.

Liquidation Rights.  Upon our liquidation, dissolution or winding up, holders of the Series C Non-Convertible Preferred Stock will be entitled to an amount in cash equal to $10,000 per share, plus any accumulated and unpaid dividends thereon to the date fixed for liquidation, dissolution and winding up.

Ranking.  The Series C Non-Convertible Preferred Stock will rank (i) senior in right of payment to the Series D Convertible Preferred Stock, Series E-1 Convertible Preferred Stock, Series E-2 Convertible Preferred

Stock, Series F Non-Convertible Preferred Stock and all classes of common stock, (ii) equally in right of payment with the Series B Convertible Preferred Stock and Series C Convertible Preferred Stock, and (iii) junior in right of payment to the Senior Debt, Series A Notes, Series B Notes, and any unexchanged shares of Senior Preferred Stock.

Redemption.  We shall redeem all of the outstanding shares of Series C Non-Convertible Preferred Stock on August 31, 2013, for $10,000 (in cash) per share plus, as applicable, all accrued and unpaid dividends through and including the date of redemption.

Conversion Rights.  The shares of Series C Non-Convertible Preferred Stock will not be convertible.

Series D Convertible Preferred Stock

General.  We have designated 39,000 shares of our authorized preferred stock as our Series D Convertible Preferred Stock, none of which are currently outstanding.

Dividends.  We are not required to declare or pay dividends on the Series D Convertible Preferred Stock. However, when declared by our Board, the holders of the Series D Convertible Preferred Stock will be entitled to receive dividends on each share at the higher of: (i) 8% per year, payable quarterly in arrears, in cash, which amounts shall accrue to the extent not paid in cash, and (ii) the aggregate cash dividends per share paid on Class A Common Stock, from the later of (a) the date of issuance or (b) the date of the last payment of a cash dividend on the Class A Common Stock to the date of such determination, multiplied by the number of shares of Class A Common Stock into which each share of Series D Convertible Preferred Stock is convertible. All dividends shall accrue and be cumulative, whether or not earned or declared, on a quarterly basis, in arrears from the issuance date, but shall be payable only at such time or times as may be fixed by our Board or as otherwise provided and shall not compound.

Voting Rights.  Holders of the Series D Convertible Preferred Stock will not be entitled to voting rights, except as required under the DGCL and as expressly provided in the certificate of designation, including, among others things, with respect to:

•	materially and adversely amending certain rights of the holders of the Series D Convertible Preferred Stock;

•	issuing additional shares of Series D Convertible Preferred Stock or any class of equity securities that ranks on a parity with or senior to the Series D Convertible Preferred Stock, other than the issuance of such parity or senior securities in an amount sufficient to refinance any series of securities to which the Series D Convertible Preferred Stock is junior, so long as such parity or senior securities (i) do not require us to pay dividends thereon on a current basis in cash, or (ii) require cash dividends to be paid at a rate not more than exceed three percentage points greater than the dividend rate borne by any series of securities to which the Series D Convertible Preferred Stock is junior, and do not prohibit the payment of dividends other than in cash on the Series D Convertible Preferred Stock or prohibit mandatory redemption of the Series D Convertible Preferred Stock; and

•	any merger or consolidation involving us and any transfer of all or substantially all of our assets (including our subsidiaries, taken as a whole), unless certain conditions are met.

In addition, the certificate of designation of the Series D Convertible Preferred Stock provides that, upon our failure to satisfy any redemption or conversion obligation with respect to the Series D Convertible Preferred Stock, as their sole and exclusive remedy under such circumstances, holders of a majority of the outstanding shares of such stock shall have the right, voting separately and as one class, to elect the lesser of two directors or that number of directors constituting 25% of the members of our Board.

Liquidation Rights.  Upon our liquidation, dissolution or winding up, holders of the Series D Convertible Preferred Stock will be entitled to an amount in cash equal to the greater of: (i) $10,000 per share, plus any accumulated and unpaid dividends thereon to the date fixed for liquidation, dissolution and winding up, and (ii) the amount per share which would have been payable upon such liquidation, dissolution or winding up to the holders of shares of Class A Common Stock (or such other class or series of stock into which Series D

Convertible Preferred Stock is then convertible) multiplied by the number of shares of Class A Common Stock into which such shares of Series D Convertible Preferred Stock are then convertible.

Ranking.  The Series D Convertible Preferred Stock will rank (i) senior in right of payment to the Series E-1 Convertible Preferred Stock, Series E-2 Convertible Preferred Stock, Series F Non-Convertible Preferred Stock and all classes of common stock and (ii) junior in right of payment to the Senior Debt, Series A Notes, Series B Notes, Series A-1 Convertible Preferred Stock, Series A-2 Non-Convertible Preferred Stock, Series A-3 Convertible Preferred Stock, any unexchanged shares of Senior Preferred Stock, Series B Convertible Preferred Stock, Series C Convertible Preferred Stock and Series C Non-Convertible Preferred Stock.

Redemption.  We are required to redeem all of the outstanding shares of Series D Convertible Preferred Stock on August 31, 2013, for $10,000 (in cash) per share plus, as applicable, all accrued and unpaid dividends through and including the date of redemption.

Conversion Rights.

Optional Conversion.  At the holder’s option, the shares of Series D Convertible Preferred Stock will be convertible at any time into (A) a number of shares of Class A Common Stock (or, under certain circumstances, Class C Common Stock) equal to the number of shares of Series C Convertible Preferred Stock surrender for conversion, multiplied by $10,000, plus accrued and unpaid dividends thereon, divided by (B) the conversion price then in effect, except that if shares of Series D Convertible Preferred Stock are called for redemption the conversion right will terminate at the close of business on the redemption date. The conversion price is $0.75 per share of Class A Common Stock (or Class C Common Stock, as applicable), increasing at a rate per annum equal to the dividend rate of the Series D Convertible Preferred Stock from the date of issuance through the date of conversion (the “Series D Convertible Preferred Stock Conversion Price”). No fractional shares or securities representing fractional shares will be issued upon conversion; in lieu of fractional shares, we will pay a cash adjustment based upon the common stock value as of the close of business on the first day preceding the date of conversion.

Mandatory Conversion.  At any time following the first anniversary of the issuance date, the shares of Series D Convertible Preferred Stock will be converted automatically, without notice to holders, into (A) a number of shares of Class A Common Stock (or, under certain circumstances, Class C Common Stock) equal to the liquidation preference of the shares of Series D Convertible Preferred Stock so converted, plus accrued and unpaid dividends, divided by (B) the Series D Convertible Preferred Stock Conversion Price, upon the earliest to occur of the following events:

•	the trading price for 15 consecutive trading days of our Class A Common Stock or Class D Common Stock is equal to or greater than:

•	in the event the mandatory conversion occurs after the first anniversary, but prior to the second anniversary of the issuance date, 102% of the Series D Convertible Preferred Stock Conversion Price,

•	in the event the mandatory conversion occurs on or after the second anniversary, but prior to the third anniversary of the issuance date, 101% of the Series D Convertible Preferred Stock Conversion Price, or

•	in the event the mandatory conversion occurs on or after the third anniversary of the issuance date, the Series D Convertible Preferred Stock Conversion Price

(as the case may be, the “Series D Convertible Preferred Stock Mandatory Conversion Trigger Price”); and

•	we issue common stock at an issue price per share equal to or greater than the Series D Convertible Preferred Stock Mandatory Conversion Trigger Price, generating aggregate gross proceeds to us of at least $75,000,000 (provided that, if the common stock is issued to CIG, NBCU or their respective affiliates, an internationally recognized investment bank selected by CIG from a list of three banks provided by us shall have provided an opinion to the effect that the issue price per share is at or higher than the fair market value of a share of our common stock).

The conversion prices shall be subject to customary adjustments for stock splits, dividends, recapitalizations, below market issues and similar events.

Series E-1 Convertible Preferred Stock

General.  We have designated 4,500 shares of our authorized preferred stock as our Series E-1 Convertible Preferred Stock, none of which are currently outstanding.

Dividends.  We will not pay dividends on the Series E-1 Convertible Preferred Stock.

Voting Rights.  Holders of the Series E-1 Convertible Preferred Stock will not be entitled to voting rights, except as required under the DGCL and as expressly provided in the certificate of designation, including, among others things, with respect to:

•	materially and adversely amending certain rights of the holders of the Series E-1 Convertible Preferred Stock;

•	issuing additional shares of Series E-1 Convertible Preferred Stock or any class of equity securities that ranks on a parity with or senior to the Series E-1 Convertible Preferred Stock, other than the issuance of such parity or senior securities in an amount sufficient to refinance any series of securities to which the Series E-1 Convertible Preferred Stock is junior, so long as such parity or senior securities (i) do not require us to pay dividends thereon on a current basis in cash, or (ii) require cash dividends to be paid at a rate not more than three percentage points greater than the dividend rate borne by any series of securities to which the Series E-1 Convertible Preferred Stock is junior, and do not prohibit the payment of dividends other than in cash on the Series E-1 Convertible Preferred Stock or prohibit mandatory redemption of the Series E-1 Convertible Preferred Stock; and

•	any merger or consolidation involving us and any transfer of all or substantially all of our assets (including our subsidiaries, taken as a whole), unless certain conditions are met.

In addition, the certificate of designation of the Series E-1 Convertible Preferred Stock provides that, upon our failure to satisfy any redemption or conversion obligation with respect to the Series E-1 Convertible Preferred Stock, as their sole and exclusive remedy under such circumstances, holders of a majority of the outstanding shares of such stock shall have the right, voting separately and as one class, to elect the lesser of two directors or that number of directors constituting 25% of the members of our Board.

Liquidation Rights.  Upon our liquidation, dissolution or winding up, holders of the Series E-1 Convertible Preferred Stock will be entitled to an amount in cash equal to the greater of: (i) $10,000 per share and (ii) the amount per share which would have been payable upon such liquidation, dissolution or winding up to the holders of shares of Class A Common Stock (or such other class or series of stock into which Series E-1 Convertible Preferred Stock is then convertible) multiplied by the number of shares of Class A Common Stock into which such shares of Series E-1 Convertible Preferred Stock are then convertible.

Ranking.  The Series E-1 Convertible Preferred Stock will rank (i) senior in right of payment to the Series F Non-Convertible Preferred Stock and all classes of common stock, (ii) equally in right of payment with the Series E-2 Convertible Preferred Stock, and (iii) junior in right of payment to the Senior Debt, Series A Notes, Series B Notes, Series A-1 Convertible Preferred Stock, Series A-2 Non-Convertible Preferred Stock, Series A-3 Convertible Preferred Stock, any unexchanged shares of Senior Preferred Stock, Series B Convertible Preferred Stock, Series C Convertible Preferred Stock, Series C Non-Convertible Preferred Stock and Series D Convertible Preferred Stock.

Redemption.  We are required to redeem all of the outstanding shares of Series E-1 Convertible Preferred Stock on August 31, 2013, for $10,000 (in cash) per share.

Conversion Rights.

Optional Conversion.  At the holder’s option, the shares of Series E-1 Convertible Preferred Stock will be convertible at any time into (A) a number of shares of Class A Common Stock (or, under certain circumstances, Class C Common Stock) equal to the number of shares of Series E-1 Convertible Preferred Stock surrendered for conversion, multiplied by $10,000, divided by (B) the conversion price then in effect, except that if shares of Series E-1 Convertible Preferred Stock are called for redemption the conversion right will terminate at the close of business on the redemption date. The conversion price is $0.75 per share of Class A Common Stock (or, under certain circumstances, Class C Common Stock), subject to adjustment, which we refer to as the “Series E-1 Convertible Preferred Stock Conversion Price.” No fractional shares or securities representing fractional shares will be issued upon conversion; in lieu of fractional shares, we will pay a cash adjustment based upon the common stock value as of the close of business on the first business day preceding the date of conversion.

Mandatory Conversion.  At any time following the first anniversary of the issuance date, the shares of Series E-1 Convertible Preferred Stock will be converted automatically, without notice to holders, into (A) a number of shares of Class A Common Stock (or, under certain circumstances, Class C Common Stock) equal to the liquidation preference of the shares of Series E-1 Convertible Preferred Stock so converted, divided by (B) the Series E-1 Convertible Preferred Stock Conversion Price, upon the earliest to occur of the following events:

•	the trading price for 15 consecutive trading days of our Class A Common Stock or Class D Common Stock is equal to or greater than:

•	in the event the mandatory conversion occurs after the first anniversary, but prior to the second anniversary of the issuance date, 102% of the Series E-1 Convertible Preferred Stock Conversion Price,

•	in the event the mandatory conversion occurs on or after the second anniversary, but prior to the third anniversary of the issuance date, 101% of the Series E-1 Convertible Preferred Stock Conversion Price, or

•	in the event the mandatory conversion occurs on or after the third anniversary of the issuance date, the Series E-1 Convertible Preferred Stock Conversion Price

(as the case may be, the “Series E-1 Convertible Preferred Stock Mandatory Conversion Trigger Price”); and

•	we issue common stock at an issue price per share equal to or greater than the Series E-1 Convertible Preferred Stock Mandatory Conversion Trigger Price, generating aggregate gross proceeds to us of at least $75,000,000 (provided that, if the common stock is issued to CIG, NBCU or their respective affiliates, an internationally recognized investment bank selected by CIG from a list of three banks provided by us shall have provided an opinion to the effect that the issue price per share is at or higher than the fair market value of a share of our common stock).

The conversion prices shall be subject to customary adjustments for stock splits, dividends, recapitalizations, below market issues and similar events.

Series E-2 Convertible Preferred Stock

General.  We have designated 21,000 shares of our authorized preferred stock as our Series E-2 Convertible Preferred Stock, none of which are currently outstanding.

Dividends.  We will not pay dividends on the Series E-2 Convertible Preferred Stock.

Voting Rights.  Holders of the Series E-2 Convertible Preferred Stock will not be entitled to voting rights, except as required under the DGCL and as expressly provided in the certificate of designation, including, among others things, with respect to:

•	materially and adversely amending certain rights of the holders of the Series E-2 Convertible Preferred Stock;

•	issuing additional shares of Series E-2 Convertible Preferred Stock or any class of equity securities that ranks on a parity with or senior to the Series E-2 Convertible Preferred Stock, other than the issuance of such parity or senior securities in an amount sufficient to refinance any series of securities to which the Series E-2 Convertible Preferred Stock is junior, so long as such parity or senior securities (i) do not require us to pay dividends thereon on a current basis in cash, or (ii) require cash dividends to be paid at a rate not more than three percentage points greater than the dividend rate borne by any series of securities to which the Series E-2 Convertible Preferred Stock is junior, and do not prohibit the payment of dividends other than in cash on the Series E-2 Convertible Preferred Stock or prohibit mandatory redemption of the Series E-2 Convertible Preferred Stock; and

•	any merger or consolidation involving us and any transfer of all or substantially all of our assets (including our subsidiaries, taken as a whole), unless certain conditions are met.

In addition, the certificate of designation of the Series E-2 Convertible Preferred Stock provides that, upon our failure to satisfy any redemption or conversion obligation with respect to the Series E-2 Convertible Preferred Stock, as their sole and exclusive remedy under such circumstances, holders of a majority of the outstanding shares of such stock shall have the right, voting separately and as one class, to elect the lesser of two directors or that number of directors constituting 25% of the members of our Board.

Liquidation Rights.  Upon our liquidation, dissolution or winding up, holders of the Series E-2 Convertible Preferred Stock will be entitled to an amount in cash equal to the greater of: (i) $10,000 per share and (ii) the amount per share which would have been payable upon such liquidation, dissolution or winding up to the holders of shares of Class A Common Stock (or such other class or series of stock into which Series E-2 Convertible Preferred Stock is then convertible) multiplied by the number of shares of Class A Common Stock into which such shares of Series E-2 Convertible Preferred Stock are then convertible.

Ranking.  The Series E-2 Convertible Preferred Stock will rank (i) senior in right of payment to the Series F Non-Convertible Preferred Stock and all classes of common stock, (ii) equally in right of payment with the Series E-1 Convertible Preferred Stock, and (iii) junior in right of payment to the Senior Debt, Series A Notes, Series B Notes, Series A-1 Convertible Preferred Stock, Series A-2 Non-Convertible Preferred Stock, Series A-3 Convertible Preferred Stock, any unexchanged shares of Senior Preferred Stock, Series B Convertible Preferred Stock, Series C Convertible Preferred Stock, Series C Non-Convertible Preferred Stock and Series D Convertible Preferred Stock.

Redemption.  We are required to redeem all of the outstanding shares of Series E-2 Convertible Preferred Stock on August 31, 2013, for $10,000 (in cash) per share.

Conversion Rights.

Optional Conversion.  At the holder’s option, the shares of Series E-2 Convertible Preferred Stock will be convertible at any time into (A) a number of shares of Class A Common Stock (or, under certain circumstances, Class C Common Stock) equal to the number of shares of Series E-2 Convertible Preferred Stock surrendered for conversion, multiplied by $10,000, divided by (B) the conversion price then in effect, except that if shares of Series E-2 Convertible Preferred Stock are called for redemption the conversion right will terminate at the close of business on the redemption date. The conversion price is $0.89 per share of Class A Common Stock (or, under certain circumstances, Class C Common Stock), subject to adjustment, which we refer to as the “Series E-2 Convertible Preferred Stock Conversion Price.” No fractional shares or securities representing fractional shares will be issued upon conversion; in lieu of fractional shares, we will pay a cash adjustment based upon the common stock value as of the close of business on the first business day preceding the date of conversion.

Mandatory Conversion.  At any time following the first anniversary of the issuance date, the shares of Series E-2 Convertible Preferred Stock will be converted automatically, without notice to holders, into (A) a number of shares of Class A Common Stock (or, under certain circumstances, Class C Common Stock) equal to the liquidation preference of the shares of Series E-1 Convertible Preferred Stock so converted, divided by (B) the Series E-2 Convertible Preferred Stock Conversion Price, upon the earliest to occur of the following events:

•	the trading price for 15 consecutive trading days of our Class A Common Stock or Class D Common Stock is equal to or greater than:

•	in the event the mandatory conversion occurs after the first anniversary, but prior to the second anniversary of the issuance date, 102% of the Series E-2 Convertible Preferred Stock Conversion Price,

•	in the event the mandatory conversion occurs on or after the second anniversary, but prior to the third anniversary of the issuance date, 101% of the Series E-2 Convertible Preferred Stock Conversion Price, or

•	in the event the mandatory conversion occurs on or after the third anniversary of the issuance date, the Series E-2 Convertible Preferred Stock Conversion Price

(as the case may be, the “Series E-2 Convertible Preferred Stock Mandatory Conversion Trigger Price”); and

•	we issue common stock at an issue price per share equal to or greater than the Series E-2 Convertible Preferred Stock Mandatory Conversion Trigger Price, generating aggregate gross proceeds to us of at least $75,000,000 (provided that, if the common stock is issued to CIG, NBCU or their respective affiliates, an internationally recognized investment bank selected by CIG from a list of three banks provided by us shall have provided an opinion to the effect that the issue price per share is at or higher than the fair market value of a share of our common stock).

The conversion prices shall be subject to customary adjustments for stock splits, dividends, recapitalizations, below market issues and similar events.

Series F Non-Convertible Preferred Stock

General.  We have designated 22,000 shares of our authorized preferred stock as our Series F Non-Convertible Preferred Stock, 21,000 of which are currently outstanding.

Dividends.  We are not required to declare or pay dividends on the Series F Non-Convertible Preferred Stock. However, when dividends are declared by our Board, holders of the Series F Non-Convertible Preferred Stock will be entitled to receive dividends of 8% per year. All dividends shall accrue and be cumulative, whether or not earned or declared, on a quarterly basis, in arrears from the issuance date, but shall be payable only at such time or times as may be fixed by our Board or as otherwise provided and shall not compound.

Voting Rights.  Holders of the Series F Non-Convertible Preferred Stock will not be entitled to voting rights, except as required under the DGCL and as expressly provided in the certificate of designation, including, among others things, with respect to:

•	materially and adversely amending certain rights of the holders of the Series F Non-Convertible Preferred Stock;

•	issuing additional shares of Series F Non-Convertible Preferred Stock or any class of equity securities that ranks on a parity with or senior to the Series F Non-Convertible Preferred Stock, other than the issuance of such parity or senior securities in an amount sufficient to refinance any series of securities to which the Series F Non-Convertible Preferred Stock is junior, so long as such parity or senior securities (i) do not require us to pay dividends thereon on a current basis in cash, or (ii) require cash dividends to be paid at a rate not more than three percentage points greater than the dividend rate borne by any series of securities to which the Series F Non-Convertible Preferred Stock is junior, and do not prohibit the payment of dividends other than in cash on the Series F Non-Convertible Preferred Stock or prohibit mandatory redemption of the Series F Non-Convertible Preferred Stock; and

•	any merger or consolidation involving us and any transfer of all or substantially all of our assets (including our subsidiaries, taken as a whole), unless certain conditions are met.

In addition, the certificate of designation of the Series F Non-Convertible Preferred Stock provides that, upon our failure to satisfy any redemption or conversion obligation with respect to the Series F Non-Convertible Preferred Stock, as their sole and exclusive remedy under such circumstances, holders of a majority of the outstanding shares of such stock shall have the right, voting separately and as one class, to elect the lesser of two directors or that number of directors constituting 25% of the members of our Board.

Liquidation Rights.  Upon our liquidation, dissolution or winding up, holders of the Series F Non-Convertible Preferred Stock will be entitled to an amount in cash equal to $10,000 per share, plus any accumulated and unpaid dividends thereon to the date fixed for such liquidation, dissolution or winding up.

Ranking.  The Series F Non-Convertible Preferred Stock will rank (i) senior in right of payment to all classes of common stock and (ii) rank junior in right of payment to our Senior Debt, Series A Notes, Series B Notes, Series A-1 Convertible Preferred Stock, Series A-2 Non-Convertible Preferred Stock, Series A-3 Convertible Preferred Stock, any unexchanged shares of Senior Preferred Stock, Series B Convertible Preferred Stock, Series C Convertible Preferred Stock, Series C Non-Convertible Preferred Stock, Series D Convertible Preferred Stock, Series E-1 Convertible Preferred Stock and Series E-2 Convertible Preferred Stock.

Redemption.  We are required to redeem all of the outstanding shares of Series F Non-Convertible Preferred Stock on August 31, 2013, for $10,000 (in cash) per share plus, as applicable, all accrued and unpaid dividends through and including the date of redemption.

Conversion Rights.  The Series F Non-Convertible Preferred Stock will not be convertible.

DESCRIPTION OF CERTAIN INDEBTEDNESS
Series A Notes
     We are offering up to $465.3 million aggregate principal amount of Series A Notes in the Exchange Offer. The terms of the Series A Notes will be substantially similar to the terms of the Series B Notes described below except that the initial conversion price of the Series A Notes will be $0.90 per share (the initial conversion price of the Series B Notes is $0.75) and the Series A Notes will be convertible into Class D Common Stock (the Series B Notes are convertible into either Class A Common Stock or Class C Common Stock).
Series B Notes
     On May 4, 2007, we issued $100.0 million of Series B Notes to CIG, which are mandatorily convertible senior subordinated notes bearing interest at a rate of 11% per annum. The Series B Notes require quarterly interest payments in January, April, July, and October of each year, with the first interest payment date being on July 31, 2007. We have the option to pay interest on the Series B Notes either (i) entirely in cash or (ii) by deferring the payment of all such interest to any subsequent interest payment date.
     The Series B Notes are convertible on both an optional and a mandatory basis. At the holder’s option, the Series B Notes are convertible at any time into shares of Class A Common Stock at a conversion price of $0.75 per share, increasing at a rate per annum of 11% from the issuance of the Series B Notes through the date of conversion. At any time following the first anniversary of the issuance date, the Series B Notes shall be mandatorily converted into shares of Class A Common Stock, or, in the case of Series B Notes issued to the NBCU Entities, at NBCU’s option, an equal number of shares of Class C Common Stock, upon the earliest of: (i) if shares of Class A Common Stock or Class D Common Stock are traded on a national securities exchange or in the over-the-counter market, the trading price for 15 consecutive trading days is equal to or greater than, (a) in the event the mandatory conversion occurs on or after the first anniversary but prior to the second anniversary of the issuance date, 102% of the then-applicable conversion price, (b) in the event the mandatory conversion occurs on or after the second anniversary but prior to the third anniversary of the issuance date, 101% of the then-applicable conversion price, or (c) in the event the mandatory conversion occurs on or after the third anniversary of the issuance date, the then-applicable conversion price; or (ii) our issuance of common stock at an issue price per share equal to or greater than the then-applicable mandatory conversion trigger price of the Series B Notes, generating aggregate gross proceeds to us of at least $75,000,000 (provided that, if the common stock is issued to CIG, NBCU or their respective affiliates, an internationally recognized investment bank selected by CIG from a list of three banks provided by us shall have provided an opinion to the effect that the issue price is at or higher than the fair market value of the common stock so issued).
     The Series B Notes Indenture contains customary covenants and includes a covenant restricting our ability to incur additional debt, other than specified types of permitted debt, unless after giving effect to the incurrence of such additional debt and the application of the proceeds thereof, our ratio of total debt to consolidated EBITDA would be less than 8.5 to 1.0.
     Events of default under this indebtedness include the failure to pay interest within 30 days of the due date, the failure to pay principal when due, the continued failure to perform any covenant or warranty contained in the Series B Notes or the Series B Notes Indenture for 60 days after we receive notice of default from the trustee or holders of at least 25% of the Series B Notes (except, where such default pertains to the failure to deliver copies of SEC filings, the default must continue for 90 days after such written notice), a default under any debt by us or any subsidiary that results in acceleration of the maturity of such debt, or failure to pay any such debt at maturity, in an aggregate amount of debt greater than $10,000,000 or its foreign currency equivalent at the time, the entry of a monetary judgment against us in an aggregate amount greater than $10.0 million, and the occurrence of certain bankruptcy events involving us or one of our significant subsidiaries. As of May 31, 2007, we were in compliance with all of our covenants under the Series B Notes Indenture.

     Upon the occurrence of an event of default, other than in connection with a bankruptcy proceeding the trustee or the holders of at least 25% in aggregate principal amount of the Series B Notes then outstanding may declare the principal amount and accrued and unpaid interest, if any, and any accrued and unpaid additional interest, through the date of declaration on all the Series B Notes to be immediately due and payable. At that time, if there are any amounts outstanding under any of the instruments constituting Senior Debt, such amounts shall become due and payable upon the first to occur of an acceleration under any of the instruments constituting Senior Debt or five business days after receipt by us and the representative under any Senior Debt of notice of the acceleration of the instruments constituting Senior Debt, unless all events of default specified in such notice of acceleration have been cured or waived.
     Upon the occurrence of an event of default, in connection with a bankruptcy proceeding involving us or one of our significant subsidiaries, the principal amount and accrued and unpaid interest, if any, and any accrued and unpaid additional interest, on the Series B Notes shall become immediately due and payable, without any declaration or other act on the part of the trustee or any holders of Series B Notes.
     Nevertheless, at any time after such a declaration of acceleration with respect to the Series B Notes has been made and before a judgment or decree for payment of the money due has been obtained by the Trustee, the holders of not less than a majority in principal amount of the Series B Notes, by written notice to us and the trustee, may rescind and annul such declaration and its consequences if certain conditions have been met.
     We do not have the right to redeem the Series B Notes until the final maturity date of July 31, 2013.

PRINCIPAL STOCKHOLDERS
     The following table sets forth information as to our equity securities beneficially owned on June 18, 2007 by (i) each director, (ii) each person identified as a “Named Executive Officer” in our annual report on Form 10-K for the year ended December 31, 2006, (iii) all of our directors and executive officers as a group, and (iv) any person we know to be the beneficial owner of more than five percent of any class of our voting securities. Beneficial ownership means sole or shared voting power or investment power with respect to a security. We have been informed that all shares shown are held of record with sole voting and investment power, except as otherwise indicated.

		Amount and		Aggregate
		Nature	% of	Voting
		of Beneficial	Class	Power
Class of Stock	Name of Beneficial Owner(1)	Ownership	Owned(2)	(%)(3)
Class A Common Stock	NBC Universal, Inc.(4),(6)	198,035,000	75.03%	57.06%
	Citadel Investment Group, L.L.C.(5),(7)	302,029,510	98.16%	95.94%
	Lowell W. Paxson(8)	23,766,701	32.03%	61.82%
	The Goldman Sachs Group, Inc.(9)	4,509,196	6.84%	2.83%
	Steven Robert Zieger (10)	3,704,964	5.62%	2.32%
	Directors:
	Henry J. Brandon(11)	74,333	*	*
	W. Lawrence Patrick(11)	74,333	*	*
	Raymond S. Rajewski(11)	74,333	*	*
	R. Brandon Burgess(12)	2,000,000	3.04%	1.25%
	Frederick M.R. Smith(11)	66,555	*	*
	William A. Roskin(11)	61,167	*	*
	Lucille S. Salhany(11)	61,167	*	*
	Diane Price Baker(11)	14,282	*	*
	Eugene I. Davis(11)	14,282	*	*
	Ted S. Lodge(11)	14,282	*	*
	Ronald W. Wuensch(11)	14,282	*	*
	Certain Executive Officers:
	Stephen P. Appel	—	*	*
	Richard Garcia	—	*	*
	Adam K. Weinstein	—	*	*
	Emma Cordoba	—	*	*
	All directors and executive officers as a group (15 persons)(13)	2,394,683	3.63%	1.51%
Class B Common Stock	Lowell W. Paxson	8,311,639	100%	52.13%
	Citadel Investment Group, L.L.C.(7)	8,311,639	100%	52.13%
9 3/4% Preferred Stock	Citadel Investment Group, L.L.C.(7)	262.33603	1.57%	*

*	Less than 1%

(1)	Unless otherwise specified in the footnotes to this table, the address of each person in this table is c/o ION Media Networks, Inc., 601 Clearwater Park Road, West Palm Beach, Florida 33401-6233.

(2)	Computed in accordance with Rule 13d-3(d)(1). Assumes 65,892,265 shares outstanding of Class A Common Stock, 8,311,639 shares outstanding of Class B Common Stock (which are convertible into Class A Common Stock) and 16,695.9798 shares outstanding of 9 3/4 Preferred Stock (which are convertible into 625 shares of Class A Common Stock per share).

(3)	Each share of Class A Common Stock is entitled to one vote, each share of Class B Common Stock is entitled to 10 votes, and each share of 9 3/4% Preferred Stock is entitled to 625 votes. The outstanding shares for purposes of calculating the aggregate voting power includes 65,892,265 shares outstanding of Class A Common Stock, 8,311,639 shares outstanding of Class B Common Stock (which are convertible into Class A Common Stock) and 16,695.9798 shares outstanding of 9 3/4% Preferred Stock (which are convertible into 625 shares of Class A Common Stock per share).

(4)	The address of NBCU is 30 Rockefeller Plaza, New York, New York 10112.

(5)	The address of Citadel Investment Group, L.L.C. (“Citadel”) is 131 Dearborn Street, 32nd Floor, Chicago, Illinois 60603.

(6)	Based on the information in Amendment No. 10 to the Schedule 13D filed with the SEC on May 8, 2007 by the NBCU Entities, National Broadcasting Company Holding, Inc. and General Electric Company. According to Amendment No. 10 to the Schedule 13D, the number represents 198,035,000 shares of Class A Common Stock issuable upon conversion of 39,607 shares of 11% Series B Preferred Stock held by NBC Palm Beach Investment I, Inc.

(7)	Based on the information in an amendment to Schedule 13D filed with the SEC on June 18, 2007 (the “Schedule 13D”) as part of a group along with CIG, Citadel Limited Partnership, Kenneth Griffin, Citadel Wellington LLC (“Wellington”), and Citadel Kensington Global Strategies Fund Ltd. (“Kensington”). According to the Schedule 13D, the number includes (i) 44,765,516 shares of Class A Common Stock beneficially owned by CIG; (ii) 15,455,062 shares of Class A Common Stock that would be beneficially owned by CIG upon the Call Closing; (iii) 8,311,639 shares of Class A Common Stock would be issued to CIG upon conversion of the 8,311,639 shares of Class B Common Stock that would be beneficially owned by CIG upon the Call Closing; (iv) 163,960 shares of Class A Common Stock that would be issued to CIG upon conversion of 262.33603 shares of our 9 3/4% Preferred Stock beneficially owned by CIG; (v) 133,333,333 shares of Class A Common Stock that would be issued to CIG upon conversion of $100 million of our Series B Notes beneficially owned by CIG; and (vi) 100,000,000 shares of Class A Common Stock that would be issued to CIG upon exercise of the Warrant. According to the Schedule 13D, Wellington and Kensington expressly disclaim beneficial ownership of such shares.

(8)	Includes 8,311,639 shares of Class A Common Stock that may be acquired upon conversion of an equal number of shares of Class B Common Stock. Mr. Paxson is the beneficial owner of all reported shares, other than 100 shares of Class A Common Stock, through his control of Second Crystal Diamond Limited Partnership and Paxson Enterprises, Inc.

(9)	According to a Schedule 13G filed with the SEC on February 12, 2007, and dated as of December 31, 2006, the address of The Goldman Sachs Group, Inc. is 85 Broad Street, New York, New York 10004.

(10)	This number is based solely on the Schedule 13D filed with the SEC on April 19, 2007 by Steven Robert Zeiger and Nancy Ann Zeiger. Steven Robert Zeiger shares voting and investment power with respect to the shares of Class A Common Stock with Nancy Ann Zeiger, his spouse. The address of Steven R. and Nancy Ann Zeiger is 14898 Palmwood Road, Palm Beach Gardens, Florida 33401.

(11)	Includes, with respect to Mr. Brandon, 46,555 shares of restricted stock which vest on January 1, 2008; with respect to Mr. Patrick, 46,555 shares of restricted stock which vest on January 1, 2008; with respect to Mr. Rajewski, 46,555 shares of restricted stock which vest on January 1, 2008; with respect to Ms. Salhany, 14,612 shares of restricted stock which vest on June 23, 2007, and 46,555 shares of restricted stock which vest on January 1, 2008; with respect to Mr. Smith, 20,000 shares of restricted stock which vest on April 14, 2007, and 46,555 shares of restricted stock which vest on January 1, 2008; with respect to Mr. Roskin, 14,612 shares of restricted stock which vest on June 23, 2007, and 46,555 shares which vest on January 1, 2008; and with respect to each of Ms. Baker, Mr. Wuensch, Mr. Davis and Mr. Lodge 14,282 shares of restricted stock which vest on April 2, 2008.

(12)	Consists of 2,000,000 vested restricted stock units representing the right to receive one share of our Class A Common Stock that are to be settled on the earlier of November 7, 2009 or Mr. Burgess’ termination of employment. Does not include (i) 6,000,000 restricted stock units, each representing the contingent right to receive one share of our Class A Common Stock, vesting in three equal installments 24, 36 and 48 months after the November 7, 2005 grant date, subject to termination and acceleration of vesting under specified circumstances and to Mr. Burgess’s continued employment with us; or (ii) 16,000,000 shares of our Class A Common Stock issuable upon the exercise of options that are not presently exercisable.

(13)	Includes the shares described in note 11 above.

WHERE YOU CAN FIND MORE INFORMATION
     This document incorporates by reference our Annual Report on Form 10-K for the fiscal year ended December 31, 2006 and our Quarterly Report on Form 10-Q for the period ended March 31, 2007, each of which will be delivered with the Information Statement.
     We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available over the Internet at the SEC’s web site at http://www.sec.gov. You may also read and copy any document we file at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for more information on the Public Reference Room and its copy charges.
     You may request a copy of each of our filings at no cost, by writing or telephoning us at the following address, telephone or facsimile number:
ION Media Networks, Inc.
601 Clearwater Park Road
West Palm Beach, Florida 33401
Phone: (561) 659-4122
Fax: (561) 659-4754

By Order of the Board of Directors _____________________________________ Adam K. Weinstein Secretary

West Palm Beach, Florida
___________________, 2007

EXHIBIT A

THE PROPOSED AMENDMENTS TO THE 9 3/4% PREFERRED STOCK CERTIFICATE OF DESIGNATION

The following sets forth the Proposed Amendments with respect to the existing 9 3/4% Preferred Stock certificate of designation. Deleted text is shown in “strike through” format and new text is presented with an underline. The Proposed Amendments also delete those definitions from the existing certificate of designation that are used only in provisions that would be eliminated as a result of the Proposed Amendments, and cross-references to provisions in the existing certificate of designation that have been deleted as a result of the Proposed Amendments will be revised to reflect such deletion.

AMENDED CERTIFICATE OF DESIGNATION OF THE POWERS,
PREFERENCES AND RELATIVE, PARTICIPATING,
OPTIONAL AND OTHER SPECIAL RIGHTS OF 9 3/4% SERIES A
CONVERTIBLE PREFERRED STOCK AND QUALIFICATIONS,
LIMITATIONS AND RESTRICTIONS THEREOF

Pursuant to Section 151 of the
General Corporation Law of the State of Delaware

~~Paxson Communications Corporation (the “Corporation”), a corporation organized and existing under the General Corporation Law of the State of Delaware, does hereby certify that, pursuant to authority conferred upon the board of directors of the Corporation (the “Board of Directors”) by its Certificate of Incorporation, as amended (hereinafter referred to as the “Certificate of Incorporation”), and pursuant to the provisions of Section 151 of the General Corporation Law of the State of Delaware, said Board of Directors, on June 9, 1998 duly approved and adopted the following resolution (the “Resolution”):~~

~~RESOLVED, that, pursuant to the authority vested in the Board of Directors by its Certificate of Incorporation, the Board of Directors does hereby create, authorize and provide for the issuance of 9 3/4% Series A Convertible Preferred Stock, par value $.001 per share, with a stated value of $10,000.00 per share, consisting of 17,500 shares, having the designations, preferences, relative, participating, optional and other special rights and the qualifications, limitations and restrictions thereof that are set forth in the Certificate of Incorporation and in this Resolution as follows:~~

(a) Designation.  There is hereby created out of the authorized and unissued shares of Preferred Stock of the Corporation a class of Preferred Stock designated as the “9 3/4% Series A Convertible Preferred Stock”. The number of shares constituting such class shall be 17,500 and are referred to as the “Convertible Preferred Stock.” ~~7,500 shares of Convertible Preferred Stock shall be initially issued with an additional 10,000 shares reserved for issuance in accordance with paragraph (c)(i) hereof.~~ The liquidation preference of the Convertible Preferred Stock shall be $10,000.00 per share.

(b) Rank.  The Convertible Preferred Stock shall, with respect to dividends and distributions upon liquidation, winding-up or dissolution of the Corporation, rank (i) senior to all classes of Common Stock of the Corporation and to each other class of Capital Stock of the Corporation or series of Preferred Stock of the Corporation hereafter created the terms of which do not expressly provide that it ranks senior to, or on a parity with, the Convertible Preferred Stock as to dividends and distributions upon liquidation, winding-up or dissolution of the Corporation, including the Junior Preferred Stock (collectively referred to, together with all classes of Common Stock of the Corporation, as “Junior Securities”); (ii) on a parity with any class of Capital Stock of the Corporation or series of Preferred Stock of the Corporation hereafter created the terms of which expressly provide that such class or series will rank on a parity with the Convertible Preferred Stock as to dividends and distributions upon liquidation, winding-up or dissolution (collectively referred to as “Parity Securities”); and (iii) junior to the ~~Existing~~NBCU Series B Preferred Stock and to the ~~Junior~~13 1/4% Cumulative Junior Preferred Stock, with a liquidation value of $10,000 per share, to the Senior Preferred Stock and to each other class of Capital Stock of the Corporation or series of Preferred Stock of the Corporation hereafter created the terms of which expressly provide that such class or series will rank senior to the Convertible Preferred Stock as to dividends and distributions upon liquidation, winding-up or dissolution of the Corporation (collectively referred to as “Senior Securities”)~~; provided that any such Senior Securities that were not approved by the Holders in accordance with paragraph (f)(ii)(A) hereof shall be deemed to be Junior Securities and not Senior Securities~~.

(c) Dividends.

(i) Beginning on the Issue Date, the Holders of the outstanding shares of Convertible Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors, out of funds legally available therefor, dividends on each share of Convertible Preferred Stock, at a rate per annum equal to 9 3/4% of the liquidation preference per share of the Convertible Preferred Stock, payable quarterly. All dividends shall be cumulative, whether or not earned or declared, on a daily basis from the Issue Date and shall be payable quarterly in arrears on each Dividend Payment Date, commencing September 30, 1998. Dividends may be paid, at the Corporation’s option, on any Dividend Payment Date either in cash or by the issuance of additional shares of Convertible Preferred Stock (including fractional shares) having an aggregate liquidation preference equal to the amount of such dividends or by the issuance of shares of Class A Common Stock (and payment of cash in lieu of fractional shares) having a value, based upon the average Common Stock Trading Price as of the consecutive five trading days ending two Business Days prior to the Dividend Payment Date equal to the amount of such dividends. In the event that dividends are declared and paid through the issuance of additional shares of Convertible Preferred Stock or Class A Common Stock, as herein provided, such dividends shall be deemed paid in full and will not accumulate. Each dividend shall be payable to the Holders of record as they appear on the stock books of the Corporation on the Dividend Record Date immediately preceding the related Dividend Payment Date. Dividends shall cease to accumulate in respect of shares of the Convertible Preferred Stock on the date of the redemption of such shares unless the Corporation shall have failed to pay the relevant ~~redemption price~~Redemption Price on the date fixed for redemption.

(ii) All dividends paid with respect to shares of the Convertible Preferred Stock pursuant to paragraph (c)(i) shall be paid pro rata to the Holders entitled thereto.

(iii) Unpaid dividends accumulating on the Convertible Preferred Stock for any past dividend period and dividends in connection with any ~~optional redemption~~Redemption may be declared and paid at any time, without references to any regular Dividend Payment Date, to holders of record on such date, not more than forty-five (45) days prior to the payment thereof, as may be fixed by the Board of Directors.

(iv) Dividends payable on the Convertible Preferred Stock for any period less than a year shall be computed on the basis of a 360-day year of twelve 30-day months and the actual number of days elapsed in the period for which payable.

(v) Notwithstanding paragraph (c)(i) above, if the Company elects to pay dividends on any Dividend Payment Date in shares of Class A Common Stock and such shares are not freely tradable without volume or manner of sale limitations under the Securities Act by any Holder which is not an Affiliate of the Corporation, the dividend rate for the Quarterly Period for which the dividend is being paid shall be increased to 12 1/4% per annum. For purposes of the prior sentence, the shares of Class A Common Stock shall be deemed not freely tradable, unless the certificates evidencing such shares are delivered to the Holders without any restrictive legend appearing thereon and are accompanied by a copy of an Opinion of Counsel addressed to the Corporation to the effect that such shares of Class A Common Stock are freely tradable without volume or manner of sale limitations under the Securities Act by a Holder who is not an Affiliate of the Corporation.

(d) Liquidation Preference.

(i) In the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, the Holders of shares of Convertible Preferred Stock then outstanding shall be entitled to be paid, out of the assets of the Corporation available for distribution to its stockholders, an amount in cash equal to the liquidation preference for each share outstanding, plus without duplication, an amount in cash equal to accumulated and unpaid dividends thereon to the date fixed for liquidation, dissolution or winding up (including an amount equal to a prorated dividend for the period from the last Dividend Payment Date to the date fixed for liquidation, dissolution or winding up) before any distribution shall be made or any assets distributed to the holders of any of the Junior Securities including, without limitation, the Common Stock of the Corporation. Except as provided in the preceding sentence, Holders of Convertible Preferred Stock shall not be entitled to any distribution in the event of any liquidation, dissolution or winding up of the affairs of the Corporation. If the assets of the Corporation are not sufficient to pay in full the liquidation payments payable to the Holders of outstanding shares of the Convertible Preferred Stock and all Parity Securities, then the holders of all such shares shall share equally and ratably in such distribution of assets first in proportion to the full liquidation preference to which each is entitled until such preferences are paid in full, and then in proportion to their respective amounts of accumulated but unpaid dividends.

(ii) For the purposes of this paragraph (d), neither the sale, conveyance, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all of the property or assets of the

Corporation nor the consolidation or merger of the Corporation with or into one or more entities shall be deemed to be a liquidation, dissolution or winding up of the affairs of the Corporation.

(e) Redemption.

(i) ~~Optional~~  Redemption.  (A) The Corporation may, at the option of the Board of Directors, redeem at any time ~~on or after June 30, 2003,~~, in whole or in part, in the manner provided for in paragraph (e)(~~iii~~ii) hereof, any or all of the shares of the Convertible Preferred Stock, at the redemption ~~prices (expressed an a percentage of the liquidation preference) set forth below, plus, without duplication, an amount in cash~~price per share equal to the sum of (x) $10,000 and (y) an amount equal to all accumulated and unpaid dividends per share (including an amount in cash equal to a prorated dividend for the period from the Dividend Payment Date immediately prior to the Redemption Date to the Redemption Date) (the “~~Optional~~ Redemption Price”) ~~if redeemed during the 12-month period beginning June 30 of each of the years set forth below:~~

~~2003~~	104.00%
~~2004~~	102.00%
~~2005 and thereafter~~	100.00%

(B) In the event of a redemption pursuant to paragraph (e)(i)(A) hereof of only a portion of the then outstanding shares of the Convertible Preferred Stock, the Corporation shall effect such redemption on a pro rata basis according to the number of shares held by each Holder of the Convertible Preferred Stock, except that the Corporation may redeem all shares held by any Holders of fewer than one share (or shares held by Holders who would hold less than one share as a result of such redemption), as may be determined by the Corporation, provided, that no ~~optional redemption~~Redemption shall be authorized or made unless prior thereto full accumulated and unpaid dividends are declared and paid in full in cash, or declared and a sum in cash set apart sufficient for such payment, on the Convertible Preferred Stock for all Dividend Periods terminating on or prior to the Redemption Date.

(ii) ~~Mandatory Redemption. On December 31, 2006, the Corporation shall redeem, to the extent of funds legally available therefor, in the manner provided for in paragraph (e)(iii) hereof, all of the shares of the Convertible Preferred Stock then outstanding at a redemption price equal to the liquidation preference per share, plus, without duplication, an amount in cash equal to all accumulated and unpaid dividends per share to the Redemption Date (the “Mandatory Redemption Price”). (iii)~~  Procedures for Redemption. (A) At least thirty (30) days and not more than sixty (60) days prior to the date fixed for ~~any~~ redemption of the Convertible Preferred Stock, written notice (the “Redemption Notice”) shall be given by first class mail, postage prepaid, to each Holder of record on the record date fixed for such redemption of the Convertible Preferred Stock at such Holder’s address as it appears on the stock books of the Corporation, provided that no failure to give such notice nor any deficiency therein shall affect the validity of the procedure for the redemption of any shares of Convertible Preferred Stock to be redeemed except as to the Holder or Holders to whom the Corporation has failed to give said notice or to whom such notice was defective. The Redemption Notice shall state:

(1) ~~whether~~ that the redemption is pursuant to paragraph (e)(i)(A) ~~or (e)(ii)~~hereof;

(2) the ~~Optional~~ Redemption Price ~~or the Mandatory Redemption Price, as the case may be~~;

(3) whether all or less than all the outstanding shares of the Convertible Preferred Stock are to be redeemed and the total number of shares of the Convertible Preferred Stock being redeemed;

(4) the date fixed for redemption;

(5) that the Holder is to surrender to the Corporation, in the manner, at the place or places and at the price designated, his certificate or certificates representing the shares of Convertible Preferred Stock to be redeemed; and

(6) that dividends on the shares of the Convertible Preferred Stock to be redeemed shall cease to accumulate on such Redemption Date unless the Corporation defaults in the payment of the ~~Optional~~ Redemption Price ~~or the Mandatory Redemption Price, as the case way be.~~ .

(B) Each Holder of Convertible Preferred Stock shall surrender the certificate or certificates representing such shares of Convertible Preferred Stock to the Corporation, duly endorsed (or otherwise in proper form for transfer, as determined by the Corporation), in the manner and at the place designated in the Redemption Notice, and on the Redemption Date the full ~~Optional~~ Redemption Price ~~or Mandatory Redemption Price, as the case may be,~~ for such shares shall be payable in cash to the Person whose name appears on such certificate or certificates as the owner thereof, and each surrendered certificate shall be canceled and retired. In the event that less than all of the shares represented by any such certificate are redeemed, a new certificate shall be issued representing the unredeemed shares.

(C) On and after the Redemption Date, unless the Corporation defaults in the payment in full of the applicable ~~redemption price~~Redemption Price, dividends on the Convertible Preferred Stock called for redemption shall cease to accumulate on the Redemption Date, and all rights of the Holders of redeemed shares shall terminate with respect thereto on the Redemption Date, other than the right to receive the ~~Optional~~ Redemption Price ~~or the Mandatory Redemption Price, as the case may be~~, without interest; provided, however, that if a notice of redemption shall have been given as provided in paragraph (~~iii~~ii)(A) above and the funds necessary for redemption (including an amount in respect of all dividends that will accrue to the Redemption Date) shall have been segregated and irrevocably deposited in trust for the equal and ratable benefit of the Holders of the shares to be redeemed, then, at the close of business on the day on which such funds are segregated and set aside, the Holders of the shares to be redeemed shall cease to be stockholders of the Corporation and shall be entitled only to receive the ~~Optional Redemption Price or the Mandatory Redemption Price, as the case may be.~~ Redemption Price.

(f) Voting Rights.

~~(i) The Holders of Convertible Preferred Stock are entitled to vote on all matters submitted for a vote to the holders of the Corporation’s common stock generally voting as a class with the Class A Common Stock and are entitled to one vote for each share of Class A Common Stock into which their shares of Convertible Preferred Stock is convertible in accordance with paragraph (g) below. The Holders will vote on all such matters as a class with the holders of the Class A Common Stock. In addition, Holders have the voting rights required under Delaware law and as set forth in paragraphs (ii), (iii) and (iv) below.~~ Except as otherwise provided by law, the Holders of Convertible Preferred Stock shall not be entitled to vote on any matters submitted for a vote to the holders of the Corporation’s common stock. Upon the filing of the Certificate of Amendment of the Certificate of Incorporation containing this sentence (the “Amendment”), the term of any director elected by the Holders of Convertible Preferred Stock prior to the filing of such Certificate of Amendment of the Certificate of Incorporation shall automatically end and such director shall immediately cease to be a member of the Board of Directors.

~~(ii) (A) So long as any shares of the Convertible Preferred Stock are outstanding, the Corporation may not issue any new class of Senior Securities (or amend the provisions of any existing class of capital stock to make such class of capital stock Senior Securities) without the approval of the holders of at least a majority of the shares of Convertible Preferred Stock then outstanding, voting or consenting, as the case may be, together as one class; provided, however, that the Corporation may issue a new class of Senior Securities (or amend the provisions of any existing class of capital stock to make such class of capital stock Senior Securities) without the approval of the holders of at least a majority of the shares of Convertible Preferred Stock then outstanding, voting or consenting, as the case may be, together as one class at any time after the Common Stock Trading Price first exceeds 120% of the Conversion Price (as then in effect) for twenty consecutive trading days. Notwithstanding the prior sentence, the Corporation may: (I) issue additional shares of Senior Securities which Senior Securities require cash dividends at a time and in an amount not in excess of one percentage point greater than the dividend rate borne by the Private Preferred Stock (as existing on the Issue Date) and which does not prevent either the payment or cash dividends on the Convertible Preferred Stock, in an amount sufficient to acquire the Private Preferred Stock in accordance with its terms on the Issue Date (including any premium required to be paid), plus the amount of reasonable expenses incurred by the Corporation in acquiring such Private Preferred Stock and issuing such additional Senior Securities; with such shares being issued no sooner than the date the Corporation repurchases, redeems or otherwise retires the Private Preferred Stock, (II) issue additional shares of Public Preferred Stock as dividends on the Public Preferred Stock in~~

~~accordance with the certificate of designation of the Public Preferred Stock, as in existence on the Issue Date, (III) issue additional shares of Junior Preferred Stock as dividends on the Junior Preferred Stock in accordance with the certificate of designation of the Junior Preferred Stock, as in existence on the Issue Date; or (IV) issue shares of Senior Securities with an aggregate liquidation preference not in excess of $75,000,000.~~

~~(B) So long as any shares of the Convertible Preferred Stock are outstanding, the Corporation shall not amend this Resolution so as to affect materially and adversely the specified rights, preferences, privileges or voting rights of Holders of shares of Convertible Preferred Stock without the affirmative vote or consent of Holders of at least a majority of the issued and outstanding shares of Convertible Preferred Stock, voting or consenting, as the case may be, as one class, given in person or by proxy, either in writing or by resolution adopted at an annual or special meeting.~~

~~(C) Except as set forth in paragraphs (f)(ii)(A) above, (x) the creation, authorization or issuance of any shares of any Junior Securities, Parity Securities or Senior Securities or (y) the increase or decrease in the amount of authorized Capital Stock of any class, including Preferred Stock, shall not require the consent of Holders of Convertible Preferred Stock and shall not be deemed to affect adversely the rights, preferences, privileges or voting rights of Holders of Convertible Preferred Stock.~~

~~(iii) Without the affirmative vote or consent of Holders of a majority of the issued and outstanding shares of Convertible Preferred Stock, voting or consenting, as the case may be, as a separate class, given in person or by proxy, either in writing or by resolution adopted at an annual or special meeting, the Corporation shall not, in a single transaction or series of related transactions, consolidate or merge with or into, or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of the Company’s assets (as entirely or substantially as an entirety in one transaction or series of related transactions) to, another Person (other than a Wholly-Owned Subsidiary with, into or to another Wholly-Owned Subsidiary) or adopt a plan of liquidation unless (A) either (I) the Corporation is the surviving or continuing Person or (II) the Person (if other than the Corporation) formed by such consolidation or into which the Corporation is merged or the Person that acquires by conveyance, transfer or lease the properties and assets of the Corporation substantially as an entirety or, in the case of a plan liquidation, the Person to which assets of the Corporation have been transferred shall be a corporation, partnership or trust organized and existing under the laws of the United States or any State thereof or the District of Columbia; (B) the Convertible Preferred Stock shall be converted into or exchanged for and shall become shares of such successor, transferee or resulting Person the same powers, preferences and relative, participating, optional or other special rights and the qualifications, limitations or restrictions thereon, that the Convertible Preferred Stock had immediately prior to such transaction; (C) immediately after giving effect to such transaction, no Voting Rights Triggering Event shall have occurred or be continuing; and (D) the Corporation has delivered to the transfer agent for the Convertible Preferred Stock prior to the consummation of the proposed transaction an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer complies with the terms hereof and that all conditions precedent herein relating to such transaction have been satisfied.~~

~~For purposes of the foregoing, the transfer (by lease, assignment, sale or otherwise, in a single transaction or series of related transactions) of all or substantially all of the properties and assets of one or more Subsidiaries of the Corporation, the Capital Stock of which constitutes all or substantially all of the properties and assets of the Corporation shall be deemed to be the transfer of all or substantially all of the properties and assets of the Corporation.~~

~~(iv) (A) If (I) the Corporation fails to redeem all of the then outstanding shares of Convertible Preferred Stock on or before December 31, 2006 or otherwise fails to discharge any redemption obligation with respect to the Convertible Preferred Stock; (II) the Corporation fails to make a Change of Control Offer (whether pursuant to the terms of paragraph (h)(v) or otherwise) following a Change of Control if such Change of Control Offer is required by paragraph (h) hereof or fails to purchase shares of Convertible Preferred Stock from Holders who elect to have such shares purchased pursuant to the Change of Control Offer; (III) the Corporation breaches or violates one of the provisions set forth in any of paragraphs (1)(i) or (1)(ii) hereof and the breach or violation continues for a period of 60 days or more after the Corporation receives notice thereof specifying the default from the holders of at least 25% of the shares of Convertible Preferred Stock then outstanding; (IV) the~~

~~Corporation fails to pay at the final stated maturity (giving effect to any extensions thereof) the principal amount of any Indebtedness of the Corporation or any Restricted Subsidiary of the Corporation, or the final stated maturity of any such Indebtedness is accelerated, if the aggregate principal amount of such Indebtedness, together with the aggregate principal amount of any other such Indebtedness in default for failure to pay principal at the final stated maturity (giving effect to any extensions thereof) or which has been accelerated, aggregates $10,000,000 or more at any time, in each case, after a 20-day period during which such default shall not have been cured or such acceleration rescinded; or (V) any event occurs or condition exists which results in an increase in the dividend rate borne by the Private Preferred Stock in accordance with the terms thereof, then in the case of any of clauses (I)-(V) the number of directors constituting the Board of Directors shall be adjusted by the number, if any, necessary to permit the Holders of Convertible Preferred Stock, voting separately and as one class, to elect the lesser of two directors and that number of directors constituting 25% of the members of the Board of Directors. Each such event described in clauses (I), (II), (III), (IV), and (V) is a “Voting Rights Triggering Event.” Holders of a majority of the issued and outstanding shares of Convertible Preferred Stock, voting separately and as one class, shall have the exclusive right to elect the lesser of two directors and that number of directors constituting 25% of the members of the Board of Directors at a meeting therefor called upon occurrence of such Voting Rights Triggering Event, and at every subsequent meeting at which the terms of office of the directors so elected by the Holders of the Convertible Preferred Stock expire (other than as described in (f)(iv)(B) below). The voting rights provided herein shall be the exclusive remedy at law or in equity of the holders of the Convertible Preferred Stock for any Voting Rights Triggering Event.~~

~~(B) The right of the Holders of Convertible Preferred Stock voting together as a separate class to elect members of the Board of Directors as set forth in subparagraph (f)(iv)(A) above shall continue until such time as in all other cases, the failure, breach or default giving rise to such Voting Rights Triggering Event is remedied, cured (including, but not limited to, in the case of clause (IV) of subparagraph (f)(iv)(A) above through the issuance of Refinancing Indebtedness or the waiver of any breach or default by the holder of such Indebtedness) or waived by the holders of at least a majority of the shares of Convertible Preferred Stock then outstanding and entitled to vote thereon, at which time (I) the special right of the Holders of Convertible Preferred Stock so to vote as a class for the election of directors and (II) the term of office of the directors elected by the Holders of the Convertible Preferred Stock shall each terminate and the directors elected by the holders of Common Stock or Capital Stock (other than the Convertible Preferred Stock), if applicable, shall constitute the entire Board of Directors. At any time after voting power to elect directors shall have become vested and be continuing in the Holders of Convertible Preferred Stock pursuant to paragraph (f)(iv) hereof, or if vacancies shall exist in the offices of directors elected by the Holders of Convertible Preferred Stock, a proper officer of the Corporation may, and upon the written request of the Holders of record of at least twenty-five percent (25%) of the shares of Convertible Preferred Stock then outstanding addressed to the secretary of the Corporation shall, call a special meeting of the Holders of Convertible Preferred Stock, for the purpose of electing the directors which such Holders are entitled to elect. If such meeting shall not be called by a proper officer of the Corporation within twenty (20) days after personal service of said written request upon the secretary of the Corporation, or within twenty (20) days after mailing the same within the United States by certified mail, addressed to the secretary of the Corporation at its principal executive offices, then the Holders of record of at least twenty-five percent (25%) of the outstanding shares of Convertible Preferred Stock may designate in writing one of their number to call such meeting at the reasonable expense of the Corporation, and such meeting may be called by the Person so designated upon the notice required for the annual meetings of stockholders of the Corporation and shall be held at the place for holding the annual meetings of stockholders. Any Holder of Convertible Preferred Stock so designated shall have, and the Corporation shall provide, access to the lists of stockholders to be called pursuant to the provisions hereof.~~

~~(C) At any meeting held for the purpose of electing directors at which the Holders of Convertible Preferred Stock shall have the right, voting together as a separate class, to elect directors an aforesaid, the presence in person or by proxy of the Holders of at least a majority of the outstanding shares of Convertible Preferred Stock shall be required to constitute a quorum of such Convertible Preferred Stock.~~

~~(D) Any vacancy occurring in the office of a director elected by the Holders of Convertible Preferred Stock may be filled by the remaining directors elected by the Holders of Convertible Preferred Stock unless and until such vacancy shall be filled by the Holders of Convertible Preferred Stock.~~

~~(v) In any case in which the Holders of Convertible Preferred Stock shall be entitled to vote pursuant to this paragraph (f) or pursuant to Delaware law, each Holder of Convertible Preferred Stock entitled to vote with respect to such matter shall be entitled to one vote for each share of Class A Common Stock into which the Convertible Preferred Stock held by such Holder is convertible.~~

(g) Conversion.

(i) Shares of the Convertible Preferred Stock will be convertible at the option of the Holder thereof, at any time and from time to time ~~(A) on or after June 30, 1999, (B) immediately in the event of a Change of Control or Major Asset Sale, or (C) in the event that the Common Stock Trading Price equals or exceeds $25.00 per share for five consecutive trading days, in each case~~, into a number of shares of Class A Common Stock equal to the aggregate liquidation preference amount of the shares of Convertible Preferred Stock surrendered for conversion divided by the Conversion Price as then in effect, except that, if shares of Convertible Preferred Stock are called for redemption, the conversion right will terminate at the close of business on the Redemption Date. No fractional shares or securities representing fractional shares of Class A Common Stock will be issued upon conversion; in lieu of fractional shares of Class A Common Stock, the Company will, at its option, either round up the number of shares to be issued to the nearest whole share or pay a cash adjustment based upon the current market price of the Class A Common Stock at the close of business on the first Business Day preceding the date of conversion. The Convertible Preferred Stock shall be converted by the holder thereof by surrendering the certificate or certificates representing the shares of Convertible Preferred Stock to be converted, appropriately completed, to the transfer agent for the Class A Common Stock. The transfer agent shall issue one or more certificates representing the Class A Common Stock to be issued in the conversion in the name of names requested by the Holder. The transfer agent will deliver to the Holder a new certificate representing the shares of Convertible Preferred Stock in excess of those being surrendered for conversion. Effective as of the filing of the Amendment, the Conversion Price shall be $16.00 (the “Conversion Price”). Such Conversion Price shall be adjusted as hereinafter provided.

(ii) (A) In case the Company shall (I) pay a dividend or distribution in shares of its Class A Common Stock on its shares of Class A Common Stock, (II) subdivide its outstanding shares of Class A Common Stock into a greater number of shares, (III) combine its outstanding shares of Class A Common Stock into a smaller number of shares, or (IV) issue, by reclassification of its shares of Class A Common Stock, any shares of its capital stock (each such transaction being called a “Stock Transaction”), then and in each such case, ~~(x)~~ the Conversion Price in effect immediately prior thereto shall be adjusted so that the Holder of a share of Convertible Preferred Stock surrendered for conversion after the record date fixing stockholders to be affected by such Stock Transaction shall be entitled to receive upon conversion the number of such shares of Class A Common Stock which such Holder would have been entitled to receive after the happening of such event had such share of Convertible Preferred Stock been converted immediately prior to such record date~~, and (y) the Company shall simultaneously effect such transaction to the Convertible Preferred Stock (i.e., dividend, subdivision, combination, etc.) so that the Holder of a share of Convertible Preferred Stock after such Stock Transaction shall be entitled to the same percentage voting power which such holder was entitled to for such share before such Stock Transaction.~~. Such adjustment shall be made whenever any of such events shall happen, but shall also be effective retroactively as to shares of Convertible Preferred Stock converted between such record date and the date of the happening of any such event.

(B) In the event the Company shall, at any time or from time to time while any shares of Convertible Preferred Stock are outstanding, issue, sell or distribute any right or warrant to purchase, acquire or subscribe for shares of Class A Common Stock (including a right or warrant with respect to any security convertible into or exchangeable for shares of Class A Common Stock) generally to holders of Common Stock (including by way of a reclassification of shares or a recapitalization of the Company), for a consideration on the date of such issuance, sale or exchange less than the Common Stock Trading Price of the shares of Class A Common Stock underlying such rights or warrants on the date of such issuance, sale or distribution, then and in each case, the Conversion Price shall be adjusted by multiplying such Conversion Price by a fraction the numerator of which shall be the sum of (I) the Common Stock Trading Price per share of Common Stock on the first trading date after the date of the public announcement of the actual terms (including the price terms) of such issuance, sale or distribution multiplied by the number of shares of Class A Common Stock outstanding immediately prior to such issuance, sale or exchange plus (II) the aggregate Fair Market Value of the consideration to be received by the Company in respect of such issuance, sale or distribution of the shares of Class A Common Stock underlying such right or warrant, and the denominator of which shall be the Common Stock Trading Price per share of Class A Common Stock on the trading day immediately preceding the public announcement of the actual terms (including the pricing terms) of such issuance, sale or exchange multiplied by the aggregate number of shares of Class A Common Stock (I) outstanding immediately prior to such issuance, sale or distribution plus (II) underlying such rights or warrants at the time of such issuance. For the purposes of the preceding sentence, the aggregate consideration receivable by the Company in connection with the issuance, sale or exchange of any such right or warrant shall be deemed to be equal to the sum of the aggregate offering price (before deduction of reasonable underwriting discounts or commissions and expenses) of all such rights or warrants.

(C) In the event the Company shall, at any time or from time to time while any shares of Convertible Preferred Stock are outstanding, repurchase or redeem any portion of the Class A Common Stock from holders generally at a premium over the Common Stock Trading Price thereof on the next trading day immediately preceding the consummation of such repurchase or redemption (a “Repurchase”), then and in the case of each Repurchase the Conversion Price in effect immediately prior thereto shall be adjusted by multiplying such conversion price by the fraction the numerator of which is (I) the product of (x) the number of shares of Class A Common Stock outstanding immediately before such repurchase or redemption multiplied by (y) the Common Stock Trading Price per share of Class A Common Stock on the next trading day immediately following the consummation of such Repurchase minus (II) the aggregate purchase price of the Repurchase and the denominator of which shall be the product of (x) the number of shares of Class A Common Stock outstanding immediately before such Repurchase minus the number of shares of Class A Common Stock repurchased or redeemed by the Company multiplied by (y) the Common Stock Trading Price per share of Class A Common Stock on the next trading day immediately following the consummation of such Repurchase. Such adjustment shall be made whenever any such events shall happen, but shall also be effective retroactively as to shares of Convertible Preferred Stock converted between such record date and the date of the happening of any such event.

(D) In the event the Company shall at any time or from time to time while any shares of Convertible Preferred Stock are outstanding declare, order, pay or make a dividend or other distribution generally to holders of Common Stock in stock or other securities or rights or warrants to subscribe for securities of the Company or any of its subsidiaries or evidences of indebtedness of the Company or any other person on its Class A Common Stock or pay any Extraordinary Cash~~Divided~~Dividend, (other than any dividend or distribution on the Class A Common Stock (I) referred to in paragraphs (A), (B) or (C) above or (II) if in conjunction therewith the Company declares and pays or makes a dividend or distribution on each share of Convertible Preferred Stock which is the same as the dividend or distribution that would have been made or paid with respect to such share of Convertible Preferred Stock had such share been converted into shares of Class A Common Stock immediately prior to the record date for any such dividend or distribution on the Class A Common Stock), then, and in each such case, an appropriate adjustment to the Conversion Price shall be made so that the Holder of each share of Convertible Preferred Stock shall be entitled to receive, upon the conversion thereof, the number of shares of Class A Common Stock determined by multiplying (x) the number of shares of Class A Common Stock into which such share was convertible on the day immediately prior to the record date fixed for the determination of stockholders entitled to receive such dividend or distribution by (y) a fraction, the numerator of which shall be the Common Stock Trading Price per share of Class A Common Stock as of such record date, and the denominator of which shall be such Common Stock Trading Price per share of Class A Common Stock less the Fair Market Value per share of Class A Common Stock of such dividend or distribution (as determined in good faith by the Board of Directors, as evidenced by a Board Resolution mailed to each holder of shares of Convertible Preferred Stock). An adjustment made pursuant to this paragraph (D) shall be made upon the opening of business on the next business day following the date on which any such dividend or distribution is made and shall be effective retroactively immediately after the close of business on the record date fixed for the determination of stockholders entitled to receive such dividend or distribution.

(iii) No adjustment in the Conversion Price will be required to be made in any case until cumulative adjustments amount to 1% or more of the Conversion Price, but any such adjustment that would otherwise be required to be made shall be carried forward and taken into account in any subsequent adjustment. The Company may, to the extent permitted by law, make such reductions in the Conversion Price in addition to those described in paragraph (ii) above as it, in its sole discretion, shall determine to be advisable in order that certain stock related distributions hereafter made by the Company to its stockholders shall not be taxable to such stockholders.

(iv) Holders of shares of Convertible Preferred Stock at the close of business on a Dividend Record Date shall be entitled to receive the dividend payable on such shares on the corresponding Dividend Payment Date notwithstanding the conversion thereof following such Dividend Record Date and on or prior to such Dividend Payment Date. However, shares of Convertible Preferred Stock surrendered for conversion during the period between the opening of business on any Dividend Record Date and the close of business on the corresponding Dividend Payment Date (except shares of Convertible Preferred Stock called for redemption on a Redemption Date during such period) must be accompanied by payment of an amount equal to the dividend payment with respect to such shares of Convertible Preferred Stock presented for conversion on such Dividend Payment Date; provided, however, that no such payment need be made if, at the time of conversion, dividends payable on the shares of Convertible Preferred Stock outstanding are in arrears for more than 30 days beyond the previous Dividend Payment Date. The dividend payment with respect to shares of Convertible Preferred Stock called for redemption on a Redemption Date during the period between the opening of business on a Dividend Record Date and the close of business on the corresponding Dividend Payment Date shall be payable on that Dividend Payment Date to the Holder of such shares at the close of business on the Dividend Record Date notwithstanding the conversion of such shares after the opening of business on such Dividend Record Date and on or prior to the close of business on such Dividend Payment Date, and the holder of such shares need not make a payment equal to the dividend payment amount upon surrender of such shares for conversion. A holder of shares of Convertible Preferred Stock on a Dividend Record Date who converts such shares on or after the corresponding Dividend Payment Date will receive the dividend payable by the Company on such shares of Convertible Preferred Stock on such date and need not include payment in the amount of such dividend upon surrender of such shares of Convertible Preferred Stock for conversion. Except as provided above, the Company shall make no payments or allowance for unpaid dividends, whether or not in arrears, on converted shares or for dividends on the shares of Class A Common Stock issued upon such conversion. The Company will not issue fractional shares of Class A Common Stock upon conversion of shares of Convertible Preferred Stock and, in lieu thereof, will at its option, either round up the number of shares to be issued to the nearest whole share or pay a cash adjustment based upon the Common Stock Trading Price of the Class A Common Stock (determined as set forth in the Certificate of Designation) on the last business day prior to the date of conversion.

(v) In the event of any capital reorganization (other than a capital reorganization covered by paragraph (ii) (D) above) or reclassification of outstanding shares of Class A Common Stock (other than a reclassification covered by paragraph (ii) (A) above), or in case of any merger, consolidation or other corporate combination of the Company with or into another corporation, or in case of any sale or conveyance to another corporation of the property of the Company as an entirety or substantially as an entirety (each of the foregoing being referred to as a “Transaction”), each share of Convertible Preferred Stock shall continue to remain outstanding if the Company is the Surviving Person (as defined below) of such Transaction, and shall be subject to all the provisions, as in effect prior to such Transaction, or if the Company is not the Surviving Person, each share of Convertible Preferred Stock shall be exchanged for a new series of convertible preferred stock of the Surviving Person, or in the case of a Surviving Person other than a corporation, comparable securities of such Surviving Person, in either case having economic terms as nearly equivalent as possible to, and with the same voting and other rights as, the Convertible Preferred Stock including entitling the holder thereof to receive, upon presentation of the certificate therefor to the Surviving Person subsequent to the consummation of such Transaction, the kind and amount of shares of stock and other securities and property receivable (including cash) upon the consummation of such Transaction by a holder of that number of shares of Class A Common Stock into which one share of Convertible Preferred Stock was convertible immediately prior to such Transaction. In case securities or property other than Common stock shall be issuable or deliverable upon conversion as aforesaid, then all references in this paragraph (v) shall be deemed to apply, so far as appropriate and as nearly as may be, to such other securities or property.

Notwithstanding anything contained herein to the contrary, the Company will not effect any Transaction unless, prior to the consummation thereof, (A) proper provision is made to ensure that the holders of shares of Convertible Preferred Stock will be entitled to receive the benefits afforded by this paragraph (v), and (B) if, following the Change in Control, one or more entitles other than the Company shall be required to deliver securities or other property upon the conversion of the Convertible Preferred Stock, such entity or entities shall assume, by written instrument delivered to each holder of shares of Convertible Preferred Stock the obligation to deliver to such holder the amount in cash to which, in accordance with the foregoing provisions, such holder is entitled.

For purposes of this paragraph (v), the following terms shall have the meanings ascribed to them below:

“Surviving Person” shall mean the continuing or surviving Person of a merger, consolidation or other corporate combination, the Person receiving a transfer of all or a substantial part of the properties and assets of the Company, or the Person consolidating with or merging into the Company in a merger, consolidation or other corporate combination in which the Company is the continuing or surviving Person, but in connection with which the Convertible Preferred Stock or Common Stock of the Company is exchanged, converted or reclassified into the securities of any other Person or cash or any other property.

(A) At the time of the Exchange, the Corporation shall deliver Debentures which may be resold by the holder thereof to the public without delivering a prospectus under the Securities Act.

(h) ~~Change of Control.~~

~~(i) In the event of a Change of Control (the date of such occurrence being the “Change of Control Date”), the Corporation shall notify the Holders of the Convertible Preferred Stock in writing of such occurrence and shall make an offer to purchase (the “Change of Control Offer”) all then outstanding shares of Convertible Preferred Stock at a purchase price of 100% of the liquidation preference thereof plus, without duplication, an amount in cash equal to all accumulated and unpaid dividends thereon (including an amount in cash equal to a prorated dividend for the period from the immediately preceding Dividend Payment Date to the Change of Control Payment Date) (such applicable purchase price being hereinafter referred to as the “Change of Control Purchase Price”).~~

~~(ii) Within 30 days following the Change of Control Date, the Corporation shall (i) cause a notice of the Change of Control to be sent at least once to the Dow Jones News Service or similar business news service in the United States and (ii) send by first class mail, postage prepaid, a notice to each Holder of Convertible Preferred Stock at such Holder’s address as it appears in the register maintained by the Transfer Agent, which notice shall govern the terms of the Change of Control Offer. The notice to the Holders shall contain all instructions and materials necessary to enable such Holders to tender Convertible Preferred Stock pursuant to the Change of Control Offer. Such notice shall state:~~

~~(A) that a Change of Control has occurred, that the Change of Control Offer is being made pursuant to this paragraph (h) and that all Convertible Preferred Stock validly tendered and not withdrawn will be accepted for payment;~~

~~(B) the Change of Control Purchase Price and the purchase date (which shall be a Business Day no earlier than 30 Business Days nor later than 60 Business Days from the date such notice is mailed, other than as may be required by law) (the “Change of Control Payment Date”);~~

~~(C) that any shares of Convertible Preferred Stock not tendered will continue to accumulate dividends;~~

~~(D) that, unless the Corporation defaults in making payment of the Change of Control Purchase Price any share of Convertible Preferred Stock accepted for payment pursuant to the Change of Control Offer shall cease to accumulate dividends after the Change of Control Payment Date;~~

~~(E) that Holders accepting the offer to have any shares of Convertible Preferred Stock purchased pursuant to a Change of Control Offer will be required to surrender their certificate or certificates representing such shares, properly endorsed for transfer together with such customary documents  as the Corporation and the transfer agent may reasonably require, in the manner and at the place specified in the notice prior to the close of business on the Business Day preceding to the Change of Control Payment Date;~~

~~(F) that Holders will be entitled to withdraw their acceptance if the Corporation receives, not later than the close of business on the third Business Day preceding the Change of Control Payment Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the number of shares of Convertible Preferred Stock the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such shares of Convertible Preferred Stock purchased;~~

~~(G) that Holders whose shares of Convertible Preferred Stock are purchased only in part will be issued a new certificate representing the number of shares of Convertible Preferred Stock equal to the unpurchased portion of the certificate surrendered; and~~

~~(H) the circumstances and relevant facts regarding such Change of Control.~~

~~(iii) The Corporation will comply with any securities laws and regulations, to the extent such laws and regulations are applicable to the repurchase of the Convertible Preferred Stock in connection with a Change of Control Offer.~~

~~(iv) On the Change of Control Payment Date, the Corporation shall (A) accept for payment the shares of Convertible Preferred Stock tendered pursuant to the Change of Control Offer, (B) promptly mail to each Holder of shares so accepted payment in an amount in cash equal to the Change of Control Purchase Price for such Convertible Preferred Stock, (C) execute and issue a new Convertible Preferred Stock certificate equal to any unpurchased shares of Convertible Preferred Stock represented by certificates surrendered and (D) cancel and retire each surrendered certificate. Unless the Corporation defaults in the payment for the shares of Convertible Preferred Stock tendered pursuant to the Change of Control Offer, dividends will cease to accumulate with respect to the shares of Convertible Preferred Stock tendered and all rights of Holders of such tendered shares will terminate, except for the right to receive payment therefor, on the Change of Control Payment Date.~~

~~(v) If the purchase of the Convertible Preferred Stock would violate or constitute a default or be prohibited under the Credit Facility, any then outstanding Senior Debt, the Existing Debt Indentures, the New Exchange Indenture, the Existing Preferred Stock or the Junior Preferred Stock, then, notwithstanding anything to the contrary contained above, prior to complying with the foregoing provisions, but in any event within 45 days following the Change of Control Date, the Corporation shall, to the extent required to permit such purchase of the Convertible Preferred Stock, either (A) repay in full all Indebtedness under the Credit Facility, such Senior Debt, the Existing Notes, the Existing Exchange Debentures and the New Exchange Debentures and, in the case of the Credit Facility or such other Senior Debt, terminate all commitments outstanding thereunder and effect the termination of any such prohibition under the Existing Preferred Stock and Junior Preferred Stock or (B) obtain the requisite consents, if any, under the Credit Facility, the instruments governing such Senior Debt, the Existing Debt Indentures, the New Exchange Indenture and the certificates of designation governing the Existing Preferred Stock and Junior Preferred Stock required to permit redemption of the Convertible Preferred Stock required by this paragraph (h). Until the requirements of the immediately preceding sentence are satisfied, the Corporation shall not make, and shall not be obligated to make, any Change of Control Offer; provided that the Corporation’s failure to comply with the provision of this paragraph (h)(v) shall constitute a Voting Rights Triggering Event.~~

~~(i)~~ Conversion or Exchange.  Other than as set forth in paragraph (g) above, the Holders of shares of Convertible Preferred Stock shall not have any rights hereunder to convert such shares into or exchange such shares for shares of any other class or classes or of any other series of any class or classes of Capital Stock of the Corporation.

(~~j~~i) Reissuance of Convertible Preferred Stock.  Shares of Convertible Preferred Stock that have been issued and reacquired in any manner, including shares purchased or redeemed ~~or exchanged~~, shall (upon compliance with any applicable provisions of the laws of Delaware) have the status of authorized and unissued shares of Preferred Stock undesignated as to series and may be redesignated and reissued as part of any series of Preferred Stock; provided that any issuance of such shares as Convertible Preferred Stock must be in compliance with the terms hereof.

(~~k~~j) Business Day.  If any payment or redemption shall be required by the terms hereof to be made on a day that is not a Business Day, such payment or redemption shall be made on the immediately succeeding Business Day.

(~~l) Certain Additional Provisions.~~

~~(i) Limitation on Restricted Payments.  (A) The Corporation shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, make any Restricted Payment if at the time of such Restricted Payment and immediately after giving effect thereto:~~

~~(I) any Voting Rights Triggering Event shall have occurred and be continuing; or~~

~~(II) the aggregate amount of Restricted Payments declared or made after the Issue Date (the amount expended for such purposes, if other than in cash, being the fair market value of such property as determined by the Board of Directors in good faith) exceeds the sum of (x) 100% of the Corporation’s Cumulative EBITDA minus 1.4 times the Corporation’s Cumulative Consolidated Interest Expense, plus (y) 100% of the aggregate Net Proceeds and the fair market value of securities or other property received by the Corporation from the issue or sale, after the Issue Date, of Capital Stock (other than Disqualified Capital Stock of the Corporation or Capital Stock of the Corporation issued to any Restricted Subsidiary) of the Corporation or any Indebtedness or other securities of the Corporation convertible into or exercisable or exchangeable for Capital Stock (other than Disqualified Capital Stock) of the Corporation which have been so converted or exercised or exchanged, an the case may be, plus (c) $10,000,000.~~

~~(B) Notwithstanding the foregoing, these provisions will not prohibit: (I) the payment of any dividend or the making of any distribution within 60 days after the date of its declaration if such dividend or distribution would have been permitted on the date of declaration; or (II) the purchase, redemption or other acquisition or retirement of any Capital Stock of the Corporation or any warrants, options or other rights to acquire shares of any class of such Capital Stock (x) solely in exchange for shares of Qualified Capital Stock or other rights to acquire Qualified Capital Stock, (y) through the application of the Net Proceeds of a substantially concurrent sale for cash (other than to a Restricted Subsidiary) of shares of Qualified Capital Stock or warrants, options or other rights to acquire Qualified Capital Stock or (z) in the case of Disqualified Capital Stock, solely in exchange for, or through the application of the Net Proceeds of a substantially concurrent sale for cash (other than to a Restricted Subsidiary) of, Disqualified Capital Stock that has a redemption date no earlier than, is issued by the Corporation or the same Person as and requires the payment of current dividends or distributions  in cash no earlier than, in each case, the Disqualified Capital Stock being purchased, redeemed or otherwise acquired or retired and which Disqualified Capital Stock does not prohibit cash dividends on the Convertible Preferred Stock.~~

~~(ii) Limitations on Transactions with Affiliates.  (A) The Corporation shall not, and shall not cause or permit any of its Restricted Subsidiaries to, directly or indirectly, enter into or suffer to exist any transaction or series of related transactions (including, without limitation, the sale, purchase, exchange or lease of assets, property or services) with any Affiliate or holder of 10% or more of the Corporation’s Common Stock (an “Affiliate Transaction”) or extend, renew, waive or otherwise modify the terms of any Affiliate Transaction entered into prior to the Issue Date unless (I) such Affiliate Transaction is between or among the Corporation and its Wholly-Owned Subsidiaries; or (II) the terms of such Affiliate Transaction are fair and reasonable to the Corporation or such Restricted Subsidiary, as the case may be, and the terms of such Affiliate Transaction are at least as favorable as the terms which could be obtained by the Corporation or such Restricted Subsidiary, as~~

~~the case may be, in a comparable transaction made on an arm’s-length basis between unaffiliated parties. In any Affiliate Transaction involving an amount or having a value in excess of $1,000,000 which is not permitted under clause (I) above the Corporation must obtain a Board Resolution certifying that such Affiliate Transaction complies with clause (II) above. In any Affiliate Transaction involving an amount or having a value in excess of $5,000,000 which is not permitted under clause (I) above, unless such transaction is with a Subsidiary in which no Affiliate has a minority interest therein, the Corporation must obtain a valuation of the assets subject to such transaction by an Independent Appraiser or a written opinion as to the fairness of such a transaction from an independent investment banking firm or an Independent Appraiser.~~

~~(B) The foregoing provisions shall not apply to (I) any Restricted Payment that is not prohibited by the provisions described in paragraph (1) (i) above, (II) any transaction approved by the Board of Directors with an officer or director of the Corporation or of any Subsidiary in his or her capacity as officer or director entered into in the ordinary course of business, including compensation and employee benefit arrangements with any officer or director of the Corporation or of any Subsidiary that are customary for public companies in the broadcasting industry, or (III) modifications of the Existing Preferred Stock.~~

~~(iii) Reports.  The Corporation shall provide to the holders of Convertible Preferred Stock, within 15 days after it files them with the Commission, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may by rules and regulations prescribe) which the Corporation files with the Commission pursuant to Section 13 or 15(d) of the Exchange Act. In the event that the Corporation is no longer required to furnish such reports to its securityholders pursuant to the Exchange Act, the Corporation will provide to the Holders copies of all annual and quarterly reports and other information which the Corporation would have been required to file with the Commission pursuant to Sections 13 and 15(d) of the Exchange Act had it been so subject without cost to the Holders. (m)~~ k) Definitions. As used in this Certificate of Designation, the following terms shall have the following meanings (with terms defined in the singular having comparable meanings when used in the plural and vice versa), unless the context otherwise requires:

~~“Adjusted EBITDA” means, for any Person, prior to the date specified by the Corporation in a written notice delivered to the transfer agent for the Convertible Preferred Stock of the Corporation’s election of its one time right to change the calculation of Adjusted EBITDA (the “Calculation Change Notice”), the sum of (a) Consolidated EBITDA of such Person and its Restricted Subsidiaries for the four most recent fiscal quarters for which internal financial statements are available, minus inTV EBITDA for the most recent four fiscal quarter period and (b) inTV EBITDA for the most recent quarterly period, multiplied by four and, subsequent to the effective date specified by the Corporation in its Calculation Change Notice, the Consolidated EBITDA of such Person and its Restricted Subsidiaries for the four most recent fiscal quarters for which internal financial statements are available.~~

“Affiliate” means, for any Person, a Person who, directly or indirectly, through one or more intermediaries controls, or is controlled by, or is under common control with, such other Person. The term “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise. ~~With respect to the Corporation, Affiliate will also include any Permitted Holders or Persons controlled by the Permitted Holders.~~

“~~Affiliate Transaction” shall have the meaning ascribed to it in paragraph (1)(ii) hereof.~~ Board of Directors” means the Board of Directors of the Corporation.

~~“Asset Sale” means the sale, transfer or other disposition (other than to the Corporation or any of its Restricted Subsidiaries) in any single transaction or series of related transactions involving assets with a fair market value in excess of $2,000,000 of (a) any Capital Stock of or other equity interest in any Restricted Subsidiary of the Corporation other than in a transaction where the Corporation or a Restricted Subsidiary receives therefor one or more media properties with a fair market value equal to the fair market value of the Capital Stock issued, transferred or disposed of by the Corporation or the Restricted Subsidiary (with such fair market values being determined by the Board of Directors), (b) all or substantially all of the assets of the Corporation or of any Restricted Subsidiary thereof, (c) real property or (d) all or substantially all of the assets of any media~~

~~property, or part thereof, owned by the Corporation or any Restricted Subsidiary thereof, or a division, line of business or comparable business segment of the Corporation or any Restricted Subsidiary thereof; provided that Asset Sales shall not include sales, leases, conveyances, transfers or other dispositions to the Corporation or to a Restricted Subsidiary or to any other Person if after giving effect to such sale, lease, conveyance, transfer or other disposition such other Person becomes a Restricted Subsidiary, or the sale of all or substantially all of the assets of the Corporation or a Restricted Subsidiary in a transaction complying with f(iii), in which case only the assets not so sold shall be deemed an Asset Sale.~~

~~“Board of Directors” shall have the meaning ascribed to it in the first paragraph of this Resolution.~~

“Board Resolution” means a copy of a resolution certified pursuant to an Officers’ Certificate to have been duly adopted by the Board of Directors of the Corporation and to be in full force and effect, and delivered to the Holders.

“Business Day” means any day except a Saturday, a Sunday, or any day on which banking institutions in New York, New York are required or authorized by law or other governmental action to be closed.

“Capital Stock” means (i) with respect to any Person that is a corporation, any and all shares, interests, participations or other equivalents (however designated) of capital stock, including each class of common stock and preferred stock of such Person and (ii) with respect to any Person that is not a corporation, any and all partnership or other equity interests of such Person.

~~“Capitalized Lease Obligation” means, as to any Person, the obligation of such Person to pay rent or other amounts under a lease to which such Person is a party that is required to be classified and accounted for as capital lease obligations under GAAP and, for purposes of this definition, the amount of such obligations at any date shall be the capitalized amount of such obligations at such date, determined in accordance with GAAP.~~

~~“Cash Equivalents” means (i) marketable direct obligations issued by, or unconditionally guaranteed by, the United States Government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within one year from the date of acquisition thereof; (ii) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition thereof and, at the time of acquisition, having one of the two highest ratings obtainable from either Standard & Poor’s Corporation (“S&P”) or Moody’s Investors Service, Inc. (“Moody’s”); (iii) commercial paper maturing no more than one year from the date of creation thereof and, at the time of acquisition, having a rating of at least A-1 from S&P or at least P-1 from Moody’s; (iv) certificates of deposit or bankers’ acceptances maturing within one year from the date of acquisition thereof issued by any commercial bank organized under the laws of the United States of America or any state thereof or the District of Columbia or any U.S. branch of a foreign bank having at the date of acquisition thereof combined capital and surplus of not less than $250,000,000; (v) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clause (i) above entered into with any bank meeting the qualifications specified in clause (iv) above; and (vi) investments in money market funds which invest substantially all their assets in securities of the types described in clauses (i) through (v) above.~~

“Certificate of Incorporation” ~~shall have the meaning ascribed to it in the first paragraph of this Resolution.~~ means the Certificate of Incorporation of the Corporation as filed with the Secretary of State of the State of Delaware, as amended.

~~A “Change of Control” of the Corporation will be deemed to have occurred at such time as (i) any Person (including a Person’s Affiliates), other than a Permitted Holder, becomes the beneficial owner (as defined under Rule 13d-3 or any successor rule or regulation promulgated under the Exchange Act) of 50% or more of the total voting power of the Corporation’s Common Stock, (ii) any Person (including a Person’s Affiliates), other than a Permitted Holder, becomes the beneficial owner of more than 33 1/3% of the total voting power of the Corporation’s Common Stock, and the Permitted Holders beneficially own, in the aggregate, a lesser percentage of the total voting power of the Common Stock of the Corporation than such other Person and do not have the right or ability by voting power, contract or otherwise to elect or designate for election a majority~~

~~of the Board of Directors, (iii) there shall be consummated any consolidation or merger of the Corporation in which the Corporation is not the continuing or surviving corporation or pursuant to which the Common Stock of the Corporation would be converted into cash, securities or other property, other than a merger or consolidation of the Corporation in which the holders of the Common Stock of the Corporation outstanding immediately prior to the consolidation or merger hold, directly or indirectly, at least a majority of the voting power of the Common Stock of the surviving corporation immediately after such consolidation or merger, (iv) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors (together with any new directors whose election by such Board of Directors or whose nomination for election by the shareholders of the Corporation has been approved by a majority of the directors then still in office who either were directors at the beginning of such period or whose election or recommendation for election was previously so approved) cease to constitute a majority of the Board of Directors or (v) any “change in control” occurs (as defined at such time) with respect to the Existing Preferred Stock or any issue of Disqualified Capital Stock.~~

~~“Change of Control Date” shall have the meaning ascribed to it in paragraph (h)(i) hereof.~~

~~“Change of Control Offer” shall have the meaning ascribed to it in paragraph (h)(i) hereof.~~

~~“Change of Control Payment Date” shall have the meaning ascribed to it in paragraph (h)(ii) hereof.~~

~~“Change of Control Purchase Price” shall have the meaning ascribed to it in paragraph (h) (i) hereof.~~

“Class A Common Stock” means the Class A Common Stock, par value $.001 per share, of the Corporation.

~~“Commission” means the Securities and Exchange Commission.~~

“Common Stock” of any Person means any and all shares, interests or other participations in, and other equivalents (however designated and whether voting or non-voting) of, such Person’s common stock, whether outstanding on the Issue Date or issued after the Issue Date, and includes, without limitation, all series and classes of such common stock.

“Common Stock Trading Price” on any date means, with respect to the Class A Common Stock, the Closing Price for the Class A Common Stock on such date. The “Closing Price” on any date shall mean the last sale price for the Class A Common Stock, regular way, or, in case no such sale takes place on such date, the average of the closing bid and asked prices, regular way, for the Class A Common Stock in either case as reported in the principal consolidated transaction reporting system with respect to the principal national securities exchange on which the Class A Common Stock is listed or admitted to trading or, if the Class A Common Stock is not listed or admitted to trading on any national securities exchange, the last quoted price, or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by the principal automated quotation system that may then be in use or, if the Class A Common Stock is not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Class A Common Stock selected by the Board of Directors or, in the event that no trading price is available for the Class A Common Stock, the fair market value of the Class A Common Stock, as determined in good faith by the Board of Directors.

~~“Consolidated EBITDA” means, for any Person, for any period, an amount equal to (a) the sum of Consolidated Net Income for such period, plus, to the extent deducted from the revenues of such Person in determining Consolidated Net Income, (i) the provision for taxes for such period based on income or profits and any provision for taxes utilized in computing a loss in Consolidated Net Income above, plus (ii) Consolidated Interest Expense, net of interest income earned on cash or cash equivalents for such period (including, for this purpose, dividends on the Existing Preferred Stock the Junior Preferred Stock and the Convertible Preferred Stock and any Redeemable Dividends in each case only to the extent that such dividends were deducted in determining Consolidated Net Income), plus (iii) depreciation for such period on a consolidated basis, plus (iv) amortization of intangibles and broadcast program licenses for such period on a consolidated basis, minus (b) scheduled payments relating to broadcast program license liabilities, except that with respect to the Corporation each of the foregoing items shall be determined on a consolidated basis with~~

~~respect to the Corporation and its Restricted Subsidiaries only; provided, however, that, for purposes of calculating Consolidated EBITDA during any fiscal quarter, cash income from a particular Investment of such Person shall be included only if cash income has been received by such Person as a result of the operation of the business~~

~~“Conversion Price” shall have the meaning ascribed to it in paragraph (g) (i) hereof. in which such Investment has been made in the ordinary course without giving effect to any extraordinary unusual and non-recurring gains.~~

~~“Consolidated Interest Expense” means, with respect to any Person, for any period, the aggregate amount of interest which, in conformity with GAAP, would be set forth opposite the caption “interest expense” or any like caption on an income statement for such Person and its Subsidiaries on a consolidated basis, including, but not limited to, Redeemable Dividends, whether paid or accrued, on Subsidiary Preferred Stock, imputed interest included in Capitalized Lease Obligations, all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers’ acceptance financing, the net costs associated with hedging obligations, amortization of other financing fees and expenses, the interest portion of any deferred payment obligation, amortization of discount or premium, if any, and all other non-cash interest expense (other than interest amortized to cost of sales) plus, without duplication, all net capitalized interest for such period and all interest incurred or paid under any guarantee of Indebtedness (including a guarantee of principal, interest or any combination thereof) of any Person, all time brokerage fees relating to financing of radio or television stations which the Corporation has an agreement or option to acquire, plus the amount of all dividends or distributions paid on Disqualified Capital Stock (other than dividends paid or payable in shares of Capital Stock of the Corporation).~~

~~“Consolidated Net Income” means, with respect to any Person, for any period, the aggregate of the net income (or loss) of such Person and its Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided, however, that (a) the net income of any Person (the “other Person”) in which the Person in question or any of its Subsidiaries has less than a 100% interest (which interest does not cause the net income of such other Person to be consolidated into the net income of the Person in question in accordance with GAAP) shall be included only to the extent of the amount of dividends or distributions paid to the Person in question or to the Subsidiary, (b) the net income of any Subsidiary of the Person in question that is subject to any restriction or limitation on the payment of dividends or the making of other distributions (other than pursuant to the New Exchange Debentures, the Existing Exchange Debentures or the Existing Notes) shall be excluded to the extent of such restriction or limitation, (c) (i) the net income of any Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition and (ii) any net gain (but not loss) resulting from an Asset Sale by the Person in question or any of its Subsidiaries other than in the ordinary course of business shall be excluded, (d) extraordinary, unusual and non-recurring gains and losses shall be excluded, (e) losses associated with discontinued and terminated operations in an amount not to exceed $1,000,000 per annum shall be excluded and (f) all non-cash items (including, without limitation, cumulative effects of changes in GAAP and equity entitlements granted to employees of the Corporation and its Restricted Subsidiaries) increasing and decreasing Consolidated Net Income and not otherwise included in the definition of Consolidated EBITDA shall be excluded.~~

“Convertible Preferred Stock” shall have the meaning ascribed to it in paragraph (a) hereof.

~~“Corporation” shall have the meaning ascribed to it in the first paragraph of this Resolution.~~

~~“Credit Facility” means the Credit Agreement dated as of December 19, 1995, and amended and restated as of April 30, 1998, among the Corporation, the financial institutions party thereto in their capacities as lenders thereunder and Union Bank, as agent, as the same may be amended from time to time, and any one or more agreements evidencing the refinancing, modification, replacement, renewal, restatement, refunding, deferral, extension, substitution, supplement, reissuance or resale thereof.~~

“Corporation” means ION Media Networks, Inc. a Delaware corporation.

~~“Cumulative Consolidated EBITDA” means, with respect to any Person, as of any date of determination, Consolidated EBITDA from June 10, 1998 to the end of the Corporation’s most recently ended full fiscal quarter prior to such date, taken as a single accounting period.~~

~~“Cumulative Consolidated Interest Expense” means, with respect to any Person, as of any date of determination, Consolidated Interest Expense plus any cash dividends paid on Senior Securities or Parity Securities not already reflected in Consolidated Interest Expense that do not require the approval of the holders of a majority of the shares of Convertible Preferred Stock outstanding to be issued, in each case from June 10, 1998 to the end of such Person’s most recently ended full fiscal quarter prior to such date, taken as a single accounting period.~~

~~“Disqualified Capital Stock” means any Capital Stock which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures (excluding any maturity as the result of an optional redemption by the issuer thereof) or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the sole option of the holder thereof, in whole or in part, on or prior to the mandatory redemption date of the Convertible Preferred Stock. Without limitation of the foregoing, Disqualified Capital Stock shall be deemed to include (i) any Preferred Stock of a Restricted Subsidiary of the Corporation, (ii) any Preferred Stock of the Corporation, with respect to either of which, under the terms of such Preferred Stock, by agreement or otherwise, such Restricted Subsidiary or the Corporation is obligated to pay current dividends or distributions in cash during the period prior to the redemption date of the Convertible Preferred Stock; and (iii) as long as the Convertible Preferred Stock remains outstanding, Senior Securities and Parity Securities; provided, however, that (i) Preferred Stock of the Corporation or any Restricted Subsidiary thereof that is issued with the benefit of provisions requiring a change of control offer to be made for such Preferred Stock in the event of a change of control of the Corporation or Restricted Subsidiary, which provisions have substantially the same effect as the provisions described under paragraph (h), shall not be deemed to be Disqualified Capital Stock solely by virtue of such provisions; (ii) the Junior Preferred Stock, the Existing Preferred Stock and the Convertible Preferred Stock, as in effect on the Issue Date, shall not be considered Disqualified Capital Stock; (iii) Disqualified Capital Stock paid as dividends on Preferred Stock existing on the date hereof or subsequently issued, in each case in accordance with the terms of such Preferred Stock at the time it was issued, shall not be considered Disqualified Capital Stock; and (iv) issuances of Junior Preferred Stock, Senior Securities and Parity Securities that the Corporation is permitted to issue, as described under paragraph (b), without the approval of the holders of at least a majority of the shares of the Convertible Preferred Stock then outstanding shall not be considered Disqualified Capital Stock.~~

“Dividend Payment Date” means March 31, June 30, September 30 and December 31 of each year.

“Dividend Period” means the Initial Dividend Period and, thereafter, each Quarterly Dividend Period.

“Dividend Record Date” means March 15, June 15, September 15 and December 15 of each year.

~~“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.~~

~~“Existing Debt Indentures” means the Existing Indenture and the Existing Exchange Indenture.~~

~~“Existing Exchange Debentures” means the 12 1/2% Exchange Debentures due 2006 (if issued) issued under the Existing Exchange Indenture.~~

~~“Existing Exchange Indenture” means the indenture dated October 4, 1996 between the Corporation, the guarantors thereto and The Bank of New York, as trustee, which governs the Existing Exchange Debentures.~~

~~“Existing Indenture” means the indenture dated as of September 28, 1995 among the Corporation and The Bank of New York, as trustee which governs the Existing Notes.~~

~~“Existing Notes” means the 11 5/8% Senior Subordinated Notes due 2002 issued under the Existing Indenture.~~

~~“Existing Preferred Stock” means the Private Preferred Stock and the Public Preferred Stock, collectively.~~

“Extraordinary Cash Dividend” means cash dividends with respect to the Class A Common Stock the aggregate amount of which in any fiscal year exceeds 10% of Adjusted EBITDA of the Company and its subsidiaries for the fiscal year immediately preceding the payment of such dividend.

“Fair Market Value” of any consideration other than cash or of any securities shall mean the amount which a willing buyer would pay to a willing seller in an arm’s length transaction as determined by an independent investment banking or appraisal firm experienced in the valuation of such securities or property selected in good faith by the Board of Directors or a committee thereof.

~~“GAAP” means generally accepted accounting principles consistently applied as in effect in the United States from time to time.~~

“Holder” means a holder of shares of Convertible Preferred Stock as reflected in the stock books of the Corporation.

~~“incur” means, with respect to any Indebtedness or other obligation of any Person, to create, issue, incur (by conversion, exchange or otherwise), assume, guarantee or otherwise become liable in respect of such Indebtedness or other obligation or the recording, as required pursuant to GAAP or otherwise, of any such Indebtedness or other obligation on the balance sheet of such Person (and “incurrence,” “incurred,” “incurrable” and “incurring” shall have meanings correlative to the foregoing); provided that a change in GAAP that results in an obligation of such Person that exists at such time becoming Indebtedness shall not be deemed an incurrence of such Indebtedness.~~

~~“Indebtedness” means (without duplication), with respect to any Person, any indebtedness at any time outstanding, secured or unsecured, contingent or otherwise, which is for borrowed money (whether or not the recourse of the lender is to the whole of the assets of such Person or only to a portion thereof) or evidenced by bonds, notes, debentures or similar instruments or representing the balance deferred and unpaid of the purchase price of any property (excluding, without limitation, any balances that constitute accounts payable or trade payables and other accrued liabilities arising in the ordinary course of business, including, without limitation, any and all programming broadcast obligations) if and to the extent any of the foregoing indebtedness would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP, and shall also include, to the extent not otherwise included, (i) any Capitalized Lease Obligations, (ii) obligations secured by a Lien to which the property or assets owned or held by such Person are subject, whether or not the obligation or obligations secured thereby shall have been assumed (provided, however, that if such obligation or obligations shall not have been assumed, the amount of such Indebtedness shall be deemed to be the lesser of the principal amount of the obligation or the fair market value of the pledged property or assets), (iii) guarantees of items of other Persons which would be included within this definition for such other Persons (whether or not such items would appear upon the balance sheet of the guarantor), (iv) all obligations for the reimbursement of any obligor on any letter of credit, banker’s acceptance or similar credit transaction, (v) in the case of the Corporation, Disqualified Capital Stock of the Corporation or any Restricted Subsidiary thereof and (vi) obligations of any such Person under any Interest Rate Agreement applicable to any of the foregoing (if and to the extent such Interest Rate Agreement obligations would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP). The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above and, with respect to contingent obligations, the maximum liability upon the occurrence of the contingency giving rise to the obligation, provided that (i) the amount outstanding at any time of any Indebtedness issued with original issue discount is the principal amount of such Indebtedness less the remaining unamortized portion of the original issue discount of such Indebtedness at such time as determined in conformity with GAAP and (ii) Indebtedness shall not include any liability for federal, state, local or other taxes. Notwithstanding any other provision of the foregoing definition, any trade payable arising from the purchase of goods or materials or for services obtained in the ordinary course of business or contingent obligations arising out of customary indemnification agreements with respect to the sale of assets or securities shall not be deemed to be “Indebtedness” of the Corporation or any Restricted Subsidiaries for purposes of this definition. Furthermore, guarantees of (or obligations with respect to letters of credit supporting) Indebtedness otherwise included in the determination of such amount shall not also be included.~~

~~“Independent Appraiser” means an appraiser of national reputation in the United States (i) which does not, and whose directors, executive officers and Affiliates do not, have a direct or indirect financial interest in excess of 5% of fully diluted outstanding voting securities of the Corporation at the time of determination and (ii) which, in the judgment of the Corporation, is independent from the Corporation as evidenced by an Officer’s Certificate.~~

“Initial Dividend Period” means the dividend period commencing on the Issue Date and ending on September 30, 1998.

~~“Interest Rate Agreement” means, for any Person, any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement or other similar agreement designed to protect the party indicated therein against fluctuations in interest rates.~~

~~“inTV” means the Corporation’s network of owned, operated or affiliated television stations dedicated to Infomercial programming.~~

~~“inTV EBITDA” means Consolidated EBITDA for the Infomall TV Network determined on a basis consistent with the Corporation’s internal financial statements, generated by stations declared by the Board of Directors as inTV properties.~~

~~“Investment” means, directly or indirectly, any advance, account receivable (other than an account receivable arising in the ordinary course of business), loan or capital contribution to (by means of transfers of property to others, payments for property or services for the account or use of others or otherwise), the purchase of any stock, bonds, notes, debentures, partnership or joint venture interests or other securities of, the acquisition, by purchase or otherwise, of all or substantially all of the business or assets or stock or other evidence of beneficial ownership of, any Person or the making of any investment in any Person. Investments shall exclude extensions of trade credit on commercially reasonable terms in accordance with normal trade practices and repurchases or redemptions of the Existing Notes, the New Exchange Debentures, the Existing Exchange Debentures, the Existing Preferred Stock, the Junior Preferred Stock or the Convertible Preferred Stock by the Corporation.~~

“Issue Date” means the date of original issuance of the Convertible Preferred Stock.

~~“Junior Preferred Stock” means the Cumulative Junior Exchangeable Preferred Stock, par value $.001 per share, 13 1/4% dividend rate per annum, of which 20,000 shares are outstanding with a liquidation preference of $10,000.~~

“Junior Preferred Stock” means, collectively, (i) Series B Convertible Preferred, (ii) Series C Preferred Stock, (iii) Series D Convertible Preferred, (iv) Series E-1 Convertible Preferred, (v) Series E-2 Convertible Preferred, and (vi) Series F Non-Convertible Preferred, in each case as defined in the Master Transaction Agreement.

“Junior Securities” shall have the meaning ascribed to it in paragraph (b) hereof.

~~“Lien” means any lien, mortgage, deed of trust, pledge, security interest, charge or encumbrance of any kind (including any conditional sale or other title retention agreement, any lease in the nature thereof and any agreement to give any security interest).~~

~~“Mandatory Redemption Price” shall have the meaning ascribed to it in paragraph (e)(ii) hereof.~~

~~“Major Asset Sale” means on Asset Sale or series of related Asset Sales involving assets with a fair market value in excess of $25,000,000.~~

~~“Net Proceeds” means (a) in the case of any sale of Capital Stock by the Corporation, an Asset Sale or a Major Asset Sale, the aggregate net proceeds received by the Corporation, after payment of expenses, commissions and the like incurred in connection therewith, whether such proceeds are in cash or in property (valued at the fair market value thereof, as determined in good faith by the Board of Directors, at the time of receipt) and (b) in the case of any exchange, exercise, conversion or surrender of outstanding securities of any kind for or into shares of Capital Stock of the Corporation which is not Disqualified Capital Stock, the net~~

~~book value of such outstanding securities on the date of such exchange, exercise, conversion or surrender (plus any additional amount required to be paid by the holder to the Corporation upon such exchange, exercise, conversion or surrender, less any and all payments made to the holders, e.g., on account of fractional shares and less all expenses incurred by the Corporation in connection therewith).~~

~~“New Exchange Debentures” shall mean the 13 1/4% Exchange Debentures due 2006 (if issued) issued under the New Exchange Indenture.~~

~~“New Exchange Indenture” means the indenture dated as of June 10, 1998 among the Corporation and The Bank of New York, as Trustee which governs the New Exchange Debentures.~~

“Master Transaction Agreement” means the Master Transaction Agreement dated as of May 3, 2007 among the Corporation, NBC Universal, Inc., NBC Palm Beach Investment I, Inc., NBC Palm Beach Investment II, Inc., and CIG Media LLC, as may be amended, modified or restated from time to time.

~~“Obligations” means all obligations for principal, premium, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing, or otherwise relating to, any Indebtedness.~~

“NBCU Series B Preferred” means 11% Series B Convertible Exchangeable Preferred Stock, par value $0.001 per share, of the Corporation, with a liquidation preference of $10,000 per share, as it may be modified or amended from time to time.

“Officers’ Certificate” means a certificate signed by two officers or by an officer and either an Assistant Treasurer or an Assistant Secretary of the Corporation which certificate shall include a statement that, in the opinion of such signers all conditions precedent to be performed by the Corporation prior to the taking of any proposed action have been taken. In addition, such certificate shall include (i) a statement that the signatories have read the relevant covenant or condition, (ii) a brief statement of the nature and scope of such examination or investigation upon which the statements are based, (iii) a statement that, in the opinion of such signatories, they have made such examination or investigation as is reasonably necessary to express an informed opinion and (iv) a statement as to whether or not, in the opinion of the signatories, such relevant conditions or covenants have been complied with.

“Opinion of Counsel” means an opinion of counsel that, in such counsel’s opinion, all conditions precedent to be performed by the Corporation prior to the taking of any proposed action have been taken. Such opinion shall also include the statements called for in the second sentence under “Officers’ Certificate”.

~~“Optional Redemption Price” shall have the meaning ascribed to it in paragraph (e)(i) hereof.~~

“Parity Securities” shall have the meaning ascribed to it in paragraph (b) hereof.

~~“Permitted Holders” means collectively Lowell W. Paxson, his spouse, children or other lineal descendants (whether adoptive or biological) and any revocable or irrevocable inter vivos or testamentary trust or the probate estate of any such individual, so long as one or more of the foregoing individuals is the principal beneficiary of such trust or probate estate.~~

~~“Permitted Investments” means, for any Person, Investments made on or after the Issue Date consisting of:~~

~~(i) Investments by the Corporation, or by a Restricted Subsidiary thereof, in the Corporation or a Restricted Subsidiary;~~

~~(ii) Cash Equivalents;~~

~~(iii) Investments by the Corporation, or by a Restricted Subsidiary thereof, in a Person (or in all or substantially all of the business or assets of a Person) if as a result of such Investment (a) such Person becomes a Restricted Subsidiary of the Corporation, (b) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Corporation or a Restricted Subsidiary thereof or (c) such business or assets are owned by the Corporation or a Restricted Subsidiary;~~

~~(iv) reasonable and customary loans made to employees not to exceed $5,000,000 in the aggregate at any one time outstanding;~~

~~(v) an Investment that is made by the Corporation or a Restricted Subsidiary thereof in the form of any stock, bonds, notes, debentures, partnership or joint venture interests or other securities that are issued by a third party to the Corporation or a Restricted Subsidiary solely as partial consideration for the consummation of an Asset Sale;~~

~~(vi) time brokerage and other similar agreements under which separately owned and licensed broadcast properties enter into cooperative arrangements and which may include an option to acquire the broadcast property at a future date;~~

~~(vii) accounts receivable of the Corporation and its Restricted Subsidiaries generated in the ordinary course of business;~~

~~(viii) loans and guarantees of loans by third-party lenders to third parties in connection with the acquisition of media properties, secured by substantially all of such Person’s assets (to the extent permitted by the rules of the Federal Communications Commission), which are made in conjunction with the execution of a time brokerage agreement;~~

~~(ix) options on media properties having an exercise price of an amount not in excess of $100,000 plus the forgiveness of any loan referred to in clause (viii) above entered into in connection with the execution of time brokerage agreements; and~~

~~(x) additional Investments of the Corporation and its Restricted Subsidiaries from time to time of an amount not to exceed $75,000,000.~~

“Person” means an individual, partnership, corporation, unincorporated organization, trust or joint venture, or a governmental agency or political subdivision thereof.

“Preferred Stock” of any Person means any Capital Stock of such Person that has preferential rights to any other Capital Stock of such Person with respect to dividends or redemption or upon liquidation.

~~“Private Preferred Stock” means the Junior Cumulative Compounding Redeemable Preferred Stock, $.001 par value, 12% dividend rate per annum, of which 33,000 shares are outstanding with a liquidation preference of $1,000 per share.~~

~~“Public Preferred Stock” means the Cumulative Exchangeable Preferred Stock, $.001 par value, 12 1/2% dividend rate per annum, of which 170,782 shares are currently outstanding with a liquidation preference of $1,000 per share.~~

~~“Purchase Money Indebtedness” means any Indebtedness incurred in the ordinary course of business by a Person to finance the cost (including the cost of construction) of an item of property, the principal amount of which Indebtedness does not exceed the sum of (i) 100% of such cost and (ii) reasonable fees and expenses of such Person incurred in connection therewith.~~

~~“Qualified Capital Stock” means any Capital Stock that is not Disqualified Capital Stock.~~

“Quarterly Dividend Period” shall mean the quarterly period commencing on each March 31, June 30, September 30 and December 31 and ending on the next succeeding Dividend Payment Date, respectively.

“Redemption Date”, with respect to any shares of Convertible Preferred Stock, means the date on which such shares of Convertible Preferred Stock are redeemed by the Corporation.

“Redemption Notice” shall have the meaning ascribed to it in paragraph (e)(iii) hereof.

~~“Redeemable Dividend” means, for any dividend or distribution with regard to Disqualified Capital Stock, the quotient of the dividend or distribution divided by the difference between one and the maximum statutory federal income tax rate (expressed as a decimal number between 1 and 0) then applicable to the issuer of such Disqualified Capital Stock.~~

~~“Refinancing Indebtedness” means any Refinancing by the Corporation or any Restricted Subsidiary of the Corporation of Indebtedness that does not (i) result in an increase in the aggregate principal amount of Indebtedness of such Person as of the date of such proposed Refinancing (plus the amount of any premium required to be paid under the terms of the instrument governing such Indebtedness and plus the amount of reasonable expenses incurred by the Corporation in connection with such Refinancing) or (ii) create Indebtedness with (a) a Weighted Average Life to Maturity that is less than the Weighted Average Life to Maturity of the Indebtedness being Refinanced or (b) a final maturity earlier than the final maturity of the Indebtedness being Refinanced; provided that (x) if such Indebtedness being Refinanced is Indebtedness of the Corporation, then such Refinancing Indebtedness shall be Indebtedness solely of the Corporation and (y) if such Indebtedness being Refinanced is subordinate or junior to the New Exchange Debentures, then such Refinancing Indebtedness shall be subordinate to the New Exchange Debentures at least to the same extent and in the same manner as the Indebtedness being Refinanced.~~

~~“Restricted Payment” means (i) the declaration or payment of any dividend or the making of any other distribution (other than dividends or distributions payable in Qualified Capital Stock) on shares of Parity Securities or Junior Securities, (ii) any purchase, redemption, retirement or other acquisition for value of any Junior Securities, or any warrants, rights or options to acquire shares of Junior Securities, other than through the exchange of such Junior Securities or any warrants, rights or options to acquire shares of any class of such Junior Securities for Qualified Capital Stock or warrants, rights or options to acquire Qualified Capital Stock, (iii) the making of any Investment (other than a Permitted Investment), (iv) any designation of a Restricted Subsidiary as an Unrestricted Subsidiary on the basis of the fair market value of such Subsidiary utilizing standard valuation methodologies and approved by the Board of Directors, excluding any such Subsidiary with a fair market value equal to or less than $500, or (v) forgiveness of any Indebtedness of an Affiliate of the Corporation to the Corporation or a Restricted Subsidiary.~~

~~“Restricted Subsidiary” means a Subsidiary of the Corporation other than an Unrestricted Subsidiary and includes all of the Subsidiaries of the Corporation existing as of the Issue Date. The Board of Directors of the Corporation may designate any Unrestricted Subsidiary or any Person that is to become a Subsidiary as a Restricted Subsidiary.~~

“Redemption Price” shall have the meaning ascribed to it in paragraph (e)(i) hereof.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Senior Preferred Stock” means collectively, (i) 14.75% Preferred, (ii) Series A-1 Convertible Preferred, (iii) Series A-2 Preferred Stock, (iv) Series A-3 Convertible Preferred, and (v) Series C Convertible Preferred, in each case as defined in the Master Transaction Agreement.

~~“Senior Debt” means, the principal of and premium, if any, and interest (including, without limitation, interest accruing or that would have accrued but for the filing of a bankruptcy, reorganization or other insolvency proceeding whether or not such interest constitutes an allowed claim in such proceeding) on, and any and all other fees, expense reimbursement obligations, indemnities and other amounts due pursuant to their terms of all agreements, documents and instruments providing for, creating, securing or evidencing or otherwise entered into in connection with (a) all Indebtedness of the Corporation owed under the Credit Facility, (b) all obligations of the Corporation with respect to any Interest Rate Agreement, (c) all obligations of the Corporation to reimburse any bank or other person in respect of amounts paid under letters of credit, acceptances or other similar instruments, (d) all other Indebtedness of the Corporation which does not provide that it is to rank pari passu with or subordinate to the New Exchange Debentures and (e) all deferrals, renewals, extensions and refundings of, and amendments, modifications and supplements to, any of the Senior Debt described above. Notwithstanding anything to the contrary in the foregoing, Senior Debt will not include (i) Indebtedness of the Corporation to any of its Subsidiaries, (ii) Indebtedness represented by the New Exchange Debentures, (iii) any Indebtedness which by the express terms of the agreement or instrument creating, evidencing or governing the same is junior or subordinate in right of payment to any item of Senior Debt or (iv) any trade payable arising from the purchase of goods or materials or for services obtained in the ordinary course of business.~~

“Senior Securities” shall have the meaning ascribed to it in paragraph (b) hereof.

~~“Subsidiary”, with respect to any Person, means (i) any corporation of which the outstanding Capital Stock having at least a majority of the votes entitled to be cast in the election of directors under ordinary circumstances shall at the time be owned, directly or indirectly, by such Person or (ii) any other Person of which at least a majority of the voting interest under ordinary circumstances is at the time, directly or indirectly, owned by such Person.~~

~~“Unrestricted Subsidiary” means (a) any Subsidiary of an Unrestricted Subsidiary and (b) any Subsidiary of the Corporation which is classified after the Issue Date as an Unrestricted Subsidiary by a resolution adopted by the Board of Directors; provided that a Subsidiary organized or acquired after the Issue Date may be so classified as an Unrestricted Subsidiary only if such classification is not in violation of the covenant set forth under paragraph (l)(i) above. The transfer agent for the Convertible Preferred Stock shall be given prompt notice by the Corporation of each resolution adopted by the Board of Directors under this provision, together with a copy of each such resolution adopted.~~

~~“Voting Rights Triggering Event” shall have the meaning ascribed to it in paragraph (f)(iv) hereof.~~

~~’Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing (a) the then outstanding aggregate principal amount of such Indebtedness into (b) the total of the product obtained by multiplying (i) the amount of each then remaining installment, sinking fund, serial maturity or other required payment of principal, including payment at final maturity, in respect thereof, by (ii) the number of years (calculated to the nearest one-twelfth) which will elapse between such date and the making of such payment.~~

~~“Wholly-Owned Subsidiary” means any Restricted Subsidiary all of the outstanding voting securities (other than directors’ qualifying shares) of which are owned, directly or indirectly, by the Corporation.~~

EXHIBIT B

THE PROPOSED AMENDMENTS TO THE 14 1/4% PREFERRED STOCK CERTIFICATE OF DESIGNATION

The following sets forth the Proposed Amendments with respect to the existing 14 1/4% Preferred Stock certificate of designation. Deleted text is shown in “strike through” format and new text is presented with an underline. The Proposed Amendments also delete those definitions from the existing certificate of designation that are used only in provisions that would be eliminated as a result of the Proposed Amendments, and cross-references to provisions in the existing certificate of designation that have been deleted as a result of the Proposed Amendments will be revised to reflect such deletion.

AMENDED CERTIFICATE OF DESIGNATION OF THE POWERS,
PREFERENCES AND RELATIVE, PARTICIPATING,
OPTIONAL AND OTHER SPECIAL RIGHTS OF 13 1/4% CUMULATIVE
JUNIOR EXCHANGEABLE PREFERRED STOCK AND QUALIFICATIONS,
LIMITATIONS AND RESTRICTIONS THEREOF

Pursuant to Section 151 of the
General Corporation Law of the State of Delaware

~~Paxson Communications Corporation (the “Corporation”), a corporation organized and existing under the General Corporation Law of the State of Delaware, does hereby certify that, pursuant to authority conferred upon the board of directors of the Corporation (the “Board of Directors”) by its Certificate of Incorporation, as amended (hereinafter referred to as the “Certificate of Incorporation”), and pursuant to the provisions of Section 151 of the General Corporation Law of the State of Delaware, said Board of Directors, effective July 30, 1998, duly approved and adopted the following resolution (the “Resolution”):~~

~~RESOLVED, that, pursuant to the authority vested in the Board of Directors by its Certificate of Incorporation, the Board of Directors does hereby create, authorize and provide for the issuance of 13 1/4% Cumulative Junior Exchangeable Preferred Stock, par value $.001 per share, with a stated value of $10,000.00 per share, consisting of 72,000 shares, having the designations, preferences, relative, participating, optional and other special rights and the qualifications, limitations and restrictions thereof that are set forth in the Certificate of Incorporation and in this Resolution as follows:~~

(a) DESIGNATION.  There is hereby created out of the authorized and unissued shares of Preferred Stock of the Corporation a class of Preferred Stock designated as the “13 1/4% Cumulative Junior ~~Exchangeable~~ Preferred Stock”. The number of shares constituting such class shall be 72,000 and are referred to as the “Junior Preferred Stock.” ~~20,000 shares of Junior Preferred Stock shall be initially issuable in exchange for shares of the Corporation’s outstanding 13 1/4% Cumulative Junior Exchangeable Preferred Stock, with an additional 52,000 shares reserved for issuance in accordance with paragraph (c)(i) hereof.~~ The liquidation preference of the Junior Preferred Stock shall be $10,000.00 per share.

(b) RANK.  The Junior Preferred Stock shall, with respect to dividends and distributions upon liquidation, winding-up or dissolution of the Corporation, rank (i) senior to the ~~9 3/4% Series A~~ Convertible Preferred Stock~~, par value $.001 per share (the “Convertible Preferred Stock”)~~, to all classes of Common Stock of the Corporation and to each other class of Capital Stock of the Corporation or series of Preferred Stock of the Corporation hereafter created the terms of which do not expressly provide that it ranks senior to, or on a parity with, the Junior Preferred Stock as to dividends and distributions upon liquidation, winding-up or dissolution of the Corporation (collectively referred to, together with all classes of Common Stock of the Corporation and the Convertible Preferred Stock, as “Junior Securities”); (ii) on a parity with any class of Capital Stock of the Corporation or series of Preferred Stock of the Corporation hereafter created the terms of which expressly provide that such class or series will rank on a parity with the Junior Preferred Stock as to dividends and distributions upon liquidation, winding-up or dissolution, including the Series C Convertible Preferred Stock (collectively referred to as “Parity Securities”)~~; PROVIDED that any such Parity Securities not issued in accordance with the requirements of paragraph (f)(ii)(A) hereof shall be deemed to be Junior Securities and not Parity Securities~~; and (iii) junior to the ~~Existing~~NBCU Series B Preferred, the Senior Preferred Stock and to each other class of Capital Stock of the Corporation or series of Preferred Stock of the Corporation hereafter created the terms of which expressly provide that such class or series will rank senior to the Junior Preferred Stock as to dividends and distributions upon liquidation, winding-up or dissolution of the Corporation (collectively referred to as “Senior Securities”)~~; PROVIDED that any such Senior Securities that were not approved by the Holders in accordance with paragraph (f)(ii)(A) hereof shall be deemed to be Junior Securities and not Senior Securities.~~ .

(c) DIVIDENDS.  (i) Beginning on the Issue Date, the Holders of the outstanding shares of Junior Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors, out of funds legally available therefor, dividends on each share of Junior Preferred Stock, at a rate per annum equal to 13 1/4% of the liquidation preference per share of the Junior Preferred Stock, payable semi-annually. All dividends shall be cumulative, whether or not earned or declared, on a daily basis from the Issue Date and shall be payable semi-annually in arrears on each Dividend Payment Date, commencing November 15, 1998. Dividends may be paid, at the Corporation’s option, on any Dividend Payment Date either in cash or by the issuance of additional shares of Junior Preferred Stock (including fractional shares) having an aggregate liquidation preference equal to the amount of such dividends. In the event that dividends are declared and paid through the issuance of additional shares of Junior Preferred Stock, as herein provided, such dividends shall be deemed paid in full and will not accumulate. If any dividend payable on any Dividend Payment Date subsequent to May 15, 2003 is not paid in full in cash, the per annum dividend rate will be increased by 1.00% per annum for such dividend payment period. After the date of which such dividend is paid in cash, the dividend rate will revert to the rate originally borne by the Junior Preferred Stock. Each dividend shall be payable to the Holders of record as they appear on the stock books of the Corporation on the Dividend Record Date immediately preceding the related Dividend Payment Date. Dividends shall cease to accumulate in respect of shares of the Junior Preferred Stock on the ~~Exchange Date with respect to such shares or on the~~ date of the earlier redemption of such shares unless the Corporation shall have failed to ~~issue the appropriate aggregate principal amount of New Exchange Debentures in respect of such shares of the Junior Preferred Stock on such Exchange Date or shall have failed to~~ pay the relevant redemption price on the date fixed for redemption.

(ii) All dividends paid with respect to shares of the Junior Preferred Stock pursuant to paragraph (c)(i) shall be paid PRO RATA to the Holders entitled thereto.

(iii) Unpaid dividends accumulating on the Junior Preferred Stock for any past ~~dividend period~~Dividend Period and dividends in connection with any optional redemption may be declared and paid at any time, without references to any regular Dividend Payment Date, to holders of record on such date, not more than forty-five (45) days prior to the payment thereof, as may be fixed by the Board of Directors.

(iv) Dividends payable on the Junior Preferred Stock for any period less than a year shall be computed on the basis of a 360-day year of twelve 30-day months and the actual number of days elapsed in the period for which payable.

(d) LIQUIDATION PREFERENCE.  (i) In the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, the Holders of shares of Junior Preferred Stock then outstanding shall initially be entitled to be paid, out of the assets of the Corporation available for distribution to its stockholders, an amount in cash equal to the liquidation preference for each share outstanding, plus without duplication, an amount in cash equal to accumulated and unpaid dividends thereon to the date fixed for liquidation, dissolution or winding up (including an amount equal to a prorated dividend for the period from the last Dividend Payment Date to the date fixed for liquidation, dissolution or winding up) before any distribution shall be made or any assets distributed to the holders of any of the Junior Securities including, without limitation, the Convertible Preferred Stock and Common Stock of the Corporation. Except as provided in the preceding sentence, Holders of Junior Preferred Stock shall not be entitled to any distribution in the event of any liquidation, dissolution or winding up of the affairs of the Corporation. If the assets of the Corporation are not sufficient to pay in full the liquidation payments payable to the Holders of outstanding shares of the Junior Preferred Stock and all Parity Securities, then the holders of all such shares shall share equally and ratably in such distribution of assets first in proportion to the full liquidation preference to which each is entitled until such preferences are paid in full, and then in proportion to their respective amounts of accumulated but unpaid dividends.

(ii) For the purposes of this paragraph (d), neither the sale, conveyance, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all of the property or assets of the Corporation nor the consolidation or merger of the Corporation with or into one or more entities shall be deemed to be a liquidation, dissolution or winding up of the affairs of the Corporation.

(e) REDEMPTION.  (i) ~~OPTIONAL REDEMPTION.~~  (A) The Corporation may, at the option of the Board of Directors, redeem at any time ~~on or after May 15, 2003,~~, in whole or in part, in the manner provided for in paragraph (e)(iii) hereof, any or all of the shares of the Junior Preferred Stock, at the redemption ~~prices (expressed an a percentage of the liquidation preference) set forth below, plus, without duplication, an amount~~

~~in cash equal to all accumulated and unpaid dividends per share (including an amount in cash equal to a prorated dividend for the period from the Dividend Payment Date immediately prior to the Redemption Date to the Redemption Date) (the “Optional Redemption Price”) if redeemed during the 12-month period beginning May 15 of each of the years set forth below:~~

~~2003~~	~~106.625~~	~~%~~
~~2004~~	~~103.313~~	~~%~~
~~2005 and thereafter.~~	~~100.000~~	~~%~~

~~(B) In addition to the foregoing paragraph (e)(i)(A), on or prior to May 15, 2001, the Corporation may, at its option, use the Net Proceeds of either or both of one or more Public Equity Offerings or Major Asset Sales to redeem for cash up to an aggregate of 35% of the shares of Junior Preferred Stock (whether initially issued or issued as a dividend payment) at a redemption price equal to 113.25% of the liquidation preference thereof, plus, without duplication, an amount in cash~~price per share equal to the sum of (x) $10,000 and (y) an amount equal to all accumulated and unpaid dividends per share (including an amount in cash equal to a prorated dividend for the period from the Dividend Payment Date immediately prior to the ~~redemption date to the redemption date) (the “Net Proceeds Redemption Price”); PROVIDED, HOWEVER, that after any such redemption, there is at least (i) $75,000,000 aggregate liquidation preference of the Junior Preferred Stock or (ii) $130,000,000 of combined aggregate liquidation preference of the Junior Preferred Stock and aggregate principal amount of the New Exchange Debentures remaining outstanding. Any such redemption pursuant to this paragraph (e)(i)(B) will be required to occur on or prior to 90 days after the receipt by the Corporation of the proceeds of each Public Equity Offering or Major Asset Sale.~~Redemption Date to the Redemption Date) (the “Redemption Price”).

(B) [Intentionally Omitted]

(C) In the event of a redemption pursuant to paragraph (e)(i)(A~~) or (e)(i)(B~~) hereof of only a portion of the then outstanding shares of the Junior Preferred Stock, the Corporation shall effect such redemption on a PRO RATA basis according to the number of shares held by each Holder of the Junior Preferred Stock, except that the Corporation may redeem all shares held by any Holders of fewer than one share (or shares held by Holders who would hold less than one share as a result of such redemption), as may be determined by the Corporation, PROVIDED that no ~~optional~~ redemption shall be authorized or made unless prior thereto full accumulated and unpaid dividends are declared and paid in full, or declared and a sum in cash set apart sufficient for such payment, on the Junior Preferred Stock for all Dividend Periods terminating on or prior to the Redemption Date.

~~(ii) MANDATORY REDEMPTION. On November 15, 2006, the Corporation shall redeem, to the extent of funds legally available therefor, in the manner provided for in paragraph (e)(iii) hereof, all of the shares of the Junior Preferred Stock then outstanding at a redemption price equal to 100% of the liquidation preference per share, plus, without duplication, an amount in cash equal to all accumulated and unpaid dividends per share (including an amount equal to a prorated dividend for the period from the Dividend Payment Date immediately prior to the Redemption Date to the Redemption Date) (the “Mandatory Redemption Price”).~~

(ii) [Intentionally Omitted]

(iii) PROCEDURES FOR REDEMPTION.  (A) At least thirty (30) days and not more than sixty (60) days prior to the date fixed for any redemption of the Junior Preferred Stock, written notice (the “Redemption Notice”) shall be given by first class mail, postage prepaid, to each Holder of record on the record date fixed for such redemption of the Junior Preferred Stock at such Holder’s address as it appears on the stock books of the Corporation, PROVIDED that no failure to give such notice nor any deficiency therein shall affect the validity of the procedure for the redemption of any shares of Junior Preferred Stock to be redeemed except as to the Holder or Holders to whom the Corporation has failed to give said notice or to whom such notice was defective. The Redemption Notice shall state:

(1) ~~whether~~that the redemption is pursuant to paragraph (e)(i)(A)~~, (e)(i)(B) or (e)(ii)~~ hereof;

(2) the ~~Optional~~ Redemption Price~~, the Mandatory Redemption Price or the Net Proceeds Redemption Price, as the case may be;~~ ;

(3) whether all or less than all the outstanding shares of the Junior Preferred Stock are to be redeemed and the total number of shares of the Junior Preferred Stock being redeemed;

(4) the date fixed for redemption;

(5) that the Holder is to surrender to the Corporation, in the manner, at the place or places and at the price designated, his certificate or certificates representing the shares of Junior Preferred Stock to be redeemed; and

(6) that dividends on the shares of the Junior Preferred Stock to be redeemed shall cease to accumulate on such Redemption Date unless the Corporation defaults in the payment of the ~~Optional~~ Redemption Price~~, the Mandatory Redemption Price or the Net Proceeds Redemption Price, as the case may be.~~ .

(B) Each Holder of Junior Preferred Stock shall surrender the certificate or certificates representing such shares of Junior Preferred Stock to the Corporation, duly endorsed (or otherwise in proper form for transfer, as determined by the Corporation), in the manner and at the place designated in the Redemption Notice, and on the Redemption Date the full~~Optional~~ Redemption Price~~, Mandatory Redemption Price or Net Proceeds Redemption Price, as the case may be,~~ for such shares shall be payable in cash to the Person whose name appears on such certificate or certificates as the owner thereof, and each surrendered certificate shall be canceled and retired. In the event that less than all of the shares represented by any such certificate are redeemed, a new certificate shall be issued representing the unredeemed shares.

(C) On and after the Redemption Date, unless the Corporation defaults in the payment in full of the applicable redemption price, dividends on the Junior Preferred Stock called for redemption shall cease to accumulate on the Redemption Date, and all rights of the Holders of redeemed shares shall terminate with respect thereto on the Redemption Date, other than the right to receive the ~~Optional~~ Redemption Price~~, the Mandatory Redemption Price or the Net Proceeds Redemption Price, as the case may be~~, without interest; PROVIDED, HOWEVER, that if a notice of redemption shall have been given as provided in paragraph (iii)(A) above and the funds necessary for redemption (including an amount in respect of all dividends that will accrue to the Redemption Date) shall have been segregated and irrevocably deposited in trust for the equal and ratable benefit of the Holders of the shares to be redeemed, then, at the close of business on the day on which such funds are segregated and set aside, the Holders of the shares to be redeemed shall cease to be stockholders of the Corporation and shall be entitled only to receive the Optional Redemption Price, ~~the Mandatory Redemption Price or the Net Proceeds Redemption Price, as the case may be,~~ without interest.

(f) ~~VOTING RIGHTS.~~

~~(i) The~~

VOTING RIGHTS.  Except as otherwise provided by law, the Holders of Junior Preferred Stock~~, except as otherwise required under Delaware law or as set forth in paragraphs (ii), (iii) and (iv) below, shall not be entitled or permitted to vote on any matter required or permitted to be voted upon by the stockholders of the Corporation.~~

~~(ii) (A) So long as any shares of the Junior Preferred Stock are outstanding, the Corporation may not issue any additional shares of Junior Preferred Stock, any new class of Parity Securities or Senior Securities (or amend the provisions of any existing class of capital stock to make such class of capital stock Parity Securities or Senior Securities) without the approval of the holders of at least a majority of the shares of Junior Preferred Stock then outstanding, voting or consenting, as the case may be, together as one class; PROVIDED, HOWEVER, that the Corporation may: (I) issue additional shares of Junior Preferred Stock to pay dividends on the Junior Preferred Stock in accordance with its terms on the Issue Date, (II) issue additional shares of (x) Public Preferred Stock or Senior Securities, which Senior Securities are PARI PASSU with the Public Preferred Stock, or (y) Junior Preferred Stock or Parity Securities, and which Senior Securities or Parity Securities require cash dividends at a time and in an amount not in excess of one percentage point greater than~~

~~the dividend rate borne by the Private Preferred Stock (as existing on the Issue Date) and which does not prevent either the payment or cash dividends on the Junior Preferred Stock or the exchange of the Junior Preferred Stock for the New Exchange Debentures, in an amount sufficient to acquire the Private Preferred Stock in accordance with its terms on the Issue Date (including any premium required to be paid), plus the amount of reasonable expenses incurred by the Corporation in acquiring such Private Preferred Stock and issuing such additional Junior Preferred Stock, Public Preferred Stock, Parity Securities or Senior Securities (as the case may be); with such shares being issued no sooner than the date the Corporation repurchases, redeems or otherwise retires the Private Preferred Stock and (III) issue additional shares of Public Preferred Stock as dividends on the Public Preferred Stock in accordance with the certificate of designation of the Public Preferred Stock, as in existence on the Issue Date.~~

~~(B) So long as any shares of the Junior Preferred Stock are outstanding, the Corporation shall not amend this Resolution so as to affect materially and adversely the specified rights, preferences, privileges or voting rights of holders of shares of Junior Preferred Stock without the affirmative vote or consent of Holders of at least a majority of the issued and outstanding shares of Junior Preferred Stock, voting or consenting, as the case may be, as one class, given in person or by proxy, either in writing or by resolution adopted at an annual or special meeting.~~

~~(C) While any of the Junior Preferred Stock is outstanding, the Corporation shall not amend or modify the Indenture for the New Exchange Debentures (the “New Exchange Indenture”) in the form as executed on the Issue Date (except as expressly provided therein in respect of amendments without the consent of Holders of New Exchange Debentures) as permitted by Section 8.02 of the New Exchange Indenture to be amended or modified by (I) a majority vote (x) without the affirmative vote or consent of Holders of at least a majority of the shares of Junior Preferred Stock then outstanding or, (y) if any New Exchange Debentures are then outstanding, without the affirmative vote or consent of, in the aggregate, Holders of at least a majority in liquidation preference of the Junior Preferred Stock and holders of at least a majority in principal amount of the New Exchange Debentures or (II) unanimous consent without the consent of each Holder of Junior Preferred Stock and each holder of New Exchange Debentures in the case of each of clauses (I)(x) and (y) and (II), voting or consenting, as the case may be, as one class, and given in person or by proxy, either in writing or by resolution adopted at an annual or special meeting (in the case of Holders of Junior Preferred Stock and, in accordance with the terms of the New Exchange Indenture, in the case of holders of New Exchange Debentures).~~

~~(D) Except as set forth in paragraphs (f)(ii)(A) above, (x) the creation, authorization or issuance of any shares of any Junior Securities, Parity Securities or Senior Securities or (y) the increase or decrease in the amount of authorized Capital Stock of any class, including Preferred Stock, shall not require the consent of Holders of Junior Preferred Stock and shall not be deemed to affect adversely the rights, preferences, privileges or voting rights of Holders of Junior Preferred Stock.~~

~~(iii) Without the affirmative vote or consent of Holders of a majority of the issued and outstanding shares of Junior Preferred Stock, voting or consenting, as the case may be, as a separate class, given in person or by proxy, either in writing or by resolution adopted at an annual or special meeting, the Corporation shall not, in a single transaction or series of related transactions, consolidate or merge with or into, or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its assets (as entirely or substantially as an entirety in one transaction or series of related transactions) to, another Person (other than a Wholly-Owned Subsidiary with, into or to another Wholly-Owned Subsidiary) or adopt a plan of liquidation unless (A) either (I) the Corporation is the surviving or continuing Person or (II) the Person (if other than the Corporation) formed by such consolidation or into which the Corporation is merged or the Person that acquires by conveyance, transfer or lease the properties and assets of the Corporation substantially as an entirety or, in the case of a plan liquidation, the Person to which assets of the Corporation have been transferred shall be a corporation, partnership or trust organized and existing under the laws of the United States or any State thereof or the District of Columbia; (B) the Junior Preferred Stock shall be converted into or exchanged for and shall become shares of such successor, transferee or resulting Person the same powers, preferences and relative, participating, optional or other special rights and the qualifications, limitations or restrictions thereon, that the Junior Preferred Stock had immediately prior to such transaction; (C) immediately after giving effect~~

~~to such transaction and the use of the proceeds therefrom (on a pro forma basis, including giving effect to any Indebtedness incurred or anticipated to be incurred in connection with such transaction), the Corporation (in the case of clause (I) of the foregoing clause (A) or such Person (in the case of clause (II) of the foregoing clause (A) shall be able to incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) under paragraph (1)(i) hereof; (D) immediately after giving effect to such transactions, no Voting Rights Triggering Event shall have occurred or be continuing; and (E) the Corporation has delivered to the transfer agent for the Junior Preferred Stock prior to the consummation of the proposed transaction an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer complies with the terms hereof and that all conditions precedent herein relating to such transaction have been satisfied.~~

~~For purposes of the foregoing, the transfer (by lease, assignment, sale or otherwise, in a single transaction or series of related transactions) of all or substantially all of the properties or assets of one or more Subsidiaries of the Corporation, the Capital Stock of which constitutes all or substantially all of the properties and assets of the Corporation shall be deemed to be the transfer of all or substantially all of the properties and assets of the Corporation.~~

~~(iv) (A) If (I) the Corporation fails to redeem all of the then outstanding shares of Junior Preferred Stock on or before November 15, 2006 or otherwise fails to discharge any redemption obligation with respect to the Junior Preferred Stock; (II) the Corporation fails to make a Change of Control Offer (whether pursuant to the terms of paragraph (h)(v) or otherwise) following a Change of Control if such Change of Control Offer is required by paragraph (h) hereof or fails to purchase shares of Junior Preferred Stock from Holders who elect to have such shares purchased pursuant to the Change of Control Offer; (III) the Corporation breaches or violates one of the provisions set forth in any of paragraphs (1)(i), (1)(ii), (1)(iii) or (1)(iv) hereof and the breach or violation continues for a period of 60 days or more after the Corporation receives notice thereof specifying the default from the holders of at least 25% of the shares of Junior Preferred Stock then outstanding, (IV) the Corporation fails to pay at the final stated maturity (giving effect to any extensions thereof) the principal amount of any Indebtedness of the Corporation or any Restricted Subsidiary of the Corporation, or the final stated maturity of any such Indebtedness is accelerated, if the aggregate principal amount of such Indebtedness, together with the aggregate principal amount of any other such Indebtedness in default for failure to pay principal at the final stated maturity (giving effect to any extensions thereof) or which has been accelerated, aggregates $10,000,000 or more at any time, in each case, after a 20-day period during which such default shall not have been cured or such acceleration rescinded or (V) any event occurs or condition exists which results in an increase in the dividend rate borne by the Private Preferred Stock in accordance with the terms thereof, then in the case of any of clauses (I) — (V), the number of directors constituting the Board of Directors shall be adjusted by the number, if any, necessary to permit the Holders of the then outstanding shares of Junior Preferred Stock, voting separately and as one class, to elect the lesser of two directors and that number of directors constituting 25% of the members of the Board of Directors. Each such event described in clauses (I), (II), (III), (IV), and (V) is a “Voting Rights Triggering Event.” Holders of a majority of the issued and outstanding shares of Junior Preferred Stock, voting separately and as one class, shall have the exclusive right to elect the lesser of two directors and that number of directors constituting 25% of the members of the Board of Directors at a meeting therefor called upon occurrence of such Voting Rights Triggering Event, and at every subsequent meeting at which the terms of office of the directors so elected by the Holders of the Junior Preferred Stock expire (other than as described in (f)(iv)(B) below). The voting rights provided herein shall be the exclusive remedy at law or in equity of the holders of the Junior Preferred Stock for any Voting Rights Triggering Event.~~

~~(B) The right of the Holders of Junior Preferred Stock voting together as a separate class to elect members of the Board of Directors as set forth in subparagraph (f)(iv)(A) above shall continue until such time as in all other cases, the failure, breach or default giving rise to such Voting Rights Triggering Event is remedied, cured (including, but not limited to, in the case of clause (IV) of subparagraph (f)(iv)(A) above through the issuance of Refinancing Indebtedness or the waiver of any breach or default by the holder of such Indebtedness) or waived by the holders of at least a majority of the shares of Junior Preferred Stock then outstanding and entitled to vote thereon, at which time (I) the special right of the Holders of Junior Preferred Stock so to vote as a class for the election of directors and (II) the term of office of the directors elected by~~

~~the Holders of the Junior Preferred Stock shall each terminate and the directors elected by the holders of Common Stock or Capital Stock (other than the Junior Preferred Stock), if applicable, shall constitute the entire Board of Directors. At any time after voting power to elect directors shall have become vested and be continuing in the Holders of Junior Preferred Stock pursuant to paragraph (f)(iv) hereof, or if vacancies shall exist in the offices of directors elected by the Holders of Junior Preferred Stock, a proper officer of the Corporation may, and upon the written request of the Holders of record of at least twenty-five percent (25%) of the shares of Junior Preferred Stock then outstanding addressed to the secretary of the Corporation shall, call a special meeting of the Holders of Junior Preferred Stock, for the purpose of electing the directors which such Holders are entitled to elect. If such meeting shall not be called by a proper officer of the Corporation within twenty (20) days after personal service of said written request upon the secretary of the Corporation, or within twenty (20) days after mailing the same within the United States by certified mail, addressed to the secretary of the Corporation at its principal executive offices, then the Holders of record of at least twenty-five percent (25%) of the outstanding shares of Junior Preferred Stock may designate in writing one of their number to call such meeting at the reasonable expense of the Corporation, and such meeting may be called by the Person so designated upon the notice required for the annual meetings of stockholders of the Corporation and shall be held at the place for holding the annual meetings of stockholders. Any Holder of Junior Preferred Stock so designated shall have, and the Corporation shall provide, access to the lists of stockholders to be called pursuant to the provisions hereof.~~

~~(C) At any meeting held for the purpose of electing directors at which the Holders of Junior Preferred Stock shall have the right, voting together as a separate class, to elect directors an aforesaid, the presence in person or by proxy of the Holders of at least a majority of the outstanding shares of Junior Preferred Stock shall be required to constitute a quorum of such Junior Preferred Stock.~~

~~(D) Any vacancy occurring in the office of a director elected by the Holders of Junior Preferred Stock may be filled by the remaining directors elected by the Holders of Junior Preferred Stock unless and until such vacancy shall be filled by the Holders of Junior Preferred Stock.~~

~~(v) In any case in which the Holders of Junior Preferred Stock shall be entitled to vote pursuant to this paragraph (f) or pursuant to Delaware law, each Holder of Junior Preferred Stock entitled to vote with respect to such matter shall be entitled to one vote for each share of Junior Preferred Stock held.~~

~~(g) EXCHANGE.~~

~~(i) REQUIREMENTS.(A) Subject to subparagraph (B) below, the outstanding shares of Junior Preferred Stock are exchangeable, in whole or in part, on a PRO RATA basis, at the option of the Corporation, at any time on any Dividend Payment Date for the New Exchange Debentures to be substantially in the form of Exhibit A to the form of New Exchange Indenture, a copy of which is on file with the secretary of the Corporation; PROVIDED, HOWEVER, that immediately after giving effect to any partial exchange, there shall be shares of Junior Preferred Stock outstanding with an aggregate liquidation preference of not less than $75,000,000 and not less than $75,000,000 aggregate principal amount of New Exchange Debentures are then outstanding; and PROVIDED, FURTHER, that any such exchange may only be made if on or prior to the date of such exchange (A) the Corporation has paid (or is deemed to have paid) all accumulated dividends on the Junior Preferred Stock (including the dividends payable on the date of exchange) and there shall be no contractual impediment to such exchange; (B) there shall be funds legally available sufficient therefor; (C) such exchange would be permitted under the terms of the Existing Preferred Stock, to the extent then outstanding, and immediately after giving effect to such exchange, no Default or Event of Default (as defined in the New Exchange Indenture) would exist under the New Exchange Indenture and no default or event of default would exist under the Credit Facility or the Existing Debt Indentures and no default or event of default under any other material instrument governing Indebtedness outstanding at the time would be caused thereby; (D) that New Exchange Indenture has been qualified under the Trust Indenture Act of 1939, as amended, if such qualification is required at the time of such exchange; and (E) the Corporation shall have delivered a written opinion to the effect that all conditions to be satisfied prior to such exchange have been satisfied. The exchange rate shall be $1.00 principal amount of New Exchange Debentures for each $1.00 of liquidation preference of Junior Preferred Stock, including, to the extent necessary, New Exchange Debentures in~~

~~principal amounts less than $1,000, PROVIDED that the Corporation shall have the right, at its option, to pay cash in an amount equal to the principal amount of that portion of any New Exchange Debenture that is not an integral multiple of $1,000 instead of delivering an New Exchange Debenture in a denomination of less than $1,000.~~

~~(B) At the time of the Exchange, the Corporation shall deliver Debentures which may be resold by the holder thereof to the public without delivering a prospectus under the Securities Act.~~

~~(ii) PROCEDURE FOR EXCHANGE. (A) At least thirty (30) days and not more than sixty (60) days prior to the date fixed for exchange, written notice (the “Exchange Notice”) shall be given by first-class mail, postage prepaid, to each Holder of record on the record date fixed for such exchange of the Junior Preferred Stock at such Holder’s address as the same appears on the stock books of the Corporation; PROVIDED that no failure to give such notice nor any deficiency therein shall affect the validity of the procedure for the exchange of any shares of Junior Preferred Stock to be exchanged except as to the Holder or Holders to whom the Corporation has failed to give said notice or to whom such notice was defective. The Exchange Notice shall state:~~

~~(1) the date fixed for exchange;~~

~~(2) that the Holder is to surrender to the Corporation, in the manner and at the place or places designated, his certificate or certificates representing the shares of Junior Preferred Stock to be exchanged;~~

~~(3) that dividends on the shares of Junior Preferred Stock to be exchanged shall cease to accrue on such Exchange Date whether or not certificates for shares of Junior Preferred Stock are surrendered for exchange on such Exchange Date unless the Corporation shall default in the delivery of New Exchange Debentures; and~~

~~(4) that interest on the New Exchange Debentures shall accrue from the Exchange Date whether or not certificates for shares of Junior Preferred Stock are surrendered for exchange on such Exchange Date.~~

~~(B) On or before the Exchange Date, each Holder of Junior Preferred Stock shall surrender the certificate or certificates representing such shares of Junior Preferred Stock, in the manner and at the place designated in the Exchange Notice. The Corporation shall cause the New Exchange Debentures to be executed on the Exchange Date and, upon surrender in accordance with the Exchange Notice of the certificates for any shares of Junior Preferred Stock so exchanged, duly endorsed (or otherwise in proper form for transfer, as determined by the Corporation), such shares shall be exchanged by the Corporation into New Exchange Debentures. In the event that any certificate surrendered pursuant to this paragraph (g) represents shares in excess of those being surrendered pursuant to the Exchange Notice, the Corporation shall issue a new certificate representing the unexchanged portion of shares of Junior Preferred Stock. The Corporation shall pay interest on the New Exchange Debentures at the rate and on the dates specified therein from the Exchange Date.~~

~~(C) If notice has been mailed as aforesaid, and if before the Exchange Date specified in such notice (I) the New Exchange Indenture shall have been duly executed and delivered by the Corporation and the trustee thereunder and (II) all New Exchange Debentures necessary for such exchange shall have been duly executed by the Corporation and delivered to the trustee under the New Exchange Indenture with irrevocable instructions to authenticate the New Exchange Debentures necessary for such exchange, then the rights of the Holders of Junior Preferred Stock so exchanged as stockholders of the Corporation shall cease (except the right to receive New Exchange Debentures, an amount in cash equal to the amount of accrued and unpaid dividends to the Exchange Date and, if the Corporation so elects, cash in lieu of any New Exchange Debenture not an integral multiple of $1,000), and the Person or Persons entitled to receive the New Exchange Debentures issuable upon exchange shall be treated for all purposes as the registered Holder or Holders of such New Exchange Debentures as of the Exchange Date.~~

~~(iii) NO EXCHANGE IN CERTAIN CASES. Notwithstanding the foregoing provisions of this paragraph (g), the Corporation shall not be entitled to exchange the Junior Preferred Stock for New Exchange Debentures if such exchange, or any term or provision of the New Exchange Indenture or the New Exchange Debentures, or the performance of the Corporation’s obligations under the New Exchange Indenture or the New Exchange Debentures, shall materially violate any applicable law or if, at the time of such exchange, the Corporation is insolvent or if it would be rendered insolvent by such exchange.~~

~~(h) CHANGE OF CONTROL.~~

~~(i) In the event of a Change of Control (the date of such occurrence being the “Change of Control Date”), the Corporation shall notify the Holders of the Junior Preferred Stock in writing of such occurrence and shall make an offer to purchase (the “Change of Control Offer”) all then outstanding shares of Junior Preferred Stock at a purchase price of 101% of the liquidation preference thereof plus, without duplication, an amount in cash equal to all accumulated and unpaid dividends thereon (including an amount in cash equal to a prorated dividend for the period from the immediately preceding Dividend Payment Date to the Change of Control Payment Date) (such applicable purchase price being hereinafter referred to as the “Change of Control Purchase Price”).~~

~~(ii) Within 30 days following the Change of Control Date, the Corporation shall (i) cause a notice of the Change of Control to be sent at least once to the Dow Jones News Service or similar business news service in the United States and (ii) send by first class mail, postage prepaid, a notice to each Holder of Junior Preferred Stock at such Holder’s address as it appears in the register maintained by the Transfer Agent, which notice shall govern the terms of the Change of Control Offer. The notice to the Holders shall contain all instructions and materials necessary to enable such Holders to tender Junior Preferred Stock pursuant to the Change of Control Offer. Such notice shall state:~~

~~(A) that a Change of Control has occurred, that the Change of Control Offer is being made pursuant to this paragraph (h) and that all Junior Preferred Stock validly tendered and not withdrawn will be accepted for payment;~~

~~(B) the Change of Control Purchase Price and the purchase date (which shall be a Business Day no earlier than 30 Business Days nor later than 60 Business Days from the date such notice is mailed, other than as may be required by law) (the “Change of Control Payment Date”);~~

~~(C) that any shares of Junior Preferred Stock not tendered will continue to accumulate dividends;~~

~~(D) that, unless the Corporation defaults in making payment of the Change of Control Purchase Price, any share of Junior Preferred Stock accepted for payment pursuant to the Change of Control Offer shall cease to accumulate dividends after the Change of Control Payment Date;~~

~~(E) that Holders accepting the offer to have any shares of Junior Preferred Stock purchased pursuant to a Change of Control Offer will be required to surrender their certificate or certificates representing such shares, properly endorsed for transfer together with such customary documents as the Corporation and the transfer agent may reasonably require, in the manner and at the place specified in the notice prior to the close of business on the Business Day preceding to the Change of Control Payment Date;~~

~~(F) that Holders will be entitled to withdraw their acceptance if the Corporation receives, not later than the close of business on the third Business Day preceding the Change of Control Payment Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the number of shares of Junior Preferred Stock the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such shares of Junior Preferred Stock purchased;~~

~~(G) that Holders whose shares of Junior Preferred Stock are purchased only in part will be issued a new certificate representing the number of shares of Junior Preferred Stock equal to the unpurchased portion of the certificate surrendered; and~~

~~(H) the circumstances and relevant facts regarding such Change of Control.~~

~~(iii) The Corporation will comply with any securities laws and regulations, to the extent such laws and regulations are applicable to the repurchase of the Junior Preferred Stock in connection with a Change of Control Offer.~~

~~(iv) On the Change of Control Payment Date, the Corporation shall (A) accept for payment the shares of Junior Preferred Stock tendered pursuant to the Change of Control Offer, (B) promptly mail to each Holder of shares so accepted payment in an amount in cash equal to the Change of Control Purchase Price for such Junior Preferred Stock, (C) execute and issue a new Junior Preferred Stock certificate equal to any~~

~~unpurchased shares of Junior Preferred Stock represented by certificates surrendered and (D) cancel and retire each surrendered certificate. Unless the Corporation defaults in the payment for the shares of Junior Preferred Stock tendered pursuant to the Change of Control Offer, dividends will cease to accumulate with respect to the shares of Junior Preferred Stock tendered and all rights of Holders of such tendered shares will terminate, except for the right to receive payment therefor, on the Change of Control Payment Date.~~

~~(v) If the purchase of the Junior Preferred Stock would violate or constitute a default or be prohibited under the Credit Facility, any then outstanding Senior Debt, the Existing Debt Indentures or the Existing Preferred Stock, then, notwithstanding anything to the contrary contained above, prior to complying with the foregoing provisions, but in any event within 30 days following the Change of Control Date, the Corporation shall, to the extent needed to permit such purchase of the Junior Preferred Stock, either (A) repay in full all Indebtedness under the Credit Facility, such Senior Debt, the Existing Notes and the Existing Exchange Debentures and, in the case of the Credit Facility or such other Senior Debt, terminate all commitments outstanding thereunder and effect the termination of any such prohibition under the Existing Preferred Stock or (B) obtain the requisite consents, if any, under the Credit Facility, the instruments governing such Senior Debt, the Existing Debt Indentures and the certificate of designation governing the Existing Preferred Stock required to permit the repurchase of the Junior Preferred Stock required by this paragraph (h). Until the requirements of the immediately preceding sentence are satisfied, the Corporation shall not make, and shall not be obligated to make, any Change of Control Offer; PROVIDED that the Corporation’s failure to comply with the provision of this paragraph (h)(v) shall constitute a Voting Rights Triggering Event.~~  shall not be entitled to vote on any matters submitted for a vote to the holders of the Corporation’s common stock. Upon the filing of the Certificate of Amendment to the Certificate of Incorporation adding this sentence, the term of any director elected by the Holders of Junior Preferred Stock prior to the filing of such Certificate of Amendment of the Certificate of Incorporation shall automatically end and such director shall immediately cease to be a member of the Board of Directors.

(g) [INTENTIONALLY OMITTED].

(h) CONVERSION OR EXCHANGE. The Holders of shares of Junior Preferred Stock shall not have any rights hereunder to convert such shares into or exchange such shares for shares of any other class or classes or of any other series of any class or classes of Capital Stock of the Corporation.

(i) REISSUANCE OF JUNIOR PREFERRED STOCK. Shares of Junior Preferred Stock that have been issued and reacquired in any manner, including shares purchased or redeemed ~~or exchanged~~, shall (upon compliance with any applicable provisions of the laws of Delaware) have the status of authorized and unissued shares of Preferred Stock undesignated as to series and may be redesignated and reissued as part of any series of Preferred Stock; PROVIDED that any issuance of such shares as Junior Preferred Stock must be in compliance with the terms hereof.

(j) BUSINESS DAY. If any payment~~,~~ or redemption ~~or exchange~~ shall be required by the terms hereof to be made on a day that is not a Business Day, such payment~~,~~ or redemption ~~or exchange~~ shall be made on the immediately succeeding Business Day.

~~(l) CERTAIN ADDITIONAL PROVISIONS.~~

~~(i) LIMITATION ON INCURRENCE OF ADDITIONAL INDEBTEDNESS. The Corporation shall not, and shall not permit any Restricted Subsidiary of the Corporation to, directly or indirectly, incur any Indebtedness (including Acquired Indebtedness) other than Permitted Indebtedness. Notwithstanding the foregoing limitation, the Corporation and its Restricted Subsidiaries may incur Indebtedness if on the date of the incurrence of such Indebtedness (i) no Voting Rights Triggering Event shall have occurred and be continuing or shall occur as a consequence thereof and (ii) after giving effect to the incurrence of such Indebtedness and the receipt and application of the proceeds thereof, the ratio of the Corporation’s total Indebtedness to the Corporation’s Adjusted EBITDA (determined on a pro forma basis for the last four full fiscal quarters of the Corporation for which financial statements are available at the date of determination) is less than 7.0 to 1; PROVIDED, HOWEVER, that if the Indebtedness which is the subject of a determination under this provision is Acquired Indebtedness, or Indebtedness incurred in connection with the simultaneous acquisition of any~~

~~Person, business, property or assets, then such ratio shall be determined by giving effect (on a pro forma basis, as if the transaction had occurred at the beginning of the four quarter period) to both the incurrence or assumption of such Acquired Indebtedness or such other Indebtedness by the Corporation and the inclusion in the Corporation’s Adjusted EBITDA of the Consolidated EBITDA of the acquired Person, business, property or assets; and PROVIDED, FURTHER, that in the event that the Consolidated EBITDA of the acquired Person, business, property or assets reflects an operating loss, no amounts shall be deducted from the Corporation’s Adjusted EBITDA in making the determinations described above.~~

~~(ii) LIMITATION ON RESTRICTED PAYMENTS. (A) The Corporation shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, make any Restricted Payment if at the time of such Restricted Payment and immediately after giving effect thereto:~~

~~(I) any Voting Rights Triggering Event shall have occurred and be continuing; or~~

~~(II) the Corporation could not incur $1.00 of additional Indebtedness (other than Permitted Indebtedness) in compliance with paragraph (1)(i) above; or~~

~~(III) the aggregate amount of Restricted Payments declared or made after the Issue Date (the amount expended for such purposes, if other than in cash, being the fair market value of such property as determined by the Board of Directors in good faith) exceeds the sum of (x) 100% of the Corporation’s Cumulative EBITDA minus 1.4 times the Corporation’s Cumulative Consolidated Interest Expense, plus (y) 100% of the aggregate Net Proceeds and the fair market value of securities or other property received by the Corporation from the issue or sale, after the Issue Date, of Capital Stock (other than Disqualified Capital Stock of the Corporation or Capital Stock of the Corporation issued to any Restricted Subsidiary of the Corporation) of the Corporation or any Indebtedness or other securities of the Corporation convertible into or exercisable or exchangeable for Capital Stock (other than Disqualified Capital Stock) of the Corporation which have been so converted or exercised or exchanged, an the case may be, plus (c) $10,000,000.~~

~~(B) Notwithstanding the foregoing, these provisions will not prohibit: (I) the payment of any dividend or the making of any distribution within 60 days after the date of its declaration if such dividend or distribution would have been permitted on the date of declaration; or (II) the purchase, redemption or other acquisition or retirement of any Capital Stock of the Corporation or any warrants, options or other rights to acquire shares of any class of such Capital Stock (x) solely in exchange for shares of Qualified Capital Stock or other rights to acquire Qualified Capital Stock, (y) through the application of the Net Proceeds of a substantially concurrent sale for cash (other than to a Restricted Subsidiary) of shares of Qualified Capital Stock or warrants, options or other rights to acquire Qualified Capital Stock or (z) in the case of Disqualified Capital Stock, solely in exchange for, or through the application of the Net Proceeds of a substantially concurrent sale for cash (other than to a Restricted Subsidiary) of, Disqualified Capital Stock that has a redemption date no earlier than, is issued by the Corporation or the same Person as and requires the payment of current dividends or distributions in cash no earlier than, in each case, the Disqualified Capital Stock being purchased, redeemed or otherwise acquired or retired and which Disqualified Capital Stock does not prohibit cash dividends on the Junior Preferred Stock or the exchange thereof for New Exchange Debentures.~~

~~(iii) LIMITATIONS ON TRANSACTIONS WITH AFFILIATES. (A) The Corporation shall not, and shall not cause or permit any of its Restricted Subsidiaries to, directly or indirectly, enter into or suffer to exist any transaction or series of related transactions (including, without limitation, the sale, purchase, exchange or lease of assets, property or services) with any Affiliate or holder of 10% or more of the Corporation’s Common Stock (an “Affiliate Transaction”) or extend, renew, waive or otherwise modify the terms of any Affiliate Transaction entered into prior to the Issue Date unless (I) such Affiliate Transaction is between or among the Corporation and its Wholly-Owned Subsidiaries; or (II) the terms of such Affiliate Transaction are fair and reasonable to the Corporation or such Restricted Subsidiary, as the case may be, and the terms of such Affiliate Transaction are at least as favorable as the terms which could be obtained by the Corporation or such Restricted Subsidiary, as the case may be, in a comparable transaction made on an arm’s-length basis between unaffiliated parties. In any Affiliate Transaction involving an amount or having a value in excess of $1,000,000 which is not permitted under clause (I) above the Corporation must obtain a Board Resolution certifying that such Affiliate Transaction complies with clause (II) above. In transactions with a value in~~

~~excess of $5,000,000 which are not permitted under clause (I) above, unless such transaction is with a Subsidiary in which no Affiliate has a minority interest therein, the Corporation must obtain a valuation of the assets subject to such transaction by an Independent Appraiser or a written opinion as to the fairness of such a transaction from an independent investment banking firm or an Independent Appraiser.~~

~~(B) The foregoing provisions shall not apply to (I) any Restricted Payment that is not prohibited by the provisions described in paragraph (1) (ii) above, (II) any transaction approved by the Board of Directors with an officer or director of the Corporation or of any Subsidiary in his or her capacity as officer or director entered into in the ordinary course of business, including compensation and employee benefit arrangements with any officer or director of the Corporation or of any Subsidiary that are customary for public companies in the broadcasting industry, or (III) modifications of the Existing Preferred Stock.~~

~~(iv) LIMITATION ON PREFERRED STOCK OF SUBSIDIARIES. The Corporation shall not permit any Restricted Subsidiary to issue any Preferred Stock (except to the Corporation or to a Restricted Subsidiary) or permit any Person (other than the Corporation or a Restricted Subsidiary) to hold any such Preferred Stock unless the Corporation or such Restricted Subsidiary would be entitled to incur or assume Indebtedness in compliance with paragraph (1)(i) above in an aggregate principal amount equal to the aggregate liquidation value of the Preferred Stock to be issued.~~

~~(v) REPORTS. The Corporation shall provide to the holders of Junior Preferred Stock, within 15 days after it files them with the Commission, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may by rules and regulations prescribe) which the Corporation files with the Commission pursuant to Section 13 or 15(d) of the Exchange Act. In the event that the Corporation is no longer required to furnish such reports to its securityholders pursuant to the Exchange Act, the Corporation will provide to the Holders copies of all annual and quarterly reports and other information which the Corporation would have been required to file with the Commission pursuant to Sections 13 and 15(d) of the Exchange Act had it been so subject without cost to the Holders.~~

(k) DEFINITIONS.  As used in this Certificate of Designation, the following terms shall have the following meanings (with terms defined in the singular having comparable meanings when used in the plural and vice versa), unless the context otherwise requires:

~~“ACQUIRED INDEBTEDNESS” means Indebtedness of a Person (including an Unrestricted Subsidiary) existing at the time such Person becomes a Restricted Subsidiary or assumed in connection with the acquisition of assets from such Person.~~

~~“ADJUSTED EBITDA” means, for any Person, prior to the date specified by the Corporation in a written notice delivered to the Trustee of the Corporation’s election of its one time right to change the calculation of Adjusted EBITDA (the “Calculation Change Notice”), the sum of (a) Consolidated EBITDA of such Person and its Restricted Subsidiaries for the four most recent fiscal quarters for which internal financial statements are available, minus inTV EBITDA for the most recent four fiscal quarter period and (b) inTV EBITDA for the most recent quarterly period, multiplied by four and, subsequent to the effective date specified by the Corporation in its Calculation Change Notice, the Consolidated EBITDA of such Person and its Restricted Subsidiaries for the four most recent fiscal quarters for which internal financial statements are available.~~

~~“AFFILIATE” means, for any Person, a Person who, directly or indirectly, through one or more intermediaries controls, or is controlled by, or is under common control with, such other Person. The term “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise. With respect to the Corporation, Affiliate will also include any Permitted Holders or Persons controlled by the Permitted Holders.~~

~~“AFFILIATE TRANSACTION” shall have the meaning ascribed to it in paragraph (1)(iii) hereof.~~

~~“ASSET SALE” means the sale, transfer or other disposition (other than to the Corporation or any of its Restricted Subsidiaries) in any single transaction or series of related transactions involving assets with a fair market value in excess of $2,000,000 of (a) any Capital Stock of or other equity interest in any Restricted~~

~~Subsidiary of the Corporation other than in a transaction where the Corporation or a Restricted Subsidiary receives therefor one or more media properties with a fair market value equal to the fair market value of the Capital Stock issued, transferred or disposed of by the Corporation or the Restricted Subsidiary (with such fair market values being determined by the Board of Directors), (b) all or substantially all of the assets of the Corporation or of any Restricted Subsidiary thereof, (c) real property or (d) all or substantially all of the assets of any media property, or part thereof, owned by the Corporation or any Restricted Subsidiary thereof, or a division, line of business or comparable business segment of the Corporation or any Restricted Subsidiary thereof; PROVIDED that Asset Sales shall not include sales, leases, conveyances, transfers or other dispositions to the Corporation or to a Restricted Subsidiary or to any other Person if after giving effect to such sale, lease, conveyance, transfer or other disposition such other Person becomes a Restricted Subsidiary, or the sale of all or substantially all of the assets of the Corporation or a Restricted Subsidiary in a transaction complying with f(iii), in which case only the assets not so sold shall be deemed an Asset Sale.~~

~~“BOARD OF DIRECTORS” shall have the meaning ascribed to it in the first paragraph of this Resolution. “BOARD RESOLUTION” means a copy of a resolution certified pursuant to an Officers’ Certificate to have been duly adopted by~~means the Board of Directors of the Corporation ~~and to be in full force and effect, and delivered to the Holders~~.

“BUSINESS DAY” means any day except a Saturday, a Sunday, or any day on which banking institutions in New York, New York are required or authorized by law or other governmental action to be closed.

“CAPITAL STOCK” means (i) with respect to any Person that is a corporation, any and all shares, interests, participations or other equivalents (however designated) of capital stock, including each class of common stock and preferred stock of such Person and (ii) with respect to any Person that is not a corporation, any and all partnership or other equity interests of such Person.

~~“CAPITALIZED LEASE OBLIGATION” means, as to any Person, the obligation of such Person to pay rent or other amounts under a lease to which such Person is a party that is required to be classified and accounted for as capital lease obligations under GAAP and, for purposes of this definition, the amount of such obligations at any date shall be the capitalized amount of such obligations at such date, determined in accordance with GAAP.~~

~~“CASH EQUIVALENTS” means (i) marketable direct obligations issued by, or unconditionally guaranteed by, the United States Government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within one year from the date of acquisition thereof; (ii) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition thereof and, at the time of acquisition, having one of the two highest ratings obtainable from either Standard & Poor’s Corporation (“S&P”) or Moody’s Investors Service, Inc. (“Moody’s”); (iii) commercial paper maturing no more than one year from the date of creation thereof and, at the time of acquisition, having a rating of at least A-1 from S&P or at least P-1 from Moody’s; (iv) certificates of deposit or bankers’ acceptances maturing within one year from the date of acquisition thereof issued by any commercial bank organized under the laws of the United States of America or any state thereof or the District of Columbia or any U.S. branch of a foreign bank having at the date of acquisition thereof combined capital and surplus of not less than $250,000,000; (v) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clause (i) above entered into with any bank meeting the qualifications specified in clause (iv) above; and (vi) investments in money market funds which invest substantially all their assets in securities of the types described in clauses (i) through (v) above.~~

~~“CERTIFICATE OF INCORPORATION” shall have the meaning ascribed to it in the first paragraph of this Resolution.~~

~~A “CHANGE OF CONTROL” of the Corporation will be deemed to have occurred at such time as (i) any Person (including a Person’s Affiliates), other than a Permitted Holder, becomes the beneficial owner (as defined under Rule 13d-3 or any successor rule or regulation promulgated under the Exchange Act) of 50% or more of the total voting power of the Corporation’s Common Stock, (ii) any Person (including a Person’s~~

~~Affiliates), other than a Permitted Holder, becomes the beneficial owner of more than 33 1/3% of the total voting power of the Corporation’s Common Stock, and the Permitted Holders beneficially own, in the aggregate, a lesser percentage of the total voting power of the Common Stock of the Corporation than such other Person and do not have the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the Board of Directors of the Corporation, (iii) there shall be consummated any consolidation or merger of the Corporation in which the Corporation is not the continuing or surviving corporation or pursuant to which the Common Stock of the Corporation would be converted into cash, securities or other property, other than a merger or consolidation of the Corporation in which the holders of the Common Stock of the Corporation outstanding immediately prior to the consolidation or merger hold, directly or indirectly, at least a majority of the voting power of the Common Stock of the surviving corporation immediately after such consolidation or merger, (iv) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors of the Corporation (together with any new directors whose election by such Board of Directors or whose nomination for election by the shareholders of the Corporation has been approved by a majority of the directors then still in office who either were directors at the beginning of such period or whose election or recommendation for election was previously so approved) cease to constitute a majority of the Board of Directors of the Corporation or (v) any “change in control” occurs (as defined at such time) with respect to the Existing Preferred Stock or any issue of Disqualified Capital Stock.~~

~~“CHANGE OF CONTROL DATE” shall have the meaning ascribed to it in paragraph (h)(i) hereof.~~

~~“CHANGE OF CONTROL OFFER” shall have the meaning ascribed to it in paragraph (h)(i) hereof.~~

~~“CHANGE OF CONTROL PAYMENT DATE” shall have the meaning ascribed to it in paragraph (h)(ii) hereof.~~

~~“CHANGE OF CONTROL PURCHASE PRICE” shall have the meaning ascribed to it in paragraph (h)(i) hereof.~~

~~“COMMISSION” means the Securities and Exchange Commission.~~

“CERTIFICATE OF INCORPORATION” means the Certificate of Incorporation of the Corporation as filed with the Secretary of State of the State of Delaware, as amended.

“COMMON STOCK” of any Person means any and all shares, interests or other participations in, and other equivalents (however designated and whether voting or non-voting) of, such Person’s common stock, whether outstanding on the Issue Date or issued after the Issue Date, and includes, without limitation, all series and classes of such common stock.

~~“CONSOLIDATED EBITDA” means, for any Person, for any period, an amount equal to (a) the sum of Consolidated Net Income for such period, plus, to the extent deducted from the revenues of such Person in determining Consolidated Net Income, (i) the provision for taxes for such period based on income or profits and any provision for taxes utilized in computing a loss in Consolidated Net Income above, plus (ii) Consolidated Interest Expense, net of interest income earned on cash or cash equivalents for such period (including, for this purpose, dividends on the Existing Preferred Stock and the Junior Preferred Stock and the Convertible Preferred Stock and any Redeemable Dividends in each case only to the extent that such dividends were deducted in determining Consolidated Net Income), plus (iii) depreciation for such period on a consolidated basis, plus (iv) amortization of intangibles and broadcast program licenses for such period on a consolidated basis, minus (b) scheduled payments relating to broadcast program license liabilities, except that with respect to the Corporation each of the foregoing items shall be determined on a consolidated basis with respect to the Corporation and its Restricted Subsidiaries only; PROVIDED, HOWEVER, that, for purposes of calculating Consolidated EBITDA during any fiscal quarter, cash income from a particular Investment of such Person shall be included only if cash income has been received by such Person as a result of the operation of the business in which such Investment has been made in the ordinary course without giving effect to any extraordinary unusual and non-recurring gains.~~

~~“CONSOLIDATED INTEREST EXPENSE” means, with respect to any Person, for any period, the aggregate amount of interest which, in conformity with GAAP, would be set forth opposite the caption “interest expense” or any like caption on an income statement for such Person and its Subsidiaries on a consolidated basis, including, but not limited to, Redeemable Dividends, whether paid or accrued, on Subsidiary Preferred Stock, imputed interest included in Capitalized Lease Obligations, all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers’ acceptance financing, the net costs associated with hedging obligations, amortization of other financing fees and expenses, the interest portion of any deferred payment obligation, amortization of discount or premium, if any, and all other non-cash interest expense (other than interest amortized to cost of sales) plus, without duplication, all net capitalized interest for such period and all interest incurred or paid under any guarantee of Indebtedness (including a guarantee of principal, interest or any combination thereof) of any Person, all time brokerage fees relating to financing of radio or television stations which the Corporation has an agreement or option to acquire, plus the amount of all dividends or distributions paid on Disqualified Capital Stock (other than dividends paid or payable in shares of Capital Stock of the Corporation).~~

~~“CONSOLIDATED NET INCOME” means, with respect to any Person, for any period, the aggregate of the net income (or loss) of such Person and its Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; PROVIDED, HOWEVER, that (a) the net income of any Person (the “other Person”) in which the Person in question or any of its Subsidiaries has less than a 100% interest (which interest does not cause the net income of such other Person to be consolidated into the net income of the Person in question in accordance with GAAP) shall be included only to the extent of the amount of dividends or distributions paid to the Person in question or to the Subsidiary, (b) the net income of any Subsidiary of the Person in question that is subject to any restriction or limitation on the payment of dividends or the making of other distributions (other than pursuant to the New Exchange Debentures, the Existing Exchange Debentures or the Existing Notes) shall be excluded to the extent of such restriction or limitation, (c) (i) the net income of any Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition and (ii) any net gain (but not loss) resulting from an Asset Sale by the Person in question or any of its Subsidiaries other than in the ordinary course of business shall be excluded, (d) extraordinary, unusual and non-recurring gains and losses shall be excluded, (e) losses associated with discontinued and terminated operations in an amount not to exceed $1,000,000 per annum shall be excluded and (f) all non-cash items (including, without limitation, cumulative effects of changes in GAAP and equity entitlements granted to employees of the Corporation and its Restricted Subsidiaries) increasing and decreasing Consolidated Net Income and not otherwise included in the definition of Consolidated EBITDA shall be excluded.~~

“CONVERTIBLE PREFERRED STOCK” shall ~~have the meaning ascribed to it in paragraph (b) hereof.~~

~~“CORPORATION” shall have the meaning ascribed to it in the first paragraph of this Resolution.~~

~~“CREDIT FACILITY” means the Credit Agreement dated as of December 19, 1995, and amended and restated as of April 30, 1998, among the Corporation, the financial institutions party thereto in their capacities as lenders thereunder and Union Bank, as agent, as the same may be amended from time to time, and any one or more agreements evidencing the refinancing, modification, replacement, renewal, restatement, refunding, deferral, extension, substitution, supplement, reissuance or resale thereof.~~

~~“CUMULATIVE CONSOLIDATED EBITDA” means, with respect to any Person, as of any date of determination, Consolidated EBITDA from June 10, 1998 to the end of the Corporation’s most recently ended full fiscal quarter prior to such date, taken as a single accounting period.~~

~~“CUMULATIVE CONSOLIDATED INTEREST EXPENSE” means, with respect to any Person, as of any date of determination, Consolidated Interest Expense plus any cash dividends paid on Senior Securities or Parity Securities not already reflected in Consolidated Interest Expense that do not require the approval of the holders of a majority of the shares of Junior Preferred Stock outstanding to be issued, in each case from June 10, 1998 to the end of such Person’s most recently ended full fiscal quarter prior to such date, taken as a single accounting period.~~

~~“DISQUALIFIED CAPITAL STOCK” means any Capital Stock which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures (excluding any maturity as the result of an optional redemption by the issuer thereof) or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the sole option of the holder thereof, in whole or in part, on or prior to the mandatory redemption date of the Junior Preferred Stock. Without limitation of the foregoing, Disqualified Capital Stock shall be deemed to include (i) any Preferred Stock of a Restricted Subsidiary, (ii) any Preferred Stock of the Corporation, with respect to either of which, under the terms of such Preferred Stock, by agreement or otherwise, such Restricted Subsidiary or the Company is obligated to pay current dividends or distributions in cash during the period prior to the redemption date of the Junior Preferred Stock; and (iii) as long as the Junior Preferred Stock remains outstanding, Senior Securities and Parity Securities; PROVIDED, HOWEVER, that (i) Preferred Stock of the Corporation or any Restricted Subsidiary that is issued with the benefit of provisions requiring a change of control offer to be made for such Preferred Stock in the event of a change of control of the Corporation or Restricted Subsidiary, which provisions have substantially the same effect as the provisions described under paragraph (h), shall not be deemed to be Disqualified Capital Stock solely by virtue of such provisions; (ii) the Junior Preferred Stock, the Existing Preferred Stock and the Convertible Preferred Stock, as in effect on the Issue Date, shall not be considered Disqualified Capital Stock; (iii) Disqualified Capital Stock paid as dividends on Preferred Stock existing on the date hereof or subsequently issued, in each case in accordance with the terms of such Preferred Stock at the time it was issued, shall not be considered Disqualified Capital Stock; and (iv) issuances of Junior Preferred Stock, Senior Securities and Parity Securities that the Corporation is permitted to issue, as described under paragraph (b), without the approval of the holders of at least a majority of the shares of Junior Preferred Stock then outstanding.~~mean, collectively, (i) Series B Convertible Preferred, (ii) Series C Preferred Stock, (iii) Series D Convertible Preferred, (iv) Series E-1 Convertible Preferred, (v) Series E-2 Convertible Preferred, (vi) Series F Non-Convertible Preferred, and (vii) 9.75% Preferred in each case as defined in the Master Transaction Agreement.

“CORPORATION” means ION Media Networks, Inc., a Delaware corporation.

“DIVIDEND PAYMENT DATE” means May 15 and November 15 of each year commencing November 15, 1998.

“DIVIDEND PERIOD” means the Initial Dividend Period and, thereafter, each Semi-annual Dividend Period.

“DIVIDEND RECORD DATE” means May 1 and November 1 of each year.

~~“EXCHANGE ACT” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.~~

~~“EXCHANGE DATE” means the date of original issuance of the New Exchange Debentures.~~

~~“EXCHANGE NOTICE” shall have the meaning ascribed to it in paragraph (g)(ii) hereof.~~

~~“EXISTING DEBT INDENTURES” means the Existing Indenture and the Existing Exchange Indenture.~~

~~“EXISTING EXCHANGE DEBENTURES” means the 12 1/2% Exchange Debentures due 2006 (if issued) issued under the Existing Exchange Indenture.~~

~~“EXISTING EXCHANGE INDENTURE” means the indenture dated October 4, 1996 between the Corporation, the guarantors thereto and The Bank of New York, as trustee, which governs the Existing Exchange Debentures.~~

~~“EXISTING INDENTURE” means the indenture dated as of September 28, 1995 among the Corporation and The Bank of New York, as trustee which governs the Existing Notes.~~

~~“EXISTING NOTES” means the 11 5/8% Senior Subordinated Notes due 2002 issued under the Existing Indenture.~~

~~“EXISTING PREFERRED STOCK” means the Private Preferred Stock and the Public Preferred Stock, collectively.~~

~~“GAAP” means generally accepted accounting principles consistently applied as in effect in the United States from time to time.~~

“HOLDER” means a holder of shares of Junior Preferred Stock as reflected in the stock books of the Corporation.

~~“INCUR” means, with respect to any Indebtedness or other obligation of any Person, to create, issue, incur (by conversion, exchange or otherwise), assume, guarantee or otherwise become liable in respect of such Indebtedness or other obligation or the recording, as required pursuant to GAAP or otherwise, of any such Indebtedness or other obligation on the balance sheet of such Person (and “incurrence,” “incurred,” “incurrable” and “incurring” shall have meanings correlative to the foregoing); PROVIDED that a change in GAAP that results in an obligation of such Person that exists at such time becoming Indebtedness shall not be deemed an incurrence of such Indebtedness.~~

~~“INDEBTEDNESS” means (without duplication), with respect to any Person, any indebtedness at any time outstanding, secured or unsecured, contingent or otherwise, which is for borrowed money (whether or not the recourse of the lender is to the whole of the assets of such Person or only to a portion thereof) or evidenced by bonds, notes, debentures or similar instruments or representing the balance deferred and unpaid of the purchase price of any property (excluding, without limitation, any balances that constitute accounts payable or trade payables and other accrued liabilities arising in the ordinary course of business, including, without limitation, any and all programming broadcast obligations) if and to the extent any of the foregoing indebtedness would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP, and shall also include, to the extent not otherwise included, (i) any Capitalized Lease Obligations, (ii) obligations secured by a Lien to which the property or assets owned or held by such Person are subject, whether or not the obligation or obligations secured thereby shall have been assumed (PROVIDED, HOWEVER, that if such obligation or obligations shall not have been assumed, the amount of such Indebtedness shall be deemed to be the lesser of the principal amount of the obligation or the fair market value of the pledged property or assets), (iii) guarantees of items of other Persons which would be included within this definition for such other Persons (whether or not such items would appear upon the balance sheet of the guarantor), (iv) all obligations for the reimbursement of any obligor on any letter of credit, banker’s acceptance or similar credit transaction, (v) in the case of the Corporation, Disqualified Capital Stock of the Corporation or any Restricted Subsidiary thereof and (vi) obligations of any such Person under any Interest Rate Agreement applicable to any of the foregoing (if and to the extent such Interest Rate Agreement obligations would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP). The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above and, with respect to contingent obligations, the maximum liability upon the occurrence of the contingency giving rise to the obligation, provided that (i) the amount outstanding at any time of any Indebtedness issued with original issue discount is the principal amount of such Indebtedness less the remaining unamortized portion of the original issue discount of such Indebtedness at such time as determined in conformity with GAAP and (ii) Indebtedness shall not include any liability for federal, state, local or other taxes. Notwithstanding any other provision of the foregoing definition, any trade payable arising from the purchase of goods or materials or for services obtained in the ordinary course of business or contingent obligations arising out of customary indemnification agreements with respect to the sale of assets or securities shall not be deemed to be “Indebtedness” of the Corporation or any Restricted Subsidiaries for purposes of this definition. Furthermore, guarantees of (or obligations with respect to letters of credit supporting) Indebtedness otherwise included in the determination of such amount shall not also be included.~~

~~“INDEPENDENT APPRAISER” means an appraiser of national reputation in the United States (i) which does not, and whose directors, executive officers and Affiliates do not, have a direct or indirect financial interest in excess of 5% of fully diluted outstanding voting securities of the Corporation at the time of determination and~~

~~(ii) which, in the judgment of the Corporation, is independent from the Corporation as evidenced by an Officer’s Certificate.~~

~~“INITIAL DIVIDEND PERIOD” means the dividend period commencing on the Issue Date and ending on November 15, 1998.~~

~~“INTEREST RATE AGREEMENT” means, for any Person, any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement or other similar agreement designed to protect the party indicated therein against fluctuations in interest rates.~~

~~“INTV” means the Corporation’s network of owned, operated or affiliated television stations dedicated to Infomercial programming.~~

~~“inTV EBITDA” means Consolidated EBITDA for the Infomall TV Network determined on a basis consistent with the Corporation’s internal financial statements, generated by stations declared by the Board of Directors as inTV properties.~~

~~“INVESTMENT” means, directly or indirectly, any advance, account receivable (other than an account receivable arising in the ordinary course of business), loan or capital contribution to (by means of transfers of property to others, payments for property or services for the account or use of others or otherwise), the purchase of any stock, bonds, notes, debentures, partnership or joint venture interests or other securities of, the acquisition, by purchase or otherwise, of all or substantially all of the business or assets or stock or other evidence of beneficial ownership of, any Person or the making of any investment in any Person. Investments shall exclude extensions of trade credit on commercially reasonable terms in accordance with normal trade practices and repurchases or redemptions of the Existing Notes, the New Exchange Debentures, the Existing Exchange Debentures, the Existing Preferred Stock, the Junior Preferred Stock or the Convertible Preferred Stock by the Corporation.~~

“ISSUE DATE” means the date of the original issuance of the Junior Preferred Stock.

“JUNIOR PREFERRED STOCK” shall have the meaning ascribed to it in paragraph (a) hereof.

“JUNIOR SECURITIES” shall have the meaning ascribed to it in paragraph (b) hereof.

~~“LIEN” means any lien, mortgage, deed of trust, pledge, security interest, charge or encumbrance of any kind (including any conditional sale or other title retention agreement, any lease in the nature thereof and any agreement to give any security interest).~~

~~“MAJOR ASSET SALE” means an Asset Sale or series of related Asset Sales involving assets with a fair market value in excess of $25,000,000.~~

~~“MANDATORY REDEMPTION PRICE” shall have the meaning ascribed to it in paragraph (e)(ii) hereof.~~

~~“NET PROCEEDS” means (a) in the case of any sale of Capital Stock by the Corporation, an Asset Sale or a Major Asset Sale, the aggregate net proceeds received by the Corporation, after payment of expenses, commissions and the like incurred in connection therewith, whether such proceeds are in cash or in property (valued at the fair market value thereof, as determined in good faith by the Board of Directors, at the~~

“MASTER TRANSACTION AGREEMENT” shall mean the Master Transaction Agreement dated as of May 3, 2007 among the Corporation, NBC Universal, Inc., NBC Palm Beach Investment I, Inc., NBC Palm Beach Investment II, Inc., and CIG Media LLC, as may be amended, modified or restated from time to time.

~~time of receipt) and (b) in the case of any exchange, exercise, conversion or surrender of outstanding securities of any kind for or into shares of Capital Stock of the Corporation which is not Disqualified Capital Stock, the net book value of such outstanding securities on the date of such exchange, exercise, conversion or surrender (plus any additional amount required to be paid by the holder to the Corporation upon such exchange, exercise, conversion or surrender, less any and all payments made to the holders, E.G., on account of fractional shares and less all expenses incurred by the Corporation in connection therewith).~~

~~“NET PROCEEDS REDEMPTION PRICE” shall have the meaning ascribed to it in paragraph (e)(i) hereof.~~

~~“NEW EXCHANGE DEBENTURES” shall mean the 13 1/4% Exchange Debentures due 2006 (if issued) issued under the New Exchange Indenture.~~

~~“NEW EXCHANGE INDENTURE” shall have the meaning ascribed to it in paragraph (f)(ii)(C) hereof.~~

~~“OBLIGATIONS” means all obligations for principal, premium, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing, or otherwise relating to, any Indebtedness.~~

~~“OFFICERS’ CERTIFICATE” means a certificate signed by two officers or by an officer and either an Assistant Treasurer or an Assistant Secretary of the Corporation which certificate shall include a statement that, in the opinion of such signers all conditions precedent to be performed by the Corporation prior to the taking of any proposed action have been taken. In addition, such certificate shall include (i) a statement that the signatories have read the relevant covenant or condition, (ii) a brief statement of the nature and scope of such examination or investigation upon which the statements are based, (iii) a statement that, in the opinion of such signatories, they have made such examination or investigation as is reasonably necessary to express an informed opinion and (iv) a statement as to whether or not, in the opinion of the signatories, such relevant conditions or covenants have been complied with.~~

~~“OPINION OF COUNSEL” means an opinion of counsel that, in such counsel’s opinion, all conditions precedent to be performed by the Corporation prior to the taking of any proposed action have been taken. Such opinion shall also include the statements called for in the second sentence under “Officers’ Certificate”.~~

~~“OPTIONAL REDEMPTION PRICE” shall have the meaning ascribed to it in paragraph (e)(i) hereof.~~

“NBCU SERIES B PREFERRED” means 11% Series B Convertible Exchangeable Preferred Stock, par value $0.001 per share, of the Corporation, with a liquidation preference of $10,000 per share, as it may be modified or amended from time to time.

“PARITY SECURITIES” shall have the meaning ascribed to it in paragraph (b) hereof.

~~“PERMITTED HOLDERS” means collectively Lowell W. Paxson, his spouse, children or other lineal descendants (whether adoptive or biological) and any revocable or irrevocable INTER VIVOS or testamentary trust or the probate estate of any such individual, so long as one or more of the foregoing individuals is the principal beneficiary of such trust or probate estate.~~

~~“PERMITTED INDEBTEDNESS” means, without duplication, each of the following:~~

~~(i) Indebtedness under the New Exchange Debentures and the guarantees related thereto, including any New Exchange Debentures issued in accordance with the New Exchange Indenture as payment of interest on the New Exchange Debentures;~~

~~(ii) Indebtedness under the Existing Exchange Debentures, and the guarantees related thereto, including any Existing Exchange Debentures issued in accordance with the Existing Exchange Indenture as payment of interest on the Existing Exchange Debentures;~~

~~(iii) Indebtedness incurred pursuant to any Credit Facility in an aggregate principal amount at any time outstanding not to exceed $25,000,000;~~

~~(iv) all other Indebtedness of the Corporation and its Restricted Subsidiaries outstanding on the Issue Date, including, without limitation, the Existing Notes, reduced by the amount of any scheduled amortization payments or mandatory prepayments when actually paid or permanent reductions thereon;~~

~~(v) Obligations under Interest Rate Agreements of the Corporation covering Indebtedness of the Corporation or any of its Restricted Subsidiaries; PROVIDED, HOWEVER, that such Interest Rate Agreements are entered into to protect the Corporation and its Restricted Subsidiaries from fluctuations in interest rates on Indebtedness incurred in accordance with paragraph (1)(i) hereof to the extent the notional principal amount of such Interest Rate Agreement does not exceed the principal amount of the Indebtedness to which such Interest Rate Agreement relates;~~

~~(vi) Indebtedness of a Restricted Subsidiary of the Corporation to the Corporation or to a Restricted Subsidiary of the Corporation for so long as such Indebtedness is held by the Corporation or a Restricted Subsidiary of the Corporation, in each case subject to no Lien held by a Person other than the Corporation or a Restricted Subsidiary of the Corporation; PROVIDED that if as of any date any Person other than the Corporation or a Restricted Subsidiary of the Corporation owns or holds any such Indebtedness or holds a Lien in respect of such Indebtedness, such date shall be deemed the incurrence of Indebtedness not constituting Permitted Indebtedness by the issuer of such Indebtedness;~~

~~(vii) Indebtedness of the Corporation to a Restricted Subsidiary of the Corporation for so long as such Indebtedness is held by a Restricted Subsidiary of the Corporation, in each case subject to no Lien; PROVIDED that (a) any Indebtedness of the Corporation to any Restricted Subsidiary of the Corporation is unsecured and subordinated, pursuant to a written agreement, to the Corporation’s Obligations under the New Exchange Indenture and the New Exchange Debentures and (b) if as of any date any Person other than a Restricted Subsidiary of the Corporation owns or holds any such Indebtedness or any Person holds a Lien in respect of such Indebtedness, such date shall be deemed the incurrence of Indebtedness not constituting Permitted Indebtedness by the Corporation;~~

~~(viii) Purchase Money Indebtedness and Capitalized Lease Obligations incurred to acquire property in the ordinary course of business which Indebtedness and Capitalized Lease Obligations do not in the aggregate exceed 5% of the Corporation’s consolidated total assets at any one time;~~

~~(ix) Refinancing Indebtedness; and~~

~~(x) additional Indebtedness of the Corporation in an aggregate principal amount not to exceed $10,000,000 at any one time outstanding.~~

~~“PERMITTED INVESTMENTS” means, for any Person, Investments made on or after the Issue Date consisting of:~~

~~(i) Investments by the Corporation, or by a Restricted Subsidiary thereof, in the Corporation or a Restricted Subsidiary;~~

~~(ii) Cash Equivalents;~~

~~(iii) Investments by the Corporation, or by a Restricted Subsidiary thereof, in a Person (or in all or substantially all of the business or assets of a Person) if as a result of such Investment (a) such Person becomes a Restricted Subsidiary of the Corporation, (b) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Corporation or a Restricted Subsidiary thereof or (c) such business or assets are owned by the Corporation or a Restricted Subsidiary;~~

~~(iv) reasonable and customary loans made to employees not to exceed $5,000,000 in the aggregate at any one time outstanding;~~

~~(v) an Investment that is made by the Corporation or a Restricted Subsidiary thereof in the form of any stock, bonds, notes, debentures, partnership or joint venture interests or other securities that are issued by a third party to the Corporation or a Restricted Subsidiary solely as partial consideration for the consummation of an Asset Sale;~~

~~(vi) time brokerage and other similar agreements under which separately owned and licensed broadcast properties enter into cooperative arrangements and which may include an option to acquire the broadcast property at a future date;~~

~~(vii) accounts receivable of the Corporation and its Restricted Subsidiaries generated in the ordinary course of business;~~

~~(viii) loans and guarantees of loans by third-party lenders to third parties in connection with the acquisition of media properties, secured by substantially all of such Person’s assets (to the extent permitted by the rules of~~

~~the Federal Communications Commission), which are made in conjunction with the execution of a time brokerage agreement;~~

~~(ix) options on media properties having an exercise price of an amount not in excess of $100,000 plus the forgiveness of any loan referred to in clause (viii) above entered into in connection with the execution of time brokerage agreements; and~~

~~(x) additional Investments of the Corporation and its Restricted Subsidiaries from time to time of an amount not to exceed $75,000,000.~~

“PERSON” means an individual, partnership, corporation, unincorporated organization, trust or joint venture, or a governmental agency or political subdivision thereof.

“PREFERRED STOCK” of any Person means any Capital Stock of such Person that has preferential rights to any other Capital Stock of such Person with respect to dividends or redemption or upon liquidation.

~~“PRIVATE PREFERRED STOCK” means the Junior Cumulative Compounding Redeemable Preferred Stock, $.001 par value, 12% dividend rate per annum, of which 33,000 shares are outstanding with a liquidation preference of $1,000 per share.~~

~~“PUBLIC EQUITY OFFERING” means a public offering by the Corporation of shares of its Common Stock (however designated and whether voting or non-voting) and any and all rights, warrants or options to acquire such Common Stock.~~

~~“PUBLIC PREFERRED STOCK” means the Cumulative Exchangeable Preferred Stock, $.001 par value, 12 1/2% dividend rate per annum, of which 170,782 shares are currently outstanding with a liquidation preference of $1,000 per share.~~

~~“PURCHASE MONEY INDEBTEDNESS” means any Indebtedness incurred in the ordinary course of business by a Person to finance the cost (including the cost of construction) of an item of property, the principal amount of which Indebtedness does not exceed the sum of (i) 100% of such cost and (ii) reasonable fees and expenses of such Person incurred in connection therewith.~~

~~“QUALIFIED CAPITAL STOCK” means any Capital Stock that is not Disqualified Capital Stock.~~

~~“REDEMPTION NOTICE” shall have the meaning ascribed to it in paragraph (e)(iii) hereof.~~

“REDEMPTION DATE”, with respect to any shares of Junior Preferred Stock, means the date on which such shares of Junior Preferred Stock are redeemed by the Corporation.

~~“REDEEMABLE DIVIDEND” means, for any dividend or distribution with regard to Disqualified Capital Stock, the quotient of the dividend or distribution divided by the difference between one and the maximum statutory federal income tax rate (expressed as a decimal number between 1 and 0) then applicable to the issuer of such Disqualified Capital Stock.~~

~~“REFINANCE” means, in respect of any security or Indebtedness, to refinance, extend, renew, refund, repay, prepay, redeem, defease or retire, or to issue a security or Indebtedness in exchange or replacement for, such security or Indebtedness in whole or in part. “Refinanced” and “Refinancing” shall have correlative meanings.~~

~~“REFINANCING INDEBTEDNESS” means any Refinancing by the Corporation or any Restricted Subsidiary of the Corporation of Indebtedness incurred in accordance with paragraph (l)(i) above, in each case that does not (i) result in an increase in the aggregate principal amount of Indebtedness of such Person as of the date of such proposed Refinancing (plus the amount of any premium required to be paid under the terms of the instrument governing such Indebtedness and plus the amount of reasonable expenses incurred by the Corporation in connection with such Refinancing) or (ii) create Indebtedness with (a) a Weighted Average Life to Maturity that is less than the Weighted Average Life to Maturity of the Indebtedness being Refinanced or (b) a final maturity earlier than the final maturity of the Indebtedness being Refinanced; PROVIDED that (x) if such Indebtedness being Refinanced is Indebtedness of the Corporation, then such Refinancing Indebtedness shall be Indebtedness solely of the Corporation and (y) if such Indebtedness being Refinanced is subordinate or junior to the New Exchange Debentures, then such Refinancing Indebtedness shall be subordinate to the~~

~~New Exchange Debentures at least to the same extent and in the same manner as the Indebtedness being Refinanced.~~

~~“RESTRICTED PAYMENT” means (i) the declaration or payment of any dividend or the making of any other distribution (other than dividends or distributions payable in Qualified Capital Stock) on shares of Parity Securities or Junior Securities, (ii) any purchase, redemption, retirement or other acquisition for value of any Parity Securities or Junior Securities, or any warrants, rights or options to acquire shares of Parity Securities or Junior Securities, other than through the exchange of such Parity Securities or Junior Securities or any warrants, rights or options to acquire shares of any class of such Parity Securities or Junior Securities for Qualified Capital Stock or warrants, rights or options to acquire Qualified Capital Stock, (iii) the making of any Investment (other than a Permitted Investment), (iv) any designation of a Restricted Subsidiary as an Unrestricted Subsidiary on the basis of the fair market value of such Subsidiary utilizing standard valuation methodologies and approved by the Board of Directors, excluding any such Subsidiary with a fair market value equal to or less than $500, or (v) forgiveness of any Indebtedness of an Affiliate of the Corporation to the Corporation or a Restricted Subsidiary.~~

~~“RESTRICTED SUBSIDIARY” means a Subsidiary of the Corporation other than an Unrestricted Subsidiary and includes all of the Subsidiaries of the Corporation existing as of the Issue Date. The Board of Directors of the Corporation may designate any Unrestricted Subsidiary or any Person that is to become a Subsidiary as a Restricted Subsidiary if immediately after giving effect to such action (and treating any Acquired Indebtedness as having been incurred at the time of such action), the Corporation could have incurred at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) pursuant to paragraph (l)(i) above.~~

~~“SECURITIES ACT” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.~~

“REDEMPTION NOTICE” shall have the meaning ascribed to it in paragraph (e)(iii) hereof.

“REDEMPTION PRICE” shall have the meaning ascribed to it in paragraph (e)(i) hereof.

“SEMI-ANNUAL DIVIDEND PERIOD” shall mean the semi-annual period commencing on each May 15 and November 15 and ending on the next succeeding Dividend Payment Date, respectively.

~~“SENIOR DEBT” means, the principal of and premium, if any, and interest (including, without limitation, interest accruing or that would have accrued but for the filing of a bankruptcy, reorganization or other insolvency proceeding whether or not such interest constitutes an allowed claim in such proceeding) on, and any and all other fees, expense reimbursement obligations, indemnities and other amounts due pursuant to their terms of all agreements, documents and instruments providing for, creating, securing or evidencing or otherwise entered into in connection with (a) all Indebtedness of the Corporation owed under the Credit Facility, (b) all obligations of the Corporation with respect to any Interest Rate Agreement, (c) all obligations of the Corporation to reimburse any bank or other person in respect of amounts paid under letters of credit, acceptances or other similar instruments, (d) all other Indebtedness of the Corporation which does not provide that it is to rank PARI PASSU with or subordinate to the New Exchange Debentures and (e) all deferrals, renewals, extensions and refundings of, and amendments, modifications and supplements to, any of the Senior Debt described above. Notwithstanding anything to the contrary in the foregoing, Senior Debt will not include (i) Indebtedness of the Corporation to any of its Subsidiaries, (ii) Indebtedness represented by the New Exchange Debentures, (iii) any Indebtedness which by the express terms of the agreement or instrument creating, evidencing or governing the same is junior or subordinate in right of payment to any item of Senior Debt, (iv) any trade payable arising from the purchase of goods or materials or for services obtained in the ordinary course of business or (v) Indebtedness incurred in violation of paragraph (1)(i) hereof.~~

“SENIOR PREFERRED STOCK” shall mean collectively, (i) Series A-1 Convertible Preferred, (ii) Series A-2 Preferred Stock, and (iii) Series A-3 Convertible Preferred, in each case as defined in the Master Transaction Agreement.

“SENIOR SECURITIES” shall have the meaning ascribed to it in paragraph (b) hereof.

~~“SHELF REGISTRATION STATEMENT” means a registration statement filed by the Corporation with the Commission for an offering to be made on a continuous basis pursuant to Rule 415 promulgated under the Securities Act covering all of the Junior Preferred Stock or the Private Exchange Preferred Stock.~~

~~“SUBSIDIARY”, with respect to any Person, means (i) any corporation of which the outstanding Capital Stock having at least a majority of the votes entitled to be cast in the election of directors under ordinary circumstances shall at the time be owned, directly or indirectly, by such Person or (ii) any other Person of which at least a majority of the voting interest under ordinary circumstances is at the time, directly or indirectly, owned by such Person.~~

~~“UNRESTRICTED SUBSIDIARY” means (a) any Subsidiary of an Unrestricted Subsidiary and (b) any Subsidiary of the Corporation which is classified after the Issue Date as an Unrestricted Subsidiary by a resolution adopted by the Board of Directors; PROVIDED that a Subsidiary organized or acquired after the Issue Date may be so classified as an Unrestricted Subsidiary only if such classification is not in violation of the covenant set forth under paragraph (l)(ii) above. The transfer agent for the Junior Preferred Stock shall be given prompt notice by the Corporation of each resolution adopted by the Board of Directors under this provision, together with a copy of each such resolution adopted.~~

~~“VOTING RIGHTS TRIGGERING EVENT” shall have the meaning ascribed to it in paragraph (f)(iv) hereof.~~

~~“WEIGHTED AVERAGE LIFE TO MATURITY” means, when applied to any Indebtedness at any date, the number of years obtained by dividing (a) the then outstanding aggregate principal amount of such Indebtedness into (b) the total of the product obtained by multiplying (i) the amount of each then remaining installment, sinking fund, serial maturity or other required payment of principal, including payment at final maturity, in respect thereof, by (ii) the number of years (calculated to the nearest one-twelfth) which will elapse between such date and the making of such payment.~~

~~“WHOLLY-OWNED SUBSIDIARY” means any Restricted Subsidiary all of the outstanding voting securities (other than directors’ qualifying shares) of which are owned, directly or indirectly, by the Corporation.~~

“SERIES C CONVERTIBLE PREFERRED STOCK” shall mean the Series C Convertible Preferred Stock, as such term is defined in the Master Transaction Agreement.

Exhibit C
Form of Certificate of Amendment
STATE OF DELAWARE
CERTIFICATE OF AMENDMENT
TO THE CERTIFICATE OF INCORPORATION
OF ION MEDIA NETWORKS, INC.
     Pursuant to Section 242 of the General Corporation Law of the State of Delaware, ION Media Networks, Inc., a Delaware corporation (the “Corporation”), hereby amends its Certificate of Incorporation as follows:
1. The Certificate of Incorporation of the Corporation is hereby amended by deleting Article Fourth in its entirety and inserting the following in lieu thereof:
“FOURTH. The total authorized capital stock of this Corporation shall be 3,035,000,000 shares of Common Stock, with a par value of $0.001 per share, and 1,000,000 shares of preferred stock, with a par value of $0.001 per share.
Of the 3,035,000,000 hares of Common Stock which the Corporation is authorized to issue:
  (a) 1,000,000,000 shares (“Class A Common”) will be designated “Class A Common Stock,”
  (b) 35,000,000 shares (“Class B Common” and, together with the Class A Common, the “Voting Common”) will be designated “Class B Common Stock,”
  (c) 1,000,000,000 shares (“Class C Common”) will be designated “Class C Non-Voting Common Stock,” and
  (d) 1,000,000,000 shares (“Class D Common”) will be designated “Class D Non-Voting Common Stock.” The Class A Common, Class B Common, Class C Common and Class D Common, are collectively referred to herein as the “Common Stock.”
Except as otherwise provided in this Article Fourth or as otherwise required by applicable law, all shares of Class A Common, Class B Common, Class C Common and Class D Common shall be identical in all respects and shall entitle the holders thereof to the same rights and privileges subject to the same qualifications, limitations and restrictions.
     1. Voting Rights. Except as otherwise provided in this Article Fourth or as otherwise required by applicable law, (a) holders of Class A Common shall be entitled to one vote per share on all matters to be voted on by the stockholders of the Corporation and shall vote together with the holders of Class B Common as a single class on all such matters, (b) holders of Class B Common shall be entitled to ten votes per share on all matters to be voted on by the stockholders of the Corporation and shall vote together with the holders of Class A Common as a single class on all such matters, (c) holders of Class C Common shall have no right to vote on any matter to be voted on by the stockholders of the Corporation; provided, however, that the approval of the holders of a majority of the outstanding Class C Common, voting as a separate class, shall be required for any merger or consolidation of the Corporation with or into another entity or entities, any sale of all or substantially all the Corporation’s assets, or any recapitalization or reorganization, if as a result of any of the foregoing the shares of Class C Common would be converted into the right to receive or would be exchanged for consideration different on a per share basis than the consideration received with respect to or in exchange for shares of Voting Common or would otherwise be treated differently from shares of Voting Common in connection with such transaction, except that shares of Class C Common may, without such a separate class vote, be converted into the right to receive or be exchanged for non-voting securities which are otherwise identical on a per share basis in amount and form to the voting securities received with respect to or in exchange for Voting Common so long as (i) such non-voting securities are convertible into such voting securities on the same terms as Class C Common is convertible into Class A Common and (ii) all other consideration is equal on a per share basis, and (d) holders of Class D Common shall have no right to vote on any matter to be voted on by the stockholders of the Corporation; provided, however, that the approval of the holders of a majority of the outstanding Class D Common, voting as a separate class, shall be required for any merger or consolidation of the Corporation with or into another entity or entities, any sale of all or substantially all the Corporation’s assets, or any recapitalization or reorganization, if as a result of any of the foregoing the shares of Class D Common would be converted into the right to receive or would be exchanged for consideration different on a per share basis than the consideration received with respect to or in exchange for shares of Voting Common or would otherwise be treated differently from shares of Voting Common in connection with such transaction, except that shares of Class D Common may, without such a separate class vote, be converted into the right to receive or be exchanged for non-voting securities which are otherwise identical on a per share basis in amount and form to the voting securities received with respect to or in exchange for Voting Common so long as all other consideration is equal on a per share basis.
     2. Dividends. As and when dividends are declared or paid thereon, whether in cash, property or securities of the Corporation, the holders of Class A Common, the holders of Class B Common, the holders of Class C Common and the holders of Class D Common shall be entitled to participate in such dividends ratably on a per share basis; provided, however, that (i) if dividends are declared which are payable in shares of Class A Common, Class B Common, Class C Common or Class D Common, then dividends shall be declared which are payable at the same rate on all four classes of Common Stock and the dividends payable in shares of Class A Common shall be payable to holders of Class A Common, dividends payable in shares of Class B Common shall be payable to holders of Class B Common, dividends payable in shares of Class C Common shall be payable to holders of Class C Common and dividends payable in shares of Class D Common shall be payable to holders of Class D Common and (ii) if the dividends consist of other voting securities of the Corporation, then the Corporation shall pay (A) to each holder of Class C Common, dividends consisting of non-voting securities of the Corporation which are otherwise identical to such other voting securities and which are convertible into or exchangeable for such voting securities on the same terms as Class C Common is convertible into Class A Common, and (B) to each holder of Class D Common, dividends consisting of non-voting securities of the Corporation which are otherwise identical to such other voting securities and which are non-convertible.
     3. Liquidation. The holders of Class A Common, Class B Common, Class C Common and Class D Common shall be entitled to participate ratably on a per share basis in all distributions to the holders of Common Stock in any liquidation, dissolution or winding up of the Corporation.
     4. Conversion.
     4A. Conversion of Class B Common. At any time, each holder of Class B Common shall be entitled to convert any or all shares of Class B Common then held by such holder into the same number of shares of Class A Common.
     4B. Conversion of Class C Common. Upon the occurrence of any Class C Conversion Event, each share of Class C Common that is (x) disposed of by a holder of Class C Common in the case of paragraph 4B(i)(a) or (y) held by a holder of Class C Common in the case of paragraph 4B(i)(b), shall be automatically converted into the same number of shares of Class A Common.
     (i) For purposes of this paragraph 4B, a “Class C Conversion Event” shall mean either of the following: (a) the disposition of shares of Class C Common to any person that the holder of Class C Common determines is not prevented under the Communications Act from holding shares of Class A Common or (b) the holder of shares of Class C Common determines that the Communications Act no longer prohibit such holder from holding shares of Class A Common, in either case, after consultation by such Person with outside legal counsel and, if required by the Corporation, delivery by such Person to the Corporation an opinion of legal counsel reasonably acceptable to the Corporation to the effect that the Conversion of such Class C Common Stock to Class A Common Stock will not violate or conflict with the Communications Act.
     (ii) For purposes of this paragraph 4B, “person” shall include any natural person and any corporation, partnership, joint venture, trust, unincorporated organization and any other entity or organization.

     4C. Conversion Procedure.
     (i) Each conversion of shares of one series of Common Stock into shares of another series of Common Stock shall be effected by the surrender of the certificate or certificates representing the shares to be converted at the principal office of the Corporation at any time during normal business hours, together with a written notice, if applicable, by the holder of such series of Common Stock stating that such holder desires to convert the shares, or a stated number of the shares, of such series of Common Stock represented by such certificate or certificates into shares of the other series of Common Stock into which such series is to be converted pursuant to the terms hereof. Each conversion shall be deemed to have been effected as of the close of business on the date on which such certificate or certificates have been surrendered and such notice has been received, if applicable, and at such time the rights of the holder of the converted Class B Common or Class C Common, as the case may be, as such holder shall cease and the person or persons in whose name or names the certificate or certificates for shares of Class A Common are to be issued upon such conversion shall be deemed to have become the holder or holders of record of the shares of Class A Common represented thereby.
     (ii) Promptly after the surrender of certificates representing the shares to be converted, duly executed or otherwise in proper form for transfer, and the receipt of written notice, if applicable, the Corporation shall issue and deliver in accordance with the surrendering holder’s instructions (a) the certificate or certificates for the Class A Common issuable upon such conversion and (b) a certificate representing any Class B Common or Class C Common which was represented by the certificate or certificates delivered to the Corporation in connection with such conversion but which was not converted.
     (iii) The issuance of certificates for Class A Common upon conversion of Class B Common or Class C Common will be made without charge to the holders of such shares for any issuance tax in respect thereof or other cost incurred by the Corporation in connection with such conversion and the related issuance of Class A Common.
     (iv) All shares of Class A Common which are issuable upon the conversion of the other series of Common Stock shall, when issued, be duly and validly issued, fully paid and nonassessable and free from all taxes, liens (other than any lien which existed in respect of the shares which were converted, immediately prior to such conversion) and charges. The Corporation shall take all such actions as may be necessary to assure that all such shares of Class A Common may be so issued without violation of any applicable law or governmental regulation or any requirements of any domestic securities exchange upon which shares of Class A Common may be listed (except for official notice of issuance, which will be immediately transmitted by the Corporation upon issuance).
     (v) The Corporation shall not close its books against the transfer of shares of Common Stock in any manner which would interfere with the timely conversion of any shares of Common Stock.
     4D. Stock Splits. If the Corporation in any manner subdivides or combines the outstanding shares of one series of Common Stock, the outstanding shares of each other series of Common Stock shall be proportionately subdivided or combined in a similar manner.
     5. Registration of Transfer. The Corporation shall keep at its principal office (or such other place as the Corporation reasonably designates) a register for the registration of shares of Common Stock. Upon the surrender of any certificate representing shares of any series of Common Stock at such place, the Corporation shall, at the request of the registered holder of such certificate, execute and deliver a new certificate or certificates in exchange therefor representing in the aggregate the number of shares of such series represented by the surrendered certificate, and the Corporation forthwith shall cancel such surrendered certificate. Each such new certificate will be registered in such name and will represent such number of shares of such series as is requested by the holder of the surrendered certificate and will be substantially identical in form to the surrendered certificate. The issuance of new certificates shall be made without charge to the holders of the surrendered certificates for any issuance tax in respect thereof or other cost incurred by the Corporation in connection with such issuance.
     6. Replacement. Upon receipt of evidence reasonably satisfactory to the Corporation (an affidavit of the registered holder will be satisfactory) of the ownership and the loss, theft, destruction or mutilation of any certificate evidencing one or more shares of any series of Common Stock, and in the case of any such loss, theft or destruction, upon receipt of indemnity reasonably satisfactory to the Corporation (provided, however, that if the holder is a financial institution or other institutional investor its own agreement will be satisfactory), or, in the case of any such mutilation upon surrender of such certificate, the Corporation shall (at its expense) execute and deliver in lieu of such certificate a new certificate of like kind representing the number of shares of such series represented by such lost, stolen, destroyed or mutilated certificate and dated the date of such lost, stolen, destroyed or mutilated certificate.
     7. Notices. All notices referred to herein shall be in writing, shall be delivered personally or by first class mail, postage prepaid, and shall be deemed to have been given when so delivered or mailed to the Corporation at its principal executive offices and to any stockholder at such holder’s address as it appears in the stock records of the Corporation (unless otherwise specified in a written notice to the Corporation by such holder).
     8. Amendment and Waiver. In addition to any vote required by law, no amendment or waiver of any provision of this Article Fourth shall be effective without the prior approval of the holders of a majority of the then outstanding Class C Common voting as a separate class.
     2. Said amendments were adopted by resolution of the Board of Directors and approved by a majority vote of the outstanding stock entitled to vote thereon, and a majority of each class entitled to vote thereon as a class, pursuant to Section 228 and Section 242 of the Delaware General Corporation Law.
     IN WITNESS WHEREOF, this Corporation has caused this Certificate to be signed by R. Brandon Burgess, its Chief Executive Officer, this ___day of ___, 2007.

ION MEDIA NETWORKS, INC.
By:
R. Brandon Burgess
Chief Executive Officer

Exhibit D
CALL AGREEMENT
          CALL AGREEMENT, dated as of May 4, 2007 (this “Agreement”), by and among ION Media Networks, Inc., a Delaware corporation (“ION”), and NBC PALM BEACH INVESTMENT I, INC., a California corporation (“Palm Beach I”).
WITNESSETH:
          WHEREAS, on May 3, 2007, ION, NBC Universal, Inc., Palm Beach I, NBC Palm Beach Investment II, Inc., a California corporation (“Palm Beach II”), and CIG Media LLC, a Delaware limited liability company (“CM”), entered into the Master Transaction Agreement (the “Master Transaction Agreement”) which provides for a restructuring of the Company’s ownership and capital structure (the “Transaction”); and
          WHEREAS, pursuant to Section 11.01 of the Master Transaction Agreement, the execution and delivery of this Agreement is a condition to the commencement of the transactions contemplated by the Master Transaction Agreement; and
          WHEREAS, on the date hereof, CM and Palm Beach II entered into a Call Agreement (the “NBCU Option I Agreement”) pursuant to which, effective as of the Effective Date, CM granted to Palm Beach II an irrevocable right to purchase from CM 8,311,639 shares of Class B Common Stock (as defined below) and 15,455,062 shares of Class A Common Stock (as defined below), both as adjusted for stock dividends and distributions, stock splits, reverse stock splits, or similar events, owned by CM, subject to the terms and conditions set forth in the NBCU Option I Agreement; and
          WHEREAS, ION wishes to grant Palm Beach I the right to purchase the Call Shares (as defined below), subject to the terms and conditions of this Agreement.
          NOW, THEREFORE, in consideration of the mutual agreements herein contained and other good and valuable consideration, receipt of which is hereby acknowledged, the parties hereto agree as follows:
ARTICLE I
DEFINED TERMS
          Section 1.1 Definitions. As used in this Agreement, the following terms shall have the meanings set forth below:
     “Action” means any claim, demand, action, suit, arbitration, proceeding or investigation by or before any Governmental Authority.
     “Affiliate” means, with respect to any Person, any other Person that controls, is controlled by, or is under common control with, such Person. As used in this definition, “control” (including its correlative meanings, “controlled by” and “under common control with”) means the possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise).

     “Business Day” means any day, other than a Saturday, Sunday or a day on which commercial banks in New York, New York are authorized or obligated by Law or executive order to close.
     “Call Closing” has the meaning assigned to it in Section 2.4.
     “Call Notice” has the meaning assigned to it in Section 2.3.
     “Call Period” means the five-year period commencing on the Effective Date, provided that the Call Period shall be automatically extended for successive five-year periods commencing upon each successive five-year anniversary of the Effective Date.
     “Call Price” has the meaning assigned to it in Section 2.2.
     “Call Right” has the meaning assigned to it in Section 2.2.
     “Call Shares” means 26,688,361 shares of Class B Common Stock, as such amount may be adjusted (x) as a result of a stock dividend or distribution on, stock split or reverse stock split of, or similar event with respect to, Call Shares or (y) in a merger, consolidation, combination, reclassification, recapitalization or similar transaction involving the Company.
     “Class A Common Stock” means the shares of Class A Common Stock, par value $0.001 per share, of ION.
     “Class B Common Stock” means the shares of Class B Common Stock, par value $0.001 per share, of ION.
     “CLP” has the meaning assigned to it in the Recitals.
     “CM” has the meaning assigned to it in the Recitals.
     “Communications Act” means the Communications Act of 1934, as amended (including, without limitation, the Cable Communications Policy Act of 1984, the Cable Television Consumer Protection and Competition Act of 1992 and the Telecommunications Act of 1996) and all rules and regulations of the FCC, in each case as from time to time in effect.
     “Company” has the meaning assigned to it in the Recitals.
     “Effective Date” means the date of the closing of the transactions contemplated by the Original Call Agreement.

     “FCC” means the Federal Communications Commission and any successor governmental entity performing functions similar to those performed by the Federal Communications Commission on the date hereof.
     “FCC Application” means the application to be filed with the FCC, if such application is required to be filed under the Communications Act, in connection with the exercise of the Call Right by the Investor requesting that the FCC consent to the Transfer of the Call Shares pursuant to this Agreement.
     “Final Order” means an action or actions by the FCC that have not been reversed, stayed, enjoined, set aside, annulled, or suspended, and with respect to which no requests are pending for administrative or judicial review, reconsideration, appeal, or stay, and the time for filing any such requests and the time for the FCC to set aside the action on its own motion have expired.
     “Governmental Authority” means any federal, national, supranational, state, provincial, local, or other government, governmental, regulatory or administrative authority, agency or commission or any court, tribunal, or judicial or arbitral body.
     “Governmental Order” means any order, writ, judgment, injunction, decree, stipulation, determination or award issued or entered by or with any Governmental Authority.
     “HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder.
     “ION” has the meaning assigned to it in the Preamble.
     “Law” means any provision of any (i) federal, state, provincial, local, foreign or similar statute, law, ordinance, regulation, rule, code, administrative interpretation, regulation or other requirement of any Governmental Authority or (ii) Governmental Order.
     “Lien” means any mortgage, pledge, hypothecation, assignment, encumbrance, lien (statutory or other) or security agreement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement or any financing lease having substantially the same effect as any of the foregoing).
     “Master Transaction Agreement” has the meaning assigned to it in the Recitals.
     “Original Call Agreement” means the Call Agreement, dated as of November 7, 2005, among Mr. Lowell W. Paxson, certain of his Affiliates and Palm Beach II, as such agreement may be amended from time to time.
     “Palm Beach I” has the meaning assigned to it in the Preamble.
     “Palm Beach II” has the meaning assigned to it in the Recitals.

     “Person” means an individual, corporation, unincorporated association, partnership, group (as defined in subsection 13(d)(3) of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder), trust, joint stock company, joint venture, business trust or unincorporated organization, limited liability company, any governmental entity or any other entity of whatever nature.
     “Put/Call Agreement” means the Put/Call Agreement, dated as of the date hereof, between NBC Universal, Inc. and CM.
     “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.
     “Series B Convertible Preferred” means the 11% Series B Convertible Preferred Stock, par value $0.001 per share, of the Company, with a liquidation preference of $10,000 per share, as it may be modified from time to time.
     “Subsidiary” means, with respect to the Company, a corporation, partnership, limited liability company, joint venture or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned, directly or indirectly, through one or more intermediaries (including, without limitation, other Subsidiaries), or both, by the Company.
     “Transaction” has the meaning assigned to it in the Recitals.
     “Transaction Agreements” has the meaning assigned to it in the Master Transaction Agreement.
     “Transfer” means, with respect to the Call Shares or the Call Right, any sale, assignment, pledge, offer or other transfer or disposal of any interest in such shares or right.
ARTICLE II
CALL RIGHT
          Section 2.1 Effectiveness. The Call Right granted pursuant to Section 2.2(a) shall be effective as of the date of the closing of the transactions contemplated by the Original Call Agreement.
          Section 2.2 Call Right. (a) ION hereby grants to Palm Beach I, effective as of the Effective Date, an irrevocable right to purchase from ION during the Call Period all of the Call Shares on the terms and conditions set forth herein (the “Call Right”). In consideration for the grant of the Call Right, Palm Beach I hereby surrenders and delivers, effective as of, and subject to the occurrence of, the Effective Date, an amount of shares of Series B Convertible Preferred it owns, determined in accordance with Section 10.10 of the Master Agreement.

          (b) At any time during the Call Period, Palm Beach I may exercise the Call Right, in whole or in part, and subject to the terms and conditions set forth herein, purchase from ION the Call Shares for a purchase price (the “Call Price”) equal to the sum of $0.50 multiplied by the number of Call Shares specified in the Call Notice (as defined below). The price per Call Share specified in the previous sentence and the Call Price shall be equitably adjusted to reflect any conversions, reclassifications, reorganizations, stock dividends, stock splits, reverse splits and similar events which occur with respect to the Class B Common Stock after the date hereof and on or prior to a Call Closing.
          Section 2.3 Exercise of Call Right; Call Notice. (a) Exercise of the Call Right shall be accomplished by Palm Beach I sending notice of such exercise (the “Call Notice”) to ION at the address provided for in Section 5.1 of this Agreement at any time during the Call Period. The Call Notice shall state the total number of Call Shares Palm Beach I wishes to purchase, the denominations of the certificate or certificates evidencing such Call Shares Palm Beach I wishes to receive, the Call Price and the place such Call Closing will be conducted.
          (b) As promptly as practicable, but in no event later than 20 Business Days after the giving of a Call Notice, to the extent required by applicable Law, the parties shall make any filings required under the Communications Act and/or HSR Act.
          Section 2.4 Call Closing. (a) Each closing (a “Call Closing”) of the exercise of the Call Right and the purchase and sale of the Call Shares included in a Call Notice shall occur as promptly as practicable following, but in no event less than five Business Days following, the receipt of any required consent, approval, authorization or other order of, action by, or any required filing with or notification to, any Governmental Authority or any required third party consent referred to in Section 4.1(b) below, including, without limitation, (i) the expiration or termination of any waiting period (and any extension thereof) under the HSR Act applicable to the purchase of the Call Shares and (ii) approval by the FCC of the FCC Application, which approval shall have become a Final Order, provided that requirement for a Final Order may be waived by Palm Beach I in its sole discretion. If the Call Closing shall not have occurred on or before the 18-month anniversary of the date of the Exercise Notice, then such Exercise Notice shall be of no further force and effect and neither ION nor Palm Beach I shall be obligated to consummate the Call Closing with respect to such Exercise Notice; provided that following such date, this Agreement and the Call Right shall continue in full force and effect and Palm Beach I shall retain all rights hereunder subject to the terms and conditions contained herein. The Call Closing shall occur at the place designated in the Call Notice.
          (b) At a Call Closing, (i) ION shall deliver to Palm Beach I certificates representing the applicable number of Call Shares free and clear of all Liens (in the denominations specified in the Call Notice) and shall record Palm Beach I as the holder of record of the Call Shares purchased at the Call Closing in the stock transfer books of ION and (ii) Palm Beach I shall pay the Call Price by wire transfer in immediately available funds to the account or accounts specified by ION. ION shall furnish necessary account information at least two Business Days prior to such Call Closing.

          Section 2.5 Reservation for Issuance. At all times following the Effective Date and until the earlier of the (i) the expiration of the Call Period prior to the delivery by Palm Beach I of a Call Notice and (ii) a Call Closing with respect to all of the remaining Call Shares, ION shall keep reserved for issuance (a) the number of shares of Class B Common Stock equal to the Call Shares subject to the Call Right and (b) the number of shares of Class A Common Stock issuable upon conversion of the Call Shares subject to the Call Right.
          Section 2.6 Legends. Palm Beach I agrees to the imprinting, for so long as appropriate, of substantially the following legends on certificates representing any of the Call Shares:
  THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE TERMS OF A STOCKHOLDERS’ AGREEMENT, DATED AS OF MAY 4, 2007, AMONG ION MEDIA NETWORKS, INC., CIG MEDIA LLC AND NBC UNIVERSAL, INC., AND THE CALL AGREEMENT DATED AS OF MAY 4 2007, BETWEEN ION MEDIA NETWORKS, INC. AND NBC PALM BEACH INVESTMENT I, INC.
  THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND MAY NOT BE SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OF 1933 OR AN EXEMPTION THEREFROM AND, IN EACH CASE, IN COMPLIANCE WITH APPLICABLE STATE SECURITIES LAWS.
          Section 2.7 Termination of the Call Right. The right of Palm Beach I to purchase the Call Shares pursuant to this Agreement shall terminate upon the earliest to occur of the (i) expiration of the Call Period prior to the delivery of a Call Notice by Palm Beach I to ION and (ii) written consent of the parties hereto.
ARTICLE III
REPRESENTATIONS AND WARRANTIES
          Section 3.1 Representations and Warranties of ION. ION represents and warrants to Palm Beach I as follows:
          (a) Existence; Compliance with Law. ION is duly organized, validly existing and in good standing under the Laws of the jurisdiction of its organization and has all necessary power and authority to enter into this Agreement, to carry out its obligations and to consummate the transactions contemplated hereby. ION is duly licensed or qualified to do business and is in good standing in each jurisdiction in which the properties owned or leased by it or the operation of its business makes such licensing or qualification necessary, except to the extent that the failure to be so licensed or qualified and in good standing would not adversely affect the ability of ION to carry out its obligations under, and to consummate the transactions contemplated by, this Agreement. The execution and delivery by ION of this Agreement, the performance by ION of its obligations hereunder and the consummation by ION of the transactions contemplated hereby have been duly authorized by all requisite action on the part of ION and its stockholders. This Agreement has been duly executed and delivered by ION, and (assuming due authorization, execution and delivery by the other parties) this Agreement constitutes legal, valid and binding obligations of ION, enforceable against ION in accordance with its terms, subject to the effect of any applicable bankruptcy, insolvency (including all Laws relating to fraudulent transfers), reorganization, moratorium or similar Laws affecting creditors’ rights generally and subject to the effect of general principles of equity (regardless of whether considered in a proceeding at law or in equity).
          (b) Authorization; Enforceable Obligations. Assuming that all consents, approvals, authorizations and other actions described in Section 3.1(c) have been obtained or have occurred and any applicable waiting period has expired or been terminated, and except as may result from any facts or circumstances relating solely to Palm Beach I, the execution, delivery and performance of this Agreement does not and will not (i) violate, conflict with or result in the breach of the limited liability company agreement (or similar organizational documents) of ION, (ii) conflict with or violate any Law or Governmental Order applicable to ION or (iii) conflict with, result in any breach of, constitute a default (or event which with the giving of notice or lapse of time, or both, would become a default) under, require any consent under, or give to others any rights of termination, acceleration or cancellation of, any note, bond, mortgage or indenture, contract, agreement, lease, sublease, license, permit, franchise or other instrument or arrangement to which ION or any of its subsidiaries is a party, except, in the case of clauses (ii) and (iii), as would not materially and adversely affect the ability of ION to carry out its obligations under, and to consummate the transactions contemplated by, this Agreement.
          (c) Governmental Consents. The execution, delivery and performance by ION of this Agreement and the transactions contemplated hereby do not and will not require any consent, approval, authorization or other order of, action by, filing with or notification to, any Governmental Authority, except (i) the pre-merger notification and waiting period requirements of the HSR Act and the approval by the FCC pursuant to Section 310(d) of the Communications Act in connection with the exercise of the Call Right, (ii) where failure to obtain such consent, approval, authorization or action, or to make such filing or notification, would not prevent or materially delay the consummation by ION of the transactions contemplated by this Agreement or (iii) as may be necessary as a result of any facts or circumstances relating solely to Palm Beach I.
          (d) Capitalization. As of the Effective Date, ION will have taken all necessary corporate action to authorize, reserve and permit it to issue, and at all times from the date hereof until such time as the obligation to deliver Call Shares upon the exercise of the Call Right terminates, will have reserved, all the Call Shares issuable pursuant to this Agreement and shares of Class A Common Stock issuable upon conversion of the Call Shares, and ION will take all necessary corporate action to authorize and reserve and permit it to issue all additional shares of Class B Common Stock or other securities that may be issued pursuant this Agreement, all of which, upon their issuance and delivery in accordance with the terms of this Agreement, will be duly authorized, validly issued, fully paid and nonassessable, and shall be delivered free and clear of all Liens and not subject to any preemptive rights.

          Section 3.2 Representations and Warranties of Palm Beach I. Palm Beach I represents and warrants to ION as follows:
          (a) Existence; Compliance with Law. Palm Beach I is duly organized, validly existing and in good standing under the Laws of the jurisdiction of its organization and has all necessary power and authority to enter into this Agreement, to carry out its obligations and to consummate the transactions contemplated hereby. Palm Beach I is duly licensed or qualified to do business and is in good standing in each jurisdiction in which the properties owned or leased by it or the operation of its business makes such licensing or qualification necessary, except to the extent that the failure to be so licensed or qualified and in good standing would not adversely affect the ability of Palm Beach I to carry out its obligations under, and to consummate the transactions contemplated by, this Agreement. The execution and delivery by Palm Beach I of this Agreement, the performance by Palm Beach I of its obligations hereunder and the consummation by Palm Beach I of the transactions contemplated hereby have been duly authorized by all requisite action on the part of Palm Beach I and its stockholders. This Agreement has been duly executed and delivered by Palm Beach I, and (assuming due authorization, execution and delivery by the other parties) this Agreement constitutes legal, valid and binding obligations of Palm Beach I, enforceable against Palm Beach I in accordance with its terms, subject to the effect of any applicable bankruptcy, insolvency (including all Laws relating to fraudulent transfers), reorganization, moratorium or similar Laws affecting creditors’ rights generally and subject to the effect of general principles of equity (regardless of whether considered in a proceeding at law or in equity).
          (b) Authorization; Enforceable Obligations. Assuming that all consents, approvals, authorizations and other actions described in Section 3.2(c) have been obtained and any applicable waiting period has expired or been terminated, and except as may result from any facts or circumstances relating solely to ION, the execution, delivery and performance of this Agreement does not and will not (i) violate, conflict with or result in the breach of the certificate of incorporation or bylaws (or similar organizational documents) of Palm Beach I, (ii) conflict with or violate any Law or Governmental Order applicable to Palm Beach I or (iii) conflict with, result in any breach of, constitute a default (or event which with the giving of notice or lapse of time, or both, would become a default) under, require any consent under, or give to others any rights of termination, acceleration or cancellation of, any note, bond, mortgage or indenture, contract, agreement, lease, sublease, license, permit, franchise or other instrument or arrangement to which Palm Beach I or any of its subsidiaries is a party, except, in the case of clauses (ii) and (iii), as would not materially and adversely affect the ability of Palm Beach I to carry out its obligations under, and to consummate the transactions contemplated by, this Agreement.
          (c) Accredited Investor. Upon exercise of the Call Right, Palm Beach I shall acquire the shares of Class A Common Stock to be issued upon exercise thereof solely for the account of Palm Beach I and not as a nominee for any other party, and for investment, and Palm Beach I shall not offer, sell or otherwise dispose of any such shares of Class A Common Stock except under circumstances that will not result in a violation of the Securities Act or any applicable state securities laws. Palm Beach I is an institutional accredited investor (within the meaning of subparagraphs (a)(1), ((2), (3) or (7) of Rule 501 under the Securities Act).

          (d) Governmental Consents. The execution, delivery and performance by Palm Beach I of this Agreement and the transactions contemplated hereby do not and will not require any consent, approval, authorization or other order of, action by, filing with or notification to, any Governmental Authority, except (i) the pre-merger notification and waiting period requirements of the HSR Act and the approval by the FCC pursuant to Section 310(d) of the Communications Act in connection with the exercise of the Call Right, (ii) where failure to obtain such consent, approval, authorization or action, or to make such filing or notification, would not prevent or materially delay the consummation by Palm Beach I of the transactions contemplated by this Agreement or (iii) as may be necessary as a result of any facts or circumstances relating solely to the other party hereto.
ARTICLE IV
OTHER AGREEMENTS
          Section 4.1 Governmental Filings; Consents. (a) Each of the parties to this Agreement shall use its commercially reasonable best efforts to obtain (and ION shall cause the Subsidiaries to obtain) all authorizations, consents, orders and approvals of all Governmental Authorities and officials that may be or become necessary for its execution and delivery of, and the performance of its obligations pursuant to, this Agreement, including approval by the FCC of the FCC Application pursuant to Section 310(d) of the Communications Act and any approvals required under the HSR Act, and will cooperate fully with the other party in promptly seeking to obtain all such authorizations, consents, orders and approvals. Each party hereto agrees to use its commercially reasonable best efforts to supply as promptly as practicable to the appropriate Governmental Authorities any additional information and documentary material that may be requested in connection with obtaining such authorizations, consents, orders and approvals, including the FCC Application or pursuant to the HSR Act.
          (b) Following receipt of the Call Notice, ION shall, or shall cause the Subsidiaries to, give promptly such notices to third parties and use its or their reasonable best efforts to obtain such third party consents and estoppel certificates as Palm Beach I and ION may in their reasonable discretion deem necessary in connection with the transactions contemplated by this Agreement. Palm Beach I shall cooperate and use all reasonable efforts to assist ION in giving such notices and obtaining such consents and estoppel certificates; provided, however, that neither Palm Beach I nor ION shall have any obligation to give any guarantee or other consideration of any nature in connection with any such notice, consent or estoppel certificate or to consent to any change in the terms of any agreement or arrangement which Palm Beach I or the Company in its reasonable discretion may deem adverse to the interests of Palm Beach I, ION or any Subsidiary.
          Section 4.2 Inconsistent Actions. Once the FCC Application has been filed and for so long as it is pending, neither Palm Beach I nor ION shall take any action that could reasonably be expected to delay or hinder the grant of the FCC Application.
          Section 4.3 Distribution. Investor shall acquire the Call Shares for investment purposes only and not with a view to any distribution thereof in violation of the Securities Act, and shall not sell any Call Shares purchased pursuant to this Agreement except in compliance with the Securities Act and applicable state securities or “blue sky” laws.

ARTICLE V
MISCELLANEOUS
          Section 5.1 Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by overnight courier, by facsimile or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 5.1):

(a)	If to Palm Beach I, to:

NBC Palm Beach Investment I, Inc.
c/o NBC Universal, Inc.
30 Rockefeller Plaza
New York, New York 10112
Attention: General Counsel
Tel: 212-664-7024
Fax: 212-664-4733

with a copy to:

Shearman & Sterling LLP
599 Lexington Avenue
New York, New York 10022
Attention: John A. Marzulli, Jr.
Tel: 212-848-8590
Fax: 646-848-8590

(b)	If to ION, to:

ION Media Networks, Inc.
601 Clearwater Park Road
West Palm Beach, Florida 33401
Attention: General Counsel
Tel: 561-659-4122
Fax: 561-655-9424

With a copy to:

Holland & Knight LLP
22 Lakeview Avenue, Suite 1000
West Palm Bach, Florida 33401
Attention: David L. Perry, Jr.
Tel: 561-650-8314
Fax: 561-650-8399

          Section 5.2 Entire Agreement; Amendment; Waiver. The Transaction Agreements and the documents described therein or attached or delivered pursuant thereto set forth the entire agreement between the parties thereto with respect to the transactions contemplated by such agreements. Any provision of this Agreement may be amended or modified in whole or in part at any time only by an agreement in writing signed by all of the parties. No failure on the part of any party to exercise, and no delay in exercising, any right shall operate as a waiver thereof nor shall any single or partial exercise by any party of any right preclude any other or future exercise thereof or the exercise of any other right.
          Section 5.3 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by Law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the Transaction is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the Transaction be consummated as originally contemplated to the fullest extent possible.
          Section 5.4 Counterparts. This Agreement may be executed and delivered (including by facsimile transmission) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.
          Section 5.5 Governing Law; Jurisdiction. This Agreement shall be governed by, and construed in accordance with, the Laws of the State of New York applicable to contracts executed in and to be performed in that State. All actions and proceedings arising out of or relating to this Agreement shall be heard and determined exclusively in any New York state or federal court sitting in the Borough of Manhattan of The City of New York. The parties hereto hereby (a) submit to the exclusive jurisdiction of any state or federal court sitting in the Borough of Manhattan of The City of New York for the purpose of any Action arising out of or relating to this Agreement brought by any party hereto, and (b) irrevocably waive, and agree not to assert by way of motion, defense, or otherwise, in any such Action, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the Action is brought in an inconvenient forum, that the venue of the Action is improper, or that this Agreement may not be enforced in or by any of the above-named courts.
          Section 5.6 Waiver of Jury Trial. Each of the parties hereto hereby waives to the fullest extent permitted by applicable Law any right it may have to a trial by jury with respect to any litigation directly or indirectly arising out of, under or in connection with this Agreement. Each of the parties hereto (a) certifies that no representative, agent or attorney of any other party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce that foregoing waiver and (b) acknowledges that it and the other hereto have been induced to enter into this Agreement, as applicable, by, among other things, the mutual waivers and certifications in this Section 5.6.

          Section 5.7 Successors and Assigns; Third Party Beneficiaries. ION may not assign this Agreement or assign any of its rights or delegate any of its duties under this Agreement without the prior written consent of Palm Beach I. Palm Beach I may freely assign this Agreement or assign any of its rights or delegate any of its duties under this Agreement without the prior written consent of ION, provided, however, that in the event of an assignment or delegation to an Affiliate, no such assignment or delegation shall relieve Palm Beach I of any of its obligations hereunder and; provided, further, however, that any such assignment by Palm Beach I shall be made in compliance with the applicable rules and regulations of the FCC and the Securities and Exchange Commission. Any assignee of Palm Beach I shall be deemed to be Palm Beach I for all purposes under this Agreement. Any purported assignment in violation of this Section 5.7 shall be null and void. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any Person, other than the parties hereto and their respective successors and permitted assignees, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the parties hereto and their respective successors and permitted assignees, and for the benefit of no other Person.
          Section 5.8 Remedies. No right, power or remedy conferred upon any party in this Agreement shall be exclusive, and each such right, power or remedy shall be cumulative and in addition to every other right, power or remedy whether conferred in this Agreement or now or hereafter available at law or in equity or by statute or otherwise. No course of dealing among Palm Beach I and ION and no delay in exercising any right, power or remedy conferred in this Agreement or now or hereafter existing at law or in equity or by statute or otherwise shall operate as a waiver or otherwise prejudice any such right, power or remedy. The parties hereto agree that irreparable damage would occur in the event any provision of this Agreement was not performed in accordance with the terms hereof and that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in addition to any other remedy to which they are entitled at law or in equity.
          Section 5.9 Further Assurances. Each party shall execute and deliver such additional instruments and other documents and shall take such further actions as may be necessary or appropriate to effectuate, carry out and comply with all of the terms of this Agreement and the transactions contemplated hereby.
          Section 5.10 Headings, Captions and Table of Contents. The section headings, captions and table of contents contained in this Agreement are for reference purposes only, are not part of this Agreement and shall not affect the meaning or interpretation of this Agreement.

          IN WITNESS WHEREOF, this Agreement has been executed by the parties hereto or by their respective duly authorized representative all as of the date first above stated.

ION MEDIA NETWORKS, INC
By:
Name:
Title:

NBC PALM BEACH INVESTMENT I, INC.
By:
Name:
Title:

Exhibit E
WARRANT
THIS WARRANT AND THE SHARES OF COMMON STOCK TO BE ISSUED UPON EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS. NO SALE, ASSIGNMENT, TRANSFER OR OTHER DISPOSITION MAY BE EFFECTED EXCEPT PURSUANT TO (1) AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, PROVIDED THAT THE COMPANY RECEIVES AN OPINION OF COUNSEL OR OTHER EVIDENCE, REASONABLY SATISFACTORY TO THE COMPANY, THAT SUCH REGISTRATION IS NOT REQUIRED, OR (2) AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT.
THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE TERMS OF A STOCKHOLDERS’ AGREEMENT, DATED AS OF May 4, 2007 (THE “STOCKHOLDERS’ AGREEMENT”), AMONG ION MEDIA NETWORKS, INC., CIG MEDIA LLC AND NBC UNIVERSAL, INC., AS THE SAME MAY BE AMENDED, RESTATED, SUPPLEMENTED OR MODIFIED FROM TIME TO TIME. UPON WRITTEN REQUEST, A COPY OF THE STOCKHOLDERS’ AGREEMENT SHALL BE FURNISHED WITHOUT CHARGE BY THE COMPANY TO THE HOLDER HEREOF.
Class A Common Stock Purchase Warrant
Date of Issuance: May 4, 2007
Warrant No. 2007-1
ION MEDIA NETWORKS, INC.
Warrant Certificate
     ION Media Networks, Inc. (the “Company”), for value received, hereby certifies that CIG Media LLC, a Delaware limited liability company (“CIG Media”), or registered assigns (the “Holder”), is entitled, subject to the terms of this Warrant (the “Warrant”) as set forth below, to purchase from the Company, during the Exercise Period (as defined in Section 1(a)), a maximum of 100,000,000 shares (the “Warrant Shares”) of Class A Common Stock of the Company, par value $0.001 per share (the “Class A Common Stock”) at a price per share equal to the Exercise Price (as defined in Section 1(c)). The number of Warrant Shares and the Exercise Price are subject to adjustment from time to time as hereinafter provided.
     The Warrant is issued under and in accordance with that certain Master Transaction Agreement (as amended, restated, supplemented or otherwise modified from time to time, the “Master Agreement”) made and entered into as of May 3, 2007, by and among the Company, NBC Universal, Inc., a Delaware corporation (“NBCU”), NBC Palm Beach Investment I, Inc., a California corporation, NBC Palm Beach Investment II, Inc., a California corporation, and CIG Media. The Warrant and the Warrant Shares are entitled to the benefits of that certain Registration Rights Agreement, dated May 4, 2007, among the Company, CIG Media and NBCU (as amended, restated, supplemented or otherwise modified from time to time, the “Registration Rights Agreement”). Copies of the Master Agreement, the Stockholders’ Agreement and the Registration Rights Agreement may be obtained for inspection by the Holder at the principal office of the Company upon prior written request to the Company.
     Section 1. Exercise.
     (a) Subject to the terms hereof, the Holder shall have the right, which may be exercised at any time and from time to time during the period (the “Exercise Period”) commencing as of the Exchange Offer Closing (as defined in the Master Agreement) and continuing until 5:00 p.m., New York City time, on the seventh anniversary of the Exchange Offer Closing (the “Expiration Date”), to purchase from the Company the number of fully paid and nonassessable Warrant Shares which the Holder may at the time be entitled to receive on exercise of the Warrant and payment of the Exercise Price then in effect for such Warrant Shares. Notwithstanding the foregoing, if in the written opinion of counsel to the Company reasonably acceptable to the Holder approval of the Federal Communications Commission (the “FCC”) is required before the Company may issue Warrant Shares upon the exercise of the Warrant, the Company may defer the issuance of such Warrant Shares until such time as approval of the FCC is obtained or is no longer required. The Company shall promptly notify the Holder in writing of any event which requires it to suspend exercise of the Warrant pursuant to the preceding sentence and of the termination of any such suspension. To the extent the Warrant is not exercised prior to the Expiration Date, it shall become void and all rights hereunder shall cease as of such time.
     (b) Procedures; Limitations on Exercise.
     (i) The Warrant may be exercised, in whole or in part, at the election of the Holder, upon surrender at the principal office of the Company of the certificate or certificates evidencing the Warrant with the form of election to purchase attached as Exhibit A duly completed and signed (“Purchase Form”), and upon payment to the Company of the Exercise Price, as it may be adjusted as herein provided, for the number of Warrant Shares in respect of which the Warrant is then exercised; provided that this Warrant shall be exercisable in part only for a minimum of 5,000,000 Warrant Shares per exercise, or if less, the entire number of Warrant Shares which the Holder is entitled to purchase hereunder. Payment of the aggregate Exercise Price shall be made by wire transfer of immediately available funds to such account as the Company may specify.
     (ii) Subject to the provisions of Section 4 hereof, upon surrender of the Warrant and payment of the Exercise Price, the Company shall issue and cause to be delivered with all reasonable dispatch to or upon the written order of the Holder a certificate or certificates for the number of Warrant Shares issuable upon the exercise of the Warrant together with cash as provided in Section 10. Such certificate or certificates shall be deemed to have been issued and the Holder shall be deemed to have become a holder of record of such Warrant Shares as of the date of the surrender of the Warrant and payment of the Exercise Price.

     (iii) In the event that this Warrant is exercised in respect of fewer than all of the Warrant Shares issuable on such exercise at any time prior to the Expiration Date, a new certificate evidencing the remaining Warrant or Warrants will be issued, and the Company shall countersign and deliver the required new Warrant Certificate or Certificates. When surrendered upon exercise of the Warrant, this Warrant Certificate shall be cancelled and disposed of by the Company.
     (c) Exercise Price. The “Exercise Price” on any date means the price of $0.75 per share (as such price may be adjusted from time to time hereunder). The Exercise Price shall be subject to adjustment as provided in Section 9.
     Section 2. Registration. The Company shall number and register the Warrant Certificate on the books of the Company maintained at its principal office. Warrant Certificates shall be manually countersigned by the Company by a duly authorized officer and shall not be valid for any purpose unless so countersigned.
     Section 3. Transfer and Exchange of Warrants.
     (a) THIS WARRANT IS SUBJECT TO RESTRICTIONS ON TRANSFERABILITY SET FORTH IN SECTION 4 OF THE STOCKHOLDERS’ AGREEMENT, AND MAY BE TRANSFERRED ONLY IN COMPLIANCE WITH THE PROVISIONS THEREOF. Subject to the foregoing and the limitations of Section 4 hereof, the Company shall from time to time register the transfer of the Warrant upon the records to be maintained by it for that purpose, upon surrender of this Warrant Certificate duly endorsed or accompanied (if so required by it) by a written instrument or instruments of transfer in form satisfactory to it, duly executed by the registered Holder or by the duly appointed legal representative thereof or by a duly authorized attorney; provided that this Warrant may be transferred in part only for a minimum of 5,000,000 Warrant Shares per transfer, or if less, the entire number of Warrant Shares which the Holder is entitled to purchase hereunder. Subject to the terms hereof, this Certificate may be exchanged for another certificate or certificates entitling the Holder to purchase a like aggregate number of Warrant Shares as the Certificate surrendered then entitles the Holder to purchase; provided that each such new Certificate shall be in minimum denominations of 5,000,000 Warrant Shares. A Holder desiring to exchange this Certificate shall make such request in writing delivered to the Company, and shall surrender, duly endorsed or accompanied (if so required by the Company) by a written instrument or instruments of transfer in form satisfactory to the Company, this Warrant Certificate to be so exchanged.
     (b) Upon registration of transfer, the Company shall issue to the transferees and countersign a new Warrant Certificate or Certificates and deliver by certified mail such new Warrant Certificate or Certificates to the persons entitled thereto. No service charge shall be made for any exchange or registration of transfer of Warrant Certificates, but the Company may require payment of a sum sufficient to cover any stamp or other tax or other governmental charge that is imposed in connection with any such exchange or registration of transfer.

     Section 4. Registration of Transfers and Exchanges. Subject to Section 3 hereof, when Warrants represented by this Certificate are presented to the Company with a request to register the transfer of the Warrants, or to exchange such Warrants for an equal number of Warrants, the Company shall register the transfer or make the exchange as requested if the requirements set forth in Section 3 and the following requirements are satisfied:
     (a) the Certificate shall be duly endorsed or accompanied by a written instrument of transfer in form satisfactory to the Company, duly executed by the Holder or his attorney duly authorized in writing; and
     (b) if the offer and sale of the Warrants have not been registered pursuant to an effective Registration Statement under the Securities Act of 1933, the Certificate shall be accompanied by the following additional information and documents, as applicable:
     (i) if such Warrants are being delivered to the Company by a Holder for registration in the name of such Holder, without transfer, a certification from such Holder to that effect (in substantially the form of Exhibit B hereto); or
     (ii) if such Warrants are being transferred pursuant to an exemption from registration in accordance with Rule 144 or Regulation S, in each case, under the Securities Act, a certification to that effect (in substantially the form of Exhibit B hereto); or
     (iii) if such Warrants are being transferred to an institutional “accredited investor” (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act (an “Institutional Accredited Investor”)), delivery of a certification to that effect (in substantially the form of Exhibit B hereto) and a Transferee Certificate for Institutional Accredited Investors in substantially the form of Exhibit C hereto and an opinion of counsel and/or other information satisfactory to the Company to the effect that such transfer is in compliance with the Securities Act; or
     (iv) if such Warrants are being transferred in reliance on another exemption from the registration requirements of the Securities Act, a certification to that effect (in substantially the form of Exhibit B hereto) and an opinion of counsel reasonably satisfactory to the Company to the effect that such transfer is in compliance with the Securities Act.
     Section 5. Payment of Taxes. The Company will pay all documentary stamp taxes attributable to the initial issuance of Warrant Shares upon the exercise of the Warrant; provided, however, that the Company shall not be required to pay any tax or taxes which may be payable in respect of any transfer involved in the issuance of any Warrant Certificates or any certificates for Warrant Shares in a name other than that of the registered holder of a Warrant Certificate surrendered upon the exercise of a Warrant, and the Company shall not be required to issue or deliver such Warrant Certificates unless or until the person or persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

     Section 6. Mutilated or Missing Warrant Certificate. In case this Warrant Certificate shall be mutilated, lost, stolen or destroyed, the Company will issue and countersign, in exchange and substitution for and upon cancellation of the mutilated Warrant Certificate, or in lieu of and substitution for the Warrant Certificate lost, stolen or destroyed, a new Warrant Certificate of like tenor and representing an equivalent number of Warrants, but only upon receipt of evidence satisfactory to the Company of such loss, theft or destruction of the Warrant Certificate and an indemnification agreement satisfactory to the Company with respect to such loss, theft or destruction. Applicants for such substitute Warrant Certificate(s) shall also comply with such other reasonable regulations and pay such other reasonable charges as the Company may prescribe.
     Section 7. Reservation of Warrant Shares.
     (a) The Company will at all times reserve and keep available, free from preemptive rights, out of the aggregate of its authorized but unissued Class A Common Stock or its authorized and issued Class A Common Stock held in its treasury, for the purpose of enabling it to satisfy any obligation to issue Warrant Shares upon exercise of the Warrant, the maximum number of shares of Class A Common Stock which may then be deliverable upon the exercise of the Warrant.
     (b) The Company or, if appointed, the transfer agent for the Class A Common Stock (the “Transfer Agent”) and every subsequent transfer agent for any shares of the Company’s capital stock issuable upon the exercise of the Warrant will be irrevocably authorized and directed at all times to reserve such number of authorized shares as shall be required for such purpose. The Company will keep a copy of this Warrant Certificate on file with the Transfer Agent and with every subsequent transfer agent for any shares of the Company’s capital stock issuable upon the exercise of the Warrant. The Company will supply such Transfer Agent with duly executed certificates for such purposes and will provide or otherwise make available any cash which may be payable as provided in Section 10. The Company will furnish such Transfer Agent a copy of all notices of adjustments and certificates related thereto transmitted to each holder pursuant to Section 11 hereof.
     (c) The Company covenants that all Warrant Shares which may be issued upon exercise of the Warrant in accordance with the terms of the Warrant Certificate will, upon payment of the Exercise Price therefor and issuance, be validly authorized and issued, fully paid, nonassessable, free of preemptive rights and free from all taxes, liens, charges and security interests with respect to the issuance thereof. The Company will take no action to increase the par value of the Class A Common Stock to an amount in excess of the Exercise Price, and the Company will not enter into any agreements inconsistent with the rights of the Holder hereunder. The Company will use its reasonable best efforts to obtain all such authorizations, exemptions or consents from any public regulatory body having jurisdiction thereof as may be necessary to enable the Company to perform its obligations hereunder. The Company shall not take any action reasonably within its control, including the hiring of a broker to solicit exercises, which would render unavailable an exemption from registration under the Securities Act which might otherwise be available with respect to the issuance of Warrant Shares upon exercise of the Warrant.

     Section 8. Obtaining Stock Exchange Listings. The Company will from time to time take all action which may be necessary so that the Warrant Shares, immediately upon their issuance upon the exercise of the Warrant, will be listed on the principal securities exchanges and markets within the United States of America on which other shares of Class A Common Stock are then listed. In the event that, at any time during the period in which the Warrant is exercisable, the Class A Common Stock is not listed on any principal securities exchanges or markets within the United States of America, the Company will use its reasonable best efforts to permit the Warrant Shares to be designated PORTAL securities in accordance with the rules and regulations adopted by the National Association of Securities Dealers, Inc. relating to trading in the Private Offering, Resales and Trading through Automated Linkages market.
     Section 9. Adjustment of Number of Warrant Shares Issuable and Exercise Price. The number of shares of Class A Common Stock issuable upon the exercise of the Warrant (the “Exercise Rate”) and the Exercise Price are subject to adjustment from time to time upon the occurrence of the events enumerated in this Section 9.
     (a) Adjustment for Change in Capital Stock. If the Company (i) pays a dividend or makes a distribution on its Class A Common Stock in shares of its Class A Common Stock; (ii) subdivides its outstanding shares of Class A Common Stock into a greater number of shares; (iii) combines its outstanding shares of Class A Common Stock into a smaller number of shares; or (iv) issues, by reclassification of its shares of Class A Common Stock, any shares of its capital stock; then and in each such case the Exercise Rate in effect immediately prior to such action shall be adjusted so that the holder of any Warrant thereafter exercised shall be entitled to receive, upon exercise of the Warrant, the number of shares of Class A Common Stock or other securities of the Company which such holder would have owned immediately following such action if the Warrant had been exercised immediately prior to such action; provided, however, that notwithstanding the foregoing, upon the occurrence of an event described in clause (i) above which otherwise would have given rise to an adjustment, no adjustment shall be made if the Company includes the Holder in such distribution pro rata according to the number of shares of Common Stock issued and outstanding as if the Warrant Shares were issued and outstanding at the time of the occurrence of an event described in clause (i) above. Any adjustment hereunder shall become effective immediately after the record date in the case of a dividend or distribution and immediately after the effective date in the case of a subdivision, combination or reclassification. Such adjustment shall be made successively whenever any event listed above shall occur. If after an adjustment, the Holder upon exercise of the Warrant may receive shares of two or more classes or series of capital stock of the Company, the Board of Directors of the Company shall determine the allocation of the adjusted Exercise Price and Exercise Rate between the classes or series of capital stock. After such allocation, the Exercise Price and Exercise Rate of each class or series of capital stock shall thereafter be subject to adjustment on terms comparable to those applicable to the Class A Common Stock in this Section.
     (b) Adjustment for Certain Issuances of Class A Common Stock. If the Company shall, at any time or from time to time while any shares of Class A Common Stock are outstanding, issue or sell any shares of Class A Common Stock or any right or warrant to purchase, acquire or subscribe for shares of Class A Common Stock (including a right or warrant with respect to any security convertible into or exchangeable for shares of Class A Common Stock) generally to holders of its Class A Common Stock (including by way of a reclassification of shares or a recapitalization of the Company), for a consideration payable on the date of such issuance or sale less than the Common Stock Trading Price of the shares of Class A Common Stock on the date of such issuance or sale, then and in each such case, the Exercise Rate shall be adjusted by multiplying such Exercise Rate by a fraction, the numerator of which shall be the sum of (i) the Common Stock Trading Price per share of Class A Common Stock on the first Business Day after the date of the public announcement of the actual terms (including the price terms) of such issuance or sale multiplied by the number of shares of Class A Common Stock outstanding immediately prior to such issuance or sale plus (ii) the aggregate Fair Market Value of the consideration to be received by the Company in connection with the issuance or sale of Class A Common Stock or the rights or warrants, as the case may be, plus the aggregate consideration to be received on exercise of the right to purchase the shares of Class A Common Stock underlying such rights or warrants, and the denominator of which shall be the Common Stock Trading Price per share of Class A Common Stock on the Business Day immediately preceding the public announcement of the actual terms (including the price terms) of such issuance or sale multiplied by the aggregate number of shares of Class A Common Stock (A) outstanding immediately prior to such issuance or sale plus (B) underlying such rights or warrants at the time of such issuance. For the purposes of the preceding sentence, the aggregate consideration receivable by the Company in connection with the issuance or sale of any such right or warrant shall be deemed to be equal to the sum of the aggregate offering price (before deduction of reasonable underwriting discounts or commissions and expenses) of all such rights or warrants. If such rights or warrants expire unexercised, the adjustment provided in this Section 9 (b) shall be recomputed without the inclusion of the aggregate consideration that would have been received by the Company on the exercise of any such right or warrant.
     (c) Adjustment for Distributions. If the Company distributes to all holders of its Class A Common Stock (i) any securities of the Company or rights, options or warrants to purchase or subscribe for securities of the Company, (ii) any evidences of indebtedness of the Company or any other person, or (iii) any Extraordinary Cash Dividend, the Exercise Rate shall be adjusted in accordance with the formula:

E’	=	E x M

M - F
where:

E’	=	the adjusted Exercise Rate.

E	=	the current Exercise Rate on the record date mentioned below.

M	=	the Common Stock Trading Price per share of Class A Common Stock on the record date mentioned below.

F	=	the fair market value on the record date mentioned below of the indebtedness, assets (including the Extraordinary Cash Dividend), rights, options or warrants distributable with respect to one share of Class A Common Stock.

     The adjustment shall be made successively whenever any such distribution is made and shall become effective immediately after the record date for the determination of stockholders entitled to receive the distribution. Notwithstanding the foregoing provisions of this Section 9(c), an event which would otherwise give rise to an adjustment pursuant to this Section 9(c) shall not give rise to such an adjustment if the Company includes the Holder in such distribution pro rata to the number of shares of Class A Common Stock issued and outstanding after giving effect to the Warrant Shares as if they were issued and outstanding.
     (d) Adjustment of Exercise Price. Whenever the number of Warrant Shares purchasable upon the exercise of the Warrant is adjusted, as herein provided, the Exercise Price per Warrant Share payable upon exercise of the Warrant shall be adjusted (calculated to the nearest $.0001) so that it shall equal the price determined by multiplying the Exercise Price immediately prior to such adjustment by a fraction, the numerator of which shall be the number of Warrant Shares purchasable upon the exercise of the Warrant immediately prior to such adjustment, and the denominator of which shall be the number of Warrant Shares so purchasable immediately thereafter.
     (e) Definitions.
     The “Closing Price” on any date shall mean the last sale price for the Class A Common Stock, regular way, or, in case no such sale takes place on such date, the average of the closing bid and asked prices, regular way, for the Class A Common Stock in either case as reported in the principal consolidated transaction reporting system with respect to the principal securities exchange on which the Class A Common Stock is listed or admitted to trading or, if the Class A Common Stock is not listed or admitted to trading on any securities exchange, the last quoted price, or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by the principal automated quotation system that may then be in use or, if the Class A Common Stock is not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Class A Common Stock selected by the Board of Directors of the Company or, in the event that no trading price is available for the Class A Common Stock, the Fair Market Value of the Class A Common Stock.
     “Common Stock Trading Price” on any date means, with respect to the Class A Common Stock, the Closing Price for the Class A Common Stock on such date.
     “Extraordinary Cash Dividend” means cash dividends with respect to the Class A Common Stock the aggregate amount of which in any fiscal year exceeds 10% of Adjusted EBITDA (as defined in the certificate of designation for the Company’s 9 3/4% Series A Convertible Preferred Stock, par value $0.001 per share, as in existence on May 4, 2007) of the Company and its subsidiaries for the fiscal year immediately preceding the payment of such dividend.
     “Fair Market Value” of any consideration other than cash or of any securities shall mean the amount which a willing buyer would pay to a willing seller in an arm’s length transaction as determined by an independent investment banking or appraisal firm experienced in the valuation of such securities or property selected in good faith by the Board of Directors of the Company or a committee thereof.

     (f) When De Minimis Adjustment May Be Deferred. No adjustment in the Exercise Rate need be made unless the adjustment would require an increase or decrease of at least 1.0% in the Exercise Rate. Notwithstanding the foregoing, any adjustments that are not made shall be carried forward and taken into account in any subsequent adjustment, provided that no such adjustment shall be deferred beyond the date on which a Warrant is exercised. All calculations under this Section 9 shall be made to the nearest cent or to the nearest 1/100th of a share, as the case may be.
     (g) When No Adjustment Required. If an adjustment is made upon the establishment of a record date for a distribution subject to subsections (a), (b) or (c) hereof and such distribution is subsequently cancelled, the Exercise Rate then in effect shall be readjusted, effective as of the date when the Board of Directors determines to cancel such distribution, to that which would have been in effect if such record date had not been fixed.
     (h) Notice of Adjustment. Whenever the Exercise Rate or Exercise Price is adjusted, the Company shall provide the notices required by Section 11 hereof.
     (i) When Issuance or Payment May Be Deferred. In any case in which this Section 9 shall require that an adjustment in the Exercise Rate be made effective as of a record date for a specified event, the Company may elect to defer until the occurrence of such event (i) issuing to the Holder of any Warrant exercised after such record date the Warrant Shares and other capital stock of the Company, if any, issuable upon such exercise over and above the Warrant Shares and other capital stock of the Company, if any, issuable upon such exercise on the basis of the Exercise Rate prior to such adjustment, and (ii) paying to such Holder any amount in cash in lieu of a fractional share pursuant to Section 10; provided, however, that the Company shall deliver to the Holder a due bill or other appropriate instrument evidencing such Holder’s right to receive such additional Warrant Shares, other capital stock and cash upon the occurrence of the event requiring such adjustment.
     (j) Reorganizations. In the event of any capital reorganization or reclassification of outstanding shares of Class A Common Stock (other than in the cases referred to in Section 9(a) hereof), or in case of any merger, consolidation or other corporate combination of the Company with or into another corporation (other than a merger or consolidation in which the Company is the continuing corporation and which does not result in any reclassification of the outstanding shares of Class A Common Stock into shares of stock or other securities or property), or in case of any sale, lease, exchange or conveyance to another corporation of the property of the Company as an entirety or substantially as an entirety (each of the foregoing being referred to as a “Reorganization”), there shall thereafter be deliverable upon exercise of the Warrants (in lieu of the number of shares of Class A Common Stock theretofore deliverable) the number of shares of stock or other securities or property to which a holder of the number of shares of Class A Common Stock that would otherwise have been deliverable upon the exercise of the Warrants would have been entitled upon such Reorganization if the Warrants had been exercised in full immediately prior to such Reorganization. In case of any Reorganization, appropriate adjustment, as determined in good faith by the Board of Directors of the Company, whose determination shall be described in a duly adopted resolution certified by the Company’s

Secretary or Assistant Secretary, shall be made in the application of the provisions herein set forth with respect to the rights and interests of the Holder so that the provisions set forth herein shall thereafter be applicable, as nearly as possible, in relation to any shares or other property thereafter deliverable upon exercise of the Warrants. The Company shall not effect any such Reorganization unless prior to or simultaneously with the consummation thereof the successor corporation (if other than the Company) resulting from such Reorganization or the corporation purchasing or leasing such assets or other appropriate corporation or entity shall expressly assume the obligation to deliver to the Holder such shares of stock, securities or assets as, in accordance with the foregoing provisions, the Holder may be entitled to purchase, and all other obligations and liabilities under the Warrant. The foregoing provisions of this Section 9(j) shall apply to successive Reorganization transactions.
     (k) Form of Warrants. Irrespective of any adjustments in the number or kind of shares purchasable upon the exercise of the Warrant, Warrants theretofore or thereafter issued may continue to express the same price and number and kind of shares as are stated in this Warrant as initially issued.
     (l) Miscellaneous. For purposes of this Section 9 the term “Class A Common Stock” shall mean (i) the shares of stock designated as the Class A Common Stock, par value $.001 per share, of the Company as of the date of this Warrant, and (ii) shares of any other class or series of stock resulting from successive changes or reclassification of such shares consisting solely of changes in par value, or from par value to no par value, or from no par value to par value. In the event that at any time, as a result of an adjustment made pursuant to this Section 9, the Holder shall become entitled to purchase any securities of the Company other than, or in addition to, shares of Class A Common Stock, thereafter the number or amount of such other securities so purchasable upon exercise of the Warrants shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Warrant Shares contained in this Section 9 and the provisions of Sections 1, 5, 7 and 10 with respect to the Warrant Shares or the Class A Common Stock shall apply on like terms to any such other securities.
     (n) Certain Events. If any change in the outstanding Common Stock of the Company or any other event occurs as to which the provisions of this Section 9 are not strictly applicable or, if strictly applicable, would not fairly protect the purchase rights of the Holder in accordance with such provisions, then the Board of Directors of the Company shall make such adjustments to the Exercise Rate, the Exercise Price or the application of such provisions as may be necessary to protect such purchase rights as aforesaid and to assure that the Holder, upon exercise for the same aggregate Exercise Price, shall receive the total number, class and kind of shares as it would have owned had the Warrant been exercised prior to the event and had the Holder continued to hold such shares until after the event requiring adjustment.
     Section 10. Fractional Interests. The Company shall not be required to issue fractional Warrant Shares on the exercise of the Warrant. If more than one Warrant Certificate shall be presented for exercise in full at the same time by the same Holder, the number of full Warrant Shares which shall be issuable upon the exercise thereof shall be computed on the basis of the aggregate number of Warrant Shares purchasable on exercise of the Warrant so presented. If any fraction of a Warrant Share would, except for the provisions of this Section 10, be issuable on the exercise of any Warrants (or specified portion thereof), the Company shall pay an amount in cash equal to the Common Stock Trading Price on the trading day immediately preceding the date the Warrant is presented for exercise, multiplied by such fraction.

     Section 11. Notices to Holder.
     (a) Upon any adjustment pursuant to Section 9 hereof, the Company shall give prompt written notice of such adjustment to the Holder at its address appearing on the records of the Company within ten days after such adjustment, by first class mail, postage prepaid, and shall deliver to the Holder a certificate of the Chief Financial Officer of the Company, accompanied by the report thereon by a firm of independent public accountants selected by the Board of Directors of the Company (who may be the regular accountants for the Company), setting forth in reasonable detail (i) the number of Warrant Shares purchasable upon the exercise of the Warrant and the Exercise Price of the Warrant after such adjustment(s), (ii) a brief statement of the facts requiring such adjustment(s) and (iii) the computation by which such adjustment(s) was made. Where appropriate, such notice may be given in advance and included as a part of the notice required under the other provisions of this Section 11.
     (b) In case:
     (i) the Company proposes to take any action that would require an adjustment to the Exercise Rate or the Exercise Price pursuant to Section 9 hereof; or
     (ii) of any consolidation or merger to which the Company is a party and for which approval of any stockholders of the Company is required, or of the sale, lease, exchange, conveyance or transfer of the properties and assets of the Company substantially as an entirety, or of any reclassification or change of Class A Common Stock issuable upon exercise of the Warrants (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination), or a tender offer or exchange offer for shares of Class A Common Stock; or
     (iii) of the voluntary or involuntary dissolution, liquidation or winding up of the Company;
then the Company shall give prompt written notice to the Holder at its address appearing on the records of the Company, at least 20 days (or 10 days in any case specified in clause (a) above) prior to the applicable record date hereinafter specified, or the date of the event in the case of events for which there is no record date, by first-class mail, postage prepaid, stating (i) the date as of which the holders of record of shares of Class A Common Stock to be entitled to receive any such rights, options, warrants or distribution are to be determined, or (ii) the initial expiration date set forth in any tender offer or exchange offer for shares of Class A Common Stock, or (iii) the date on which any such consolidation, merger, conveyance, transfer, dissolution, liquidation or winding up is expected to become effective or be consummated, and the date as of which it is expected that holders of record of shares of Class A Common Stock shall be entitled to exchange such shares for securities or other property, if any, deliverable upon such reclassification, consolidation, merger, conveyance, transfer, dissolution, liquidation or winding up. The failure by the Company to give such notice or any defect therein shall not affect the legality or validity of any distribution, right, option, warrant, consolidation, merger, conveyance, transfer, dissolution, liquidation or winding up, or the vote upon any action.
     (c) The Company shall give prompt written notice to the Holder of any determination to make a distribution or dividend to the holders of its Class A Common Stock of any assets (including cash), debt securities, preferred stock, or any rights or warrants to purchase debt securities, preferred stock, assets or other securities (other than Class A Common Stock, or rights, options, or warrants to purchase Class A Common Stock) of the Company, which notice shall state the nature and amount of such planned dividend or distribution and the record date therefor, such written notice to be delivered at least 20 days prior to such record date therefor.
     (d) Nothing contained in this Warrant Certificate shall be construed as conferring upon the Holder the right to vote or to consent or to receive notice as shareholders in respect of the meetings of shareholders or the election of Directors of the Company or any other matter, or any rights whatsoever as shareholders of the Company.
     Section 12. Notices to the Company. Any notice or demand to be given or made by the Holder to or on the Company shall be sufficiently given or made when received at the office of the Company expressly designated by the Company as its office for purposes of this Certificate, as follows:
ION Media Networks, Inc.
601 Clearwater Park Road
West Palm Beach, Florida 33401-6233
Attention: General Counsel
     Section 13. Supplements and Amendments. The Warrant may not be supplemented or amended without the written approval of both the Holder and the Company.
     Section 14. Successors. All the covenants and provisions of this Certificate by or for the benefit of the Company or the Holder shall bind and inure to the benefit of their respective successors and assigns hereunder.
     Section 15. Termination. This Warrant Certificate and the Warrants represented hereby shall terminate on the Expiration Date. Notwithstanding the foregoing, this Certificate will terminate on any earlier date if all Warrants have been exercised pursuant hereto.
     Section 16. Governing Law. This Warrant Certificate shall be deemed to be a contract made under the laws of the State of Delaware.
     Section 17. Benefits of This Certificate. Nothing in this Certificate shall be construed to give to any person or corporation other than the Company and the registered Holder any legal or equitable right, remedy or claim hereunder; but this Certificate shall be for the sole and exclusive benefit of the Company and the registered Holder.

     IN WITNESS WHEREOF, ION Media Networks, Inc. has caused this Warrant Certificate to be duly executed by the undersigned.
Dated: May 4, 2007

ION MEDIA NETWORKS, INC.
By:
Name:
Title:

By:
Name:
Title:

EXHIBIT A
[Form of Election to Purchase]
(To Be Executed upon Exercise of Warrant)
     The undersigned hereby irrevocably elects to exercise the right, represented by this Warrant Certificate, to purchase ______________ shares of Class A Common Stock and herewith tenders payment for such shares to the order of ION Media Networks, Inc. in the amount of $______________ in accordance with the terms hereof. The undersigned requests that a certificate for such shares be registered in the name of ______________, whose address is ______________ and that such shares be delivered to ______________ whose address is ______________. If said number of shares is less than all of the shares of Class A Common Stock purchasable hereunder, the undersigned requests that a new Warrant Certificate representing the remaining balance of such shares be registered in the name of ______________, whose address is ______________, and that such Warrant Certificate be delivered to ______________, whose address is ______________.
     In exercising this Warrant, the undersigned hereby confirms and acknowledges that the shares of Class A Common Stock to be issued upon exercise thereof are being acquired solely for the account of the undersigned and not as a nominee for any other party, and for investment, and that the undersigned will not offer, sell or otherwise dispose of any such shares of Class A Common Stock except under circumstances that will not result in a violation of the Securities Act of 1933, as amended, or any applicable state securities laws.
Signature:
Date:
Signature Guaranteed:

EXHIBIT B
CERTIFICATE TO BE DELIVERED UPON EXCHANGE
OR REGISTRATION OF TRANSFER OF WARRANTS

Re:	Warrants to purchase Class A Common Stock (the “Securities”) of ION Media Networks, Inc.
     This Certificate relates to __________________ Securities held by _______________ (the “Transferor”).
     The Transferor has requested that the Company by written order exchange or register the transfer of Warrants.
     In connection with such request and in respect of each such Security, the Transferor does hereby certify that the Transferor is familiar with the Warrant Certificate relating to the above captioned Securities and the restrictions on transfers thereof as provided in Sections 3 and 4 of such Warrant Certificate, and that the transfer of these Securities does not require registration under the Securities Act of 1933, as amended (the “ Securities Act”) because*:
     ☐ Such Securities are being acquired for the Transferor’s own account, without transfer.
     ☐ Such Securities are being transferred pursuant to an exemption from registration under the Securities Act in accordance with Rule 144 or Regulation S promulgated under the Securities Act.
     ☐ Such Securities are being transferred to an institutional “accredited investor” (within the meaning of subparagraphs (a)(1), (2), (3) or (7) of Rule 501 under the Securities Act).
     ☐ Such Securities are being transferred in reliance on and in compliance with an exemption from the registration requirements of the Securities Act other than Rule 144 or Regulation S under the Securities Act. An opinion of counsel to the effect that such transfer does not require registration under the Securities Act accompanies this certificate.

[INSERT NAME OF TRANSFEROR]
By:
[Authorized Signatory]
Date:

* Check applicable box.

EXHIBIT C
Form of Certificate To Be
Delivered in Connection with
Transfers to Institutional Accredited Investors
___________, ____
[First Union National Bank,
Charlotte, North Carolina
1525 West W.T. Harris Blvd.
Building 3C3
Charlotte, North Carolina 28288-1153
Attention: Corporate Trust Administration]

Re:	ION Media Networks, Inc.
(the “Company”), Warrants to Purchase
Class A Common Stock (the “Securities”)
Ladies and Gentlemen:
In connection with our proposed purchase of the Securities, we confirm that:
     1. We understand that the Securities have not been registered under the Securities Act of 1933, as amended (the “Securities Act”) and, unless so registered, may not be sold except as permitted in the following sentence. We agree to offer, sell or otherwise transfer such Securities while the offer and sale thereof have not been registered under the Securities Act only (a) to the Company or any of its subsidiaries, (b) pursuant to a registration statement which has been declared effective under the Securities Act, (c) pursuant to an exemption from registration under Rule 144 under the Securities Act; (d) pursuant to offers and sales that occur outside the United States within the meaning of Regulation S under the Securities Act, (e) to an institutional “accredited investor” (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act) that is purchasing for his own account or for the account of such an institutional “accredited investor,” or (f) pursuant to any other available exemption from the registration requirements of the Securities Act. The foregoing restrictions on resale shall apply so long as transfer of a Security is not permitted without registration under the Securities Act. We understand that the Securities purchased by us will bear a legend to the foregoing effect.
     2. We are an institutional “accredited investor” (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act) and we are acquiring the Securities for investment purposes and not with a view to, or for offer or sale in connection with, any distribution in violation of the Securities Act and we have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Securities, and we and any accounts for which we are acting are each able to bear the economic risk of our or its investment for an indefinite period.
     3. We are acquiring the Securities purchased by us for our own account.

     4. You and your counsel are entitled to rely upon this letter and you are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.
Very truly yours,

(Name of Purchaser)
By:
Date:
     Upon transfer the Securities would be registered in the name of the new beneficial owner as follows:
Name:
Address:
Taxpayer ID Number: